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                          PURCHASE AND SALE AGREEMENT

                                    between

                            ALLIANT TECHSYSTEMS INC.

                                      and

                             HERCULES INCORPORATED


                          Dated as of October 28, 1994




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                                             TABLE OF CONTENTS

                                        PURCHASE AND SALE AGREEMENT





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PURCHASE AND SALE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I    TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.1     Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2     Exhibits, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       1.3     Plurals, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       1.4     Time Of Day.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE II   PURCHASE AND SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       2.1     Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       2.2     Excluded Items   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       2.3     HAC Items of Hercules Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       2.4     Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       2.5     Third Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE III   PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       3.1     Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       3.2     Purchase Price Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       3.3     Intercompany Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE IV   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.1     Time and Place   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.2     Deliveries by Hercules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.3     Deliveries by Alliant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.4     Certain Assignments and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF HERCULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       5.1     Representations and Warranties of Hercules; Limitation   . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       5.2     Organization, Good Standing and Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       5.3     Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       5.4     Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       5.5     Absence of Changes in the HAC Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       5.6     Conflicting Agreements; Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       5.7     Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       5.8     Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

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
       5.9     HAC Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       5.10    Contracts and Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       5.11    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       5.12    Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       5.13    No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       5.14    Non-Environmental Laws and Governmental Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       5.15    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       5.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       5.17    Employees and Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       5.18    No Basis for Suspension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       5.19    Investment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       5.20    Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       5.21    Entire Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       5.22    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE VI   REPRESENTATIONS AND WARRANTIES OF ALLIANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       6.1     Representations and Warranties of Alliant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       6.2     Organization, Good Standing and Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       6.3     Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       6.4     Reports and Financial Statements of Alliant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       6.5     Absence of Changes in the Alliant Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       6.6     Conflicting Agreements; Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       6.7     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       6.8     Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       6.9     No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       6.10    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       6.11    Employees and Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       6.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       6.13    No Basis for Suspension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       6.14    Investment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       6.15    Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       6.16    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       6.17    Solvency Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE VII   PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       7.1     All Reasonable Efforts; Regulatory Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       7.2     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       7.3     Alliant Stockholder's Meeting; Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       7.4     Required Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       7.5     Access   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       7.6     Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       7.7     Acquisition Proposals; Certain Alliant Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       7.8     Tactical Missiles Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
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       7.9     Due Diligence Review   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       7.10    Hercules Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE VIII   POST-CLOSING AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       8.1     Non-Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       8.2     Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
       8.3     Proprietary Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
       8.4     Mail; Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       8.5     Name Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       8.6     Retention of Books and Records; Further Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       8.7     Sumika-Hercules and HISPAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       8.8     Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       8.9     Review Team; Transition Team   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE IX    CONDITIONS TO ALLIANT'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       9.1     Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       9.2     Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       9.3     Deliveries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       9.4     No Prohibition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       9.5     No Injunction, Proceeding or Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       9.6     Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       9.7     HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       9.8     Approvals and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       9.9     Opinion of Counsel for Hercules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       9.10    Resignations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       9.11    Stockholder Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       9.12    Ancillary Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       9.13    Hercules Material Adverse Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

ARTICLE X   CONDITIONS TO HERCULES' OBLIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       10.1    Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       10.2    Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       10.3    Deliveries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       10.4    No Prohibition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       10.5    No Injunction, Proceeding or Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.6    Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.7    HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.8    Approvals and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.9    Opinion of Counsel for Alliant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.10   Stockholder Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.11   Ancillary Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.12   Alliant Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       10.13   NYSE Listing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       10.14   Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
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       10.15   Solvency Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       10.16   Change-of-Control Arrangements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

ARTICLE XI   CERTAIN PROVISIONS AND COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       11.1    Restrictions on TAEMA Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       11.2    Certain State Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

ARTICLE XII   TERMINATION PRIOR TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       12.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       12.2    Effect on Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE XIII   SURVIVAL AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       13.1    Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       13.2    Indemnification by Hercules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       13.3    Indemnification by Alliant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       13.4    Procedure for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       13.5    Limitation on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       13.6    Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       13.7    Right To Information About Indemnification Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       13.8    Covers Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       13.9    Sole Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE XIV   RESOLUTIONS OF DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE XV   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       15.1    Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       15.2    Successors and Assigns; Third Person Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       15.3    Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
       15.4    Modification and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
       15.5    Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
       15.6    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
       15.7    Specific Performance And Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
       15.8    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
       15.9    Bulk Sales Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
       15.10   Demil/LADAR Licenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
       15.11   Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
       15.12   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
       15.13   Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                    EXHIBITS



Exhibit A               Adjustment Protocol

Exhibit B               Bacchus Agreement

Exhibit C               Carbon Fibers Supply Agreement

Exhibit D               Clearwater Lease

Exhibit E               Competitive Sensitive Information Agreement

Exhibit F               Due Diligence Protocol

Exhibit G               Environmental Agreement

Exhibit H               Human Resources Agreement

Exhibit I               Kenvil Lease

Exhibit J               License Agreement

Exhibit K               Nitrocellulose Supply Agreement

Exhibit L               Stockholder's Agreement

Exhibit M               Tax Agreement

Exhibit N               Transition Services Agreement

Exhibit O               Opinion of Counsel for Hercules

Exhibit P               Opinion of Counsel for Alliant

                                   SCHEDULES



Schedule 1.1.8          Alliant Material Adverse Effect

Schedule 1.1.50         Hercules Material Adverse Effect

Schedule 1.1.68         Permitted Encumbrances

Schedule 2.1(A)         Real Property

Schedule 2.1(B)         Personal Property

Schedule 2.1(C)         Inventories

Schedule  2.1(D)        Contracts and Bids

Schedule 2.2            Excluded Items

Schedule 2.3            HAC Items of Hercules Affiliates

Schedule 2.4            Liabilities and Obligations

Schedule 4.2.1(C)       TAEMA Restrictions

Schedule 5.2.1          Qualification of GES and HDES

Schedule 5.3            Affiliates

Schedule 5.4            HAC Business Audited Financial Statements
                        HAC Business Unaudited Financial Statements

Schedule 5.5            Absence of Changes in the HAC Business

Schedule 5.6            Conflicting Agreements; Restrictions

Schedule 5.7            Title

Schedule 5.8            Condition

Schedule 5.9            HAC Intellectual Property

Schedule 5.10           Contracts and Agreements

Schedule 5.11           Insurance

Schedule 5.12           Consents

Schedule 5.13           No Litigation

Schedule 5.14           Non-Environmental Laws and Government Contracts

Schedule 5.18           No Basis for Suspension

Schedule 5.21           Entire Business

Schedule 6.5            Absence of Changes in the Alliant Business

Schedule 6.6            Conflicting Agreements; Restrictions

Schedule 6.8            Consents

Schedule 6.9            No Litigation

Schedule 6.12           No Basis for Suspension

Schedule 7.2.1          Hercules Conduct of Business

Schedule 7.2.1(C)       Delegations of Authority

Schedule 7.22           Alliant Conduct of Business

Schedule 7.23           Pre-Closing Period

Schedule 8.5            Hercules Device

Schedule 9.8            Contracts and Permits

Schedule 13.3           Certain Litigation

                          PURCHASE AND SALE AGREEMENT


           THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of October 28, 1994, is between Alliant Techsystems Inc. and Hercules Incorporated. Sometimes herein, Alliant (as later defined herein) and Hercules (as later defined herein) are referred to herein individually as a "Party" and collectively as the "Parties".

           WHEREAS, Alliant and Hercules had expressed an interest in a possible transaction concerning the HAC BUSINESS (as later defined herein) and pursuant to such interest, the Parties held discussions which led to the execution of the Confidentiality Agreement (as later defined herein) under which Hercules provided Alliant with confidential or proprietary information about the HAC BUSINESS;

           WHEREAS, the Parties continued their discussions and entered into the Letter of Intent (as later defined herein) and in furtherance of the Letter of Intent, now desire to enter into this Agreement as part of the Definitive Agreements (as later defined herein);

           WHEREAS, the Parties desire to enter into this Agreement pursuant to which, upon the terms and subject to the conditions contained in the Definitive Agreements, the Transactions (as later defined herein) will be effectuated;

           NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:


                                   ARTICLE I

                                     TERMS

     1.1 Certain Definitions. For all purposes of this Agreement, the following terms have the respective meanings set forth below:

           1.1.1 "Adjustment Protocol" means the Adjustment Protocol attached as Exhibit A.

           1.1.2 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person (i) means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and (ii) shall be presumed if a Person has the direct or indirect power to appoint or have elected more than fifty percent (50%) of the governing body (e.g., board of directors) of such Person or has direct or indirect ownership of more than fifty percent (50%) of the voting shares or securities of such Person. Sometimes herein Affiliate(s) of Alliant or of Hercules are referred to individually and collectively as an Alliant Affiliate, Alliant Affiliates, a Hercules Affiliate or Hercules Affiliates, as the case may be.

           1.1.3       "Agreement" has the meaning set forth in the preamble.

           1.1.4 "Alliant" means Alliant Techsystems Inc., a Delaware corporation, having offices at 600 Second Street N.E., Hopkins, MN 55343-8384.

           1.1.5 "Alliant Business" means the business and related activities of Alliant, including those of its Defense Systems, Marine Systems, Ordnance Reclamation and Demilitarization business units, and the Accudyne, Kilgore and Ferrulmatic operations.

           1.1.6 "Alliant Financial Statements" has the meaning set forth in Section 6.4.2.

           1.1.7       "Alliant Indemnitees" has the meaning set forth in
Section 13.2.

           1.1.8 "Alliant Material Adverse Effect" means any material adverse effect upon or change in (i) the business, assets, liabilities, properties, condition (financial or otherwise), operations or results of operations of Alliant taken as a whole, (ii) Alliant's ability to continue to conduct the Alliant Business or the HAC Business as it is presently being conducted, or (iii) Alliant's ability to consummate its part of the Transactions. Notwithstanding the foregoing, the matters listed or described in Schedule 1.1.8 will not constitute an Alliant Material Adverse Effect.

           1.1.9 "Alliant Materiality Standard" shall mean to the extent that the item(s) or matter(s) in question individually or in the aggregate would reasonably be expected to have an Alliant Material Adverse Effect.

           1.1.10      "Alliant Shares" has the meaning set forth in Section
3.1(B).

           1.1.11 "Ancillary Documents" means, collectively, the Stockholder's Agreement, the Carbon Fibers Supply Agreement, the Nitrocellulose Supply Agreement, the License Agreement, the Environmental Agreement, the Clearwater Lease, the Kenvil Lease, the Bacchus Agreement, the Human Resources Agreement, the Tax Agreement, the Transition Services Agreement and all other documents and certificates delivered by any Party concurrently herewith or at the Closing.

           1.1.12 "Assigned Contracts" means all Contracts, Bids and contractual rights and obligations that are included in the Purchased Assets.

           1.1.13      "Assumed Liabilities" has the meaning set forth in
Section 2.4.

           1.1.14 "Authority" means any national, federal, state or local governmental, judicial or regulatory body or agency or authority within or without the United States.

           1.1.15 "Bacchus Agreement" means the Bacchus Agreement between the Parties in the form of Exhibit B.

           1.1.16 "Bid" means any quotation, bid or proposal of any nature whatsoever, whether written or oral, and including all modifications and amendments thereof and supplements thereto, that if accepted or awarded would lead to a Contract with any governmental entity or any other Person for the development, design, manufacture and/or sale of products or the provision of services by the HAC Business.

           1.1.17 "Business Day" means any day other than a Saturday, Sunday or federal or state holiday or day on which banks in Delaware, Minnesota or New York are required or permitted by law to be closed.

           1.1.18 "Carbon Fibers Supply Agreement" means that Supply Agreement between the Parties whereby Hercules will supply carbon fibers products to Alliant substantially in accordance with the principles set forth in Exhibit C.

           1.1.19 "Cash Portion of the Purchase Price" has the meaning set forth in Section 3.1(A).

           1.1.20 "Claims" shall mean any and all damages, deficiencies, demands, debts, obligations, losses, claims, actions, assessments, remediation, suits, arbitrations, proceedings, liabilities, damages, fines, penalties, assessments, judgments (including interest thereon), costs and expenses (including legal expenses, settlement payments, investigation expenses and reasonable fees of counsel and other experts) of every kind (whether absolute, accrued, contingent or other). The foregoing described items include those incurred by a Person seeking indemnification (the "Indemnitee") (whether relating to Claims asserted by or against Third Persons or to Claims asserted against the Party providing indemnification (the "Indemnitor")).

           1.1.21 "Clearwater Lease" means that Clearwater Lease between the Parties in the form of Exhibit D.

           1.1.22      "Closing" has the meaning set forth in Section 4.1.

           1.1.23      "Closing Date" has the meaning set forth in Section 4.1.

           1.1.24 "Common Stock" means the common stock, par value one cent ($.01), of Alliant.

           1.1.25 "Competitive Sensitive Information Agreement" means the Competitive Sensitive Information Agreement between the Parties in the form of Exhibit E.

           1.1.26 "Confidentiality Agreement" means the Confidentiality Agreement dated January 14, 1994 between the Parties.

           1.1.27      "Consent" has the meaning set forth in Section 4.4.1(A).

           1.1.28 "Contracts" means all leases, sales orders, purchase orders and other contracts, agreements, arrangements, understandings and commitments of any nature whatsoever, whether written or oral, and including all modifications and amendments thereof and supplements thereto.

           1.1.29      "Credit" has the meaning set forth in Section 3.2.

           1.1.30 "Demil/LADAR Licenses" means the license agreements, dated as of July 20, 1994, between Alliant and Hercules relating to the license of (i) solid propellant demilitarization technology and (ii) LADAR and laser proximity technology.

           1.1.31 "Department of Defense Industrial Security Manual" means the "Industrial Security Manual for Safeguarding Classified Information," DOD 5220.22-M, dated January 1991, including modifications and amendments thereof and supplements thereto, all as issued by the United States Department of Defense.

           1.1.32 "Definitive Agreements" means, individually and collectively, this Agreement, the Ancillary Documents and the agreements, certificates, instruments, schedules, exhibits and documents specifically required in or contemplated by this Agreement or any Ancillary Document.

           1.1.33 "Due Diligence Protocol" means the due diligence protocol attached as Exhibit F.

           1.1.34 "Encumbrances" means all liens, claims, charges, security interests, pledges, mortgages or other encumbrances or rights or claims of others (including, without limitation, any options or similar rights) of any character whatsoever.

           1.1.35 "Environmental Agreement" means that Environmental Agreement between the Parties in the form of Exhibit G.

           1.1.36 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

           1.1.37      "Excluded Items" has the meaning set forth in Section
2.2.

           1.1.38 "GAAP" means United States generally accepted accounting principles.

           1.1.39 "GES" means Global Environmental Solutions, Inc., a Delaware corporation, having offices at 1313 North Market Street, Wilmington, DE 19894, and owned 100% by Hercules.

           1.1.40      "HAC" means Hercules Aerospace Company, a division of
Hercules.

           1.1.41 "HAC Business" means (i) the business and related activities of the HAC Business Units, (ii) Hercules' 100% ownership interest in GES, (iii) Hercules' 100% ownership interest in HDES, and (iv) Hercules' 25% ownership interest in TAEMA; provided, however, that in all events this definition excludes all other parts, business and activities of Hercules, including those of Hercules' Composite Materials units and of Hercules' Aqualon unit and the Excluded Items.

           1.1.42 "HAC Business Audited Financial Statements" means collectively the following statements (along with the notes thereto) audited by Coopers & Lybrand: (i) HAC Business Combined Statement of Operations, Combined Statement of Cash Flow and Combined Statement of Stockholder's Equity for the three years ended December 31, 1991, December 31, 1992 and December 31, 1993, and (ii) HAC Business Combined Balance Sheets as of December 31, 1992 and December 31, 1993. Copies of such statements are set forth in Schedule 5.4.

           1.1.43 "HAC Business Items" shall mean, individually and collectively, the HAC Business, the Purchased Assets and the Assumed Liabilities.

           1.1.44 "HAC Business Unaudited Financial Statements" means collectively the following unaudited statements (along with any notes thereto):
(i) HAC Business Combined Statement of Operations for the six-month period ended June 30, 1994, and (ii) HAC Business Combined Balance Sheet as of June 30, 1994. Copies of such statements are set forth in Schedule 5.4.

           1.1.45 "HAC Business Units" means Hercules' Space and Strategic, Tactical Missiles, Ordnance and Powder, and Composite Structures business units; GES; and HDES; provided, however, that in all events this definition excludes all other parts, business units, and activities of Hercules including those of Hercules' Composite Materials units and of Hercules' Aqualon unit and the Excluded Items.

           1.1.46 "HAC Intellectual Property" means all of the following items related to the HAC Business and necessary for the conduct of the HAC Business in the Ordinary Course: (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all re-issuance, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registration, and renewals in connection therewith,
(e) all know- how, trade secrets, technical information, and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, formulas, compositions, manufacturing and production processes, techniques and methods, technical data, designs, drawings, blue prints, patterns, specifications, assembly procedures, test procedures, instruction manuals, operation manuals, maintenance manuals, reliability data, quality control data, customer and supplier lists, parts lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

           1.1.47 "HDES" means Hercules Defense Electronics Systems, Inc., a Delaware corporation (originally named SP 23 Inc.), having offices at 133 34th Street, North Clearwater, FL 33518, and owned 100% by Hercules.

           1.1.48 "Hercules" means Hercules Incorporated, a Delaware corporation, having offices at Hercules Plaza, Wilmington, DE 19894-0001.

           1.1.49      "Hercules Indemnitees" has the meaning set forth in
Section 13.3.

           1.1.50 "Hercules Material Adverse Effect" means any material adverse effect upon or change in (i) the business, assets, liabilities, properties, condition (financial or otherwise), operations or results of operations of the HAC Business taken as a whole, (ii) Hercules' ability to continue to conduct the HAC Business as it is presently being conducted or
(iii) Hercules' ability to consummate the Transactions. Notwithstanding the foregoing, neither the Tactical Missiles Consolidation, the transition of Hercules' Radford Facility to a "facility use contract", the transition of Hercules' Sunflower Facility to a "facility use contract" nor the provision or failure to provide development, design, sale and installation of an Air Defense Early Warning System (known as "ADEWS" or "Electronic Protection System") for the Kingdom of Saudi Arabia and/or the country of India will constitute a Hercules Material Adverse Effect. Notwithstanding the foregoing, the matters listed or described in Schedule 1.1.50 will not constitute a Hercules Material Adverse Effect.

           1.1.51 "Hercules Materiality Standard" shall mean to the extent that the item or matter in question (or all such items or matters in the aggregate) would reasonably be expected to have a Hercules Material Adverse Effect.

           1.1.52 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

           1.1.53 "Human Resources Agreement" means that Human Resources Agreement between the Parties in the form of Exhibit H.

           1.1.54      "Indemnitee" has the meaning set forth in Section 1.1.20.

           1.1.55      "Indemnitor" has the meaning set forth in Section 1.1.20.

           1.1.56      "Instruments of Assumption" has the meaning set forth in
Section 4.3(A).

           1.1.57      "Instruments of Transfer" has the meaning set forth in
Section 4.2.1(A).

           1.1.58 "Kenvil Lease" means the Kenvil Lease between the Parties in the form of Exhibit I.

           1.1.59 "Letter of Intent" means that certain letter agreement dated July 11, 1994 between the Parties concerning Hercules Aerospace Company.

           1.1.60 "License Agreement" means a license agreement between the Parties in the form of Exhibit J.

           1.1.61      "Material Contract" has the meaning set forth in Section
5.10.

           1.1.62 "Nitrocellulose Supply Agreement" means that Supply Agreement between the Parties whereby Hercules will supply nitrocellulose products to Alliant substantially in accordance with the principles set forth in Exhibit K.

           1.1.63 "Non-Disclosure Agreement" shall mean the Non-Disclosure Agreement, dated September 6, 1994, between the Parties.

           1.1.64      "Notice" has the meaning set forth in Section 13.4.1.

           1.1.65      "NYSE" has the meaning set forth in Section 7.3.1.

           1.1.66 "Ordinary Course" shall mean conduct or operation of a business, item, matter or activity in the ordinary course consistent with normal past practice since December 31, 1991.

           1.1.67 "Permits" means all rights and incidents of interest in and to all transferable licenses, certificates, consents, permits, approvals and other authorizations of any Authority.

           1.1.68 "Permitted Encumbrances" shall mean as of any particular time:

                 (A) Liens for current state and local property taxes not yet due and payable;

                 (B) Liens, encumbrances and restrictions on all property (other than Real Property) and rights which, individually or in the aggregate, would not reasonably be expected to be material to the conduct of the HAC Business;

                 (C) Liens, encumbrances, restrictions, easements, servitudes, rights of way and agreements relating to all Real Property and contained in instruments of record which, individually or in the aggregate, would not reasonably be expected to be material to the conduct of the HAC Business; and

                 (D) The items, if any, listed in Schedule 1.1.68 which, individually or in the aggregate, would not reasonably be expected to be material to the conduct of the HAC Business.

           Notwithstanding the foregoing, no Lien on the Subsidiaries' Shares or the TAEMA Interest, except as otherwise specifically provided in this Agreement, shall be considered a Permitted Encumbrance.

           1.1.69 "Person" means an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate, agency or other entity.

           1.1.70 "Pre-Closing Period" means the period from the date of this Agreement through the earlier of (i) the termination of this Agreement or
(ii) the Turnover Point.

           1.1.71      "Proxy Statement" has the meaning set forth in Section
7.3.2.

           1.1.72      "Purchase Price" has the meaning set forth in Section
3.1.

           1.1.73      "Purchased Assets" has the meaning set forth in Section
2.1.

           1.1.74      "Real Property" has the meaning set forth in Section
2.1(A).

           1.1.75      "Records" has the meaning set forth in Section 8.6.

           1.1.76      "Resolution Panel" has the meaning set forth in Section
14.2.

           1.1.77      "SEC" means the Securities and Exchange Commission.

           1.1.78      "SEC Reports" has the meaning set forth in Section 6.4.1.

           1.1.79      "Securities Act" has the meaning set forth in Section
6.4.1.

           1.1.80 "Stockholder's Agreement" means an agreement between the Parties in the form of Exhibit L hereto.

           1.1.81      "Subsidiaries" means collectively GES and HDES.

           1.1.82 "Subsidiaries' Shares" means all of the issued and outstanding shares of capital stock of GES and of HDES.

           1.1.83 "Tactical Missiles Consolidation" has the meaning set forth in Section 7.9.

           1.1.84 "TAEMA" means Tecnologie d' Avanguardia e Materiali Avanzati, S.p.A., an Italian company, having offices at Via Marche, 1, 00187 Rome, Italy.

           1.1.85 "TAEMA Interest" means the right, title and interest of Hercules in, to and under the issued and outstanding shares of capital stock of TAEMA, which shares are owned directly by Hercules and constitute a twenty-five percent (25%) equity interest in TAEMA.

           1.1.86 "Tax Agreement" means the Tax Agreement between the Parties in the form of Exhibit M.

           1.1.87 "Third Person or Third Persons" shall mean Person(s) other than Alliant, Hercules and their respective directors, officers, employees, agents, consultants, representatives and successors.

           1.1.88 "Transactions" means, individually and collectively, the following: (i) the execution and delivery of each and all of the Definitive Agreements; (ii) the sale, assignment, transfer and delivery by Hercules to Alliant of all right, title and interest of Hercules in, to and under the Purchased Assets, the Subsidiaries' Shares and the TAEMA Interest, free and clear of all Encumbrances, other than Permitted Encumbrances and the restrictions set forth on Schedule 4.2.1(C), and the purchase, receipt and acceptance by Alliant of such right, title and interest; (iii) the assumption of the Assumed Liabilities by Alliant; (iv) the retention of the Excluded Items by Hercules; (v) the effectuation and implementation of each and all other transactions contemplated by the Definitive Agreements; and (vi) the taking of any and all action necessary to the foregoing.

           1.1.89 "Transition Services Agreement" means a transition services agreement between the Parties in the form of Exhibit N.

           1.1.90 "Turnover Point" means, subject to completion of the Closing, 10:00 AM on the Closing Date, whereupon the HAC Business shall be deemed to have been transferred to Alliant, and all sales, profits or losses of the HAC Business after such time shall be for the account of or otherwise belong to Alliant.

     1.2 Exhibits, Etc. References made to an "Exhibit" or a "Schedule," unless otherwise specified, refer to one of the Exhibits or Schedules attached to this Agreement, and references made to an "Article" or a "Section," unless otherwise specified, refer to one of the Articles or Sections of this Agreement.

     1.3 Plurals, Etc. As used herein, the plural form of any noun shall include the singular and the singular shall include the plural, unless the context requires otherwise. Each of the masculine, neuter and feminine forms of any pronoun shall include all such forms unless the context requires otherwise. The terms "include", "includes", "including" and all other forms and derivations of such term shall mean including without limitation. The terms "herein", "hereof", "hereunder", "hereby", "hereto", "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular article, section or paragraph of this Agreement. The "(s)" shall mean any one or more.

     1.4 Time Of Day. Unless otherwise provided herein, all references to a fixed time of day shall mean Eastern Standard Time or Eastern Daylight Savings Time, whichever is in effect in New York, New York on the date in question.


                                   ARTICLE II

                               PURCHASE AND SALE

     2.1 Purchase and Sale. At the Closing and as of the Turnover Point, Hercules shall sell, transfer, convey, assign and deliver to Alliant, free and clear of all Encumbrances other than Permitted Encumbrances and, subject to
Section 11.1, restrictions on the TAEMA Interest, and Alliant shall purchase, acquire and accept from Hercules, (i) all of the issued and outstanding shares of capital stock of GES, (ii) all of the issued and outstanding shares of capital stock of HDES, (iii) all of the TAEMA Interest, and (iv) all of Hercules' right, title and interest in and to all of the assets and properties of any nature whatsoever, wherever located, whether now owned or acquired prior to the Closing, used solely or substantially solely in the business and activities of the HAC Business Units (even if accounted for or carried at zero value) (each and all of the foregoing items referred to in this subclause (iv) being referred to as the "Purchased Assets"), including all of Hercules' right, title to and interest in and to the following:

                 (A)   All real property, whether owned or leased, including
(i) all buildings, houses, facilities and other structures and improvements thereon, (ii) all rights, privileges, hereditaments and appurtenances appertaining thereto or to any of such buildings, facilities or other structures or improvements and (iii) to the extent constituting real property under applicable law, all fixtures, installations, equipment and other property attached thereto or located thereon (collectively, "Real Property"); Real Property includes but is not limited to the items listed or described in Schedule 2.1 (A);

                 (B) All machinery, equipment, fixtures, installations and other property and all other personal property, whether owned or leased, including, without limitation, all vehicles, furniture, tools, spare parts, supplies, items historically expensed, office and laboratory equipment, research facilities, materials, fuel, computer hardware, and other personal property not normally included in inventory (collectively "Personal Property"); Personal Property includes the items listed or described in Schedule 2.1(B);

                 (C) All inventory items (including raw materials, work in process, samples, finished goods and products and storeroom and other supplies) (collectively "Inventories"); Inventories include the items listed or described in Schedule 2.1 (C) but subject to consumption and reasonable wear and tear;

                 (D) All Contracts and Bids, including the items listed or described in Schedule 2.1 (D);

                 (E) Subject to Section 8.5, all sales and promotional literature, books, records, files, plans, blueprints, drawings, designs, specifications, customer lists, supplier lists, credit information, business records and plans, studies, surveys, reports, correspondence, sales and promotional literature and other selling material, computer software, data processing systems, data base, and other data;

                 (F) All HAC Intellectual Property, including the items listed or described in Schedule 5.9;

                 (G) All Permits, but only to the extent legally transferable by Hercules;

                 (H) All accounts, accounts receivable and notes receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto and all claims arising therefrom;

                 (I) All prepaid charges and expenses, including any such charges and expenses with respect to insurance premiums, salaries, leases and rentals and utilities;

                 (J) All rights, claims, credits, causes of action or rights of set-off against Third Persons relating to the HAC Business Units, whether known or unknown, liquidated or unliquidated, fixed or contingent, and all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other Third Persons in connection with products or services purchased by or furnished to Hercules for use solely or substantially solely in the HAC Business Units; provided, however, that the foregoing shall be applicable only where the Purchased Assets or Assumed Liabilities include the relevant items giving rise to such rights, claims, credits, causes of action, rights of set-off, warranties, representations and/or guarantees.

                 (K) All invoices, bills of sale and other instruments and documents of title;

                 (L) Subject to Section 8.5, all stationery and other imprinted material and office supplies and packaging and shipping materials;

                 (M)   All goodwill associated with the Purchased Assets; and

                 (N) All other properties and assets of every kind and nature, real or personal, tangible or intangible, used solely or substantially solely in the business and activities in the HAC Business Units.

     2.2 Excluded Items. Notwithstanding anything to the contrary, the Purchased Assets and Assumed Liabilities do not include the following (collectively being referred to herein as the "Excluded Items"): (i) any items in Hercules' Composite Materials or Aqualon units; (ii) land and buildings at the Kenvil Plant of HAC, (iii) land and buildings at the Clearwater Plant of HAC, (iv) the items (including certain litigation and certain items at Hercules Plaza) set forth on Schedule 2.2, whether or not relating to the HAC Business;
(v) the excluded items identified in the Bacchus Agreement, and (vi) any right, title and interest in and to any of the items described in the foregoing (i) through (v), of every nature whatsoever, wherever located, whether now owned or acquired prior to the Closing.

     2.3 HAC Items of Hercules Affiliates. Notwithstanding Sections 2.1 or 2.4, to the extent any asset (including any asset of the kind described in Section 2.1) or any liability (including any liability of the kind described in
Section 2.4) is (i) as to assets, used solely or substantially solely in the HAC Business, or necessary for the conduct of the HAC Business in the Ordinary Course, or (ii) as to liabilities, incurred in the HAC Business in the Ordinary Course other than those of the type mentioned in Section 2.2 or set forth on
Schedule 2.2, is owned or incurred by any Hercules Affiliate, then the Parties shall take or cause to be taken all such actions as may be necessary to cause such asset to be conveyed as part of the Purchased Assets and such liability to be assumed as part of the Assumed Liabilities. To the greatest extent practicable, the said assets and liabilities shall be listed or described in
Schedule 2.3.

     2.4 Assumption of Liabilities. Effective as of the Turnover Point, Alliant shall assume and thereafter shall pay, perform, discharge and satisfy each and all of the liabilities set forth below in paragraphs (A) through (C) of this Section (collectively, the "Assumed Liabilities") whether the Assumed Liabilities arise prior to, on or after the Turnover Point, but only the Assumed Liabilities and not the Excluded Items. Such assumption by Alliant of the Assumed Liabilities shall be in addition to the Purchase Price paid by
Alliant:

                 (A) All liabilities and obligations (including litigation, contingent liabilities, and those under executory contracts) incurred in the Ordinary Course of the HAC Business (other than as expressly excluded pursuant to the Definitive Agreements);

                 (B) All liabilities and obligations expressly assumed by Alliant pursuant to any provision of the Definitive Agreements; and

                 (C)   All liabilities and obligations set forth on Schedule
2.4.

     2.5 Third Persons. The Transactions shall not enlarge any rights of any Third Person and nothing contained in the Definitive Agreements shall prevent Alliant from contesting the rights or obligations of any Third Person under the Assumed Liabilities, subject to Alliant's obligations under Article XIII.


                                  ARTICLE III

                                 PURCHASE PRICE

     3.1 Purchase Price. Subject to Section 3.2, the aggregate consideration to be paid to Hercules for the Purchased Assets (the "Purchase Price") shall consist of:

                 (A) a cash payment of $300,000,000, subject to adjustment as set forth in the Adjustment Protocol (the "Cash Portion of the Purchase Price"), plus

                 (B) 3,862,069 newly issued shares of Common Stock, free and clear of any Encumbrances other than the Stockholder's Agreement (the "Alliant Shares").

     3.2 Purchase Price Credit. The Parties agree that if the Transactions are consummated, at the Closing, Alliant shall receive a credit (the "Credit") against the Cash Portion of the Purchase Price in the amount of $14,099,000, plus simple interest thereon at the rate of 6% per annum, from and including the commencement dates set forth below, to but not including the Closing Date. The applicable commencement date for the first $6,000,000 shall be July 12, 1994 and the applicable commencement date for the remaining $8,099,000 shall be July 25, 1994.

     3.3 Intercompany Accounts. Prior to or as of the Turnover Point, Hercules shall eliminate all outstanding amounts owing between the HAC Business on the one hand, and Hercules or any of the Hercules Affiliates (other than the HAC Business) on the other hand, in such manner that the HAC Business will incur no liability to Hercules or any of the Hercules Affiliates by reason of the elimination of such intercompany account.

                                   ARTICLE IV

                                    CLOSING

     4.1 Time and Place. The closing of the Transactions (the "Closing") shall take place at the offices of Schulte Roth & Zabel, 900 Third Avenue, New York, New York, at 10:00 A.M., as soon as practicable after the satisfaction or waiver of all conditions (including the obtainment of the approvals of Alliant's stockholders as described in Section 7.3.1) applicable to the Transactions, or at such other place, time and date as the Parties may agree (the "Closing Date"). Upon the completion of the Closing, the HAC Business shall be deemed to have been turned over to Alliant as of the Turnover Point.

     4.2   Deliveries by Hercules.

           4.2.1       At the Closing, Hercules shall:

                 (A) Execute and deliver to Alliant such deeds, bills of sale, endorsements, assignments, licenses and other instruments and documents reasonably satisfactory and necessary to vest in Alliant as of the Closing Date good and marketable title to the Purchased Assets, free and clear of any Encumbrances other than Permitted Encumbrances and subject to Section 11.1 ("Instruments of Transfer");

                 (B) Deliver to Alliant certificates representing the Subsidiaries' Shares accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to Alliant the Subsidiaries' Shares and title thereto, free and clear of any Encumbrances;

                 (C) Deliver to Alliant all duly executed instruments of transfer necessary to transfer to Alliant the TAEMA Interest, free and clear of any Encumbrances, except for certain restrictions and encumbrances listed or described in Schedule 4.2.1(C); and

                 (D) Deliver to Alliant all other documents and certificates specifically required by the Definitive Agreements to be delivered by Hercules at the Closing or necessary to carry out the Closing as contemplated herein.

           4.2.2 Simultaneously with the deliveries provided in Section 4.2.1, Hercules shall take all additional reasonable steps necessary to put Alliant in possession and operating control of the HAC Business as of the Turnover Point.

     4.3   Deliveries by Alliant.  At the Closing, Alliant shall:

                 (A) Execute and deliver an instrument or instruments consistent with the terms hereof and reasonably satisfactory to evidence Alliant's assumption of the Assumed Liabilities ("Instruments of Assumption");

                 (B) Pay an amount constituting an estimate of the Cash Portion of the Purchase Price (all in accordance with the Adjustment Protocol), less the amount of the Credit, in United States dollars, by wire transfer of immediately available funds to an account or accounts of Hercules at a bank or banks specified by Hercules at least five Business Days prior to the Closing Date;

                 (C) Issue and deliver to Hercules certificates representing the Alliant Shares, free and clear of any Encumbrances other than the Stockholder's Agreement; and

                 (D) Deliver to Hercules all documents and certificates specifically required by the Definitive Agreements to be delivered by Alliant at the Closing or necessary to carry out the Closing as contemplated herein.

     4.4   Certain Assignments and Consents.

           4.4.1       (A)   Notwithstanding anything to the contrary in the
Definitive Agreements and without limiting the condition provided in Section
9.8 hereof, the Definitive Agreements shall not constitute an agreement to assign any Purchased Asset or grant any rights therein or thereto if an assignment or attempted assignment or grant thereof, without the consent, approval, novation or waiver ("Consent") of a Third Person (including, without limitation, any Authority), would constitute a breach or a default thereof, cause or permit the acceleration or termination thereof, or in any way materially and adversely affect the rights of Hercules in respect thereof, or the right of Alliant to conduct all or any part of the HAC Business in the manner and on the terms presently enjoyed by Hercules. Both prior to and after the Closing, Hercules shall use its best efforts, and Alliant shall cooperate with Hercules, to obtain Consents to all such assignments of Purchased Assets including, but not limited to, obtaining novations to Contracts with the U.S. government; provided, however, that in obtaining such Consents, Hercules shall not be required to make any material additional payment or take any additional action not otherwise required under the terms of any Contract relating to the Purchased Assets. Alliant shall bear, pay, discharge and satisfy all costs, expenses and considerations required to obtain each novation or required by the Third Person who is party to the novated item. If Consent is not obtained to the assignment of any Purchased Asset, the Parties shall reasonably cooperate with each other in any reasonable arrangement designed to provide Alliant the benefits and use of such Purchased Asset to the greatest extent practicable, the same as if such Consent had been obtained, and to provide Hercules the fulfillment of its duties and obligations under such Purchased Asset to the greatest extent practicable, the same as if such Purchased Asset had remained with Hercules for the unexpired portion of the underlying contract term or obligation period. Such arrangement shall remain in effect until the earlier of (i) the Contract or other items giving rise to the obligation to obtain such Consent shall have been terminated or shall have expired; (ii) such Consent has been obtained; or (iii) the Parties have agreed in writing that such Consent is no longer necessary.

                 (B) The arrangements described in the Section 4.4.1(A) may include (a) entering into subleases, subcontracts, sale and leasebacks, use and service agreements, col-lection efforts, supply agreements, or other contractual arrangements, all upon terms and conditions no worse to Hercules than those under the Purchased Asset in question, and (b) enforcing for the benefit of Alliant (at Alliant's expense) any and all rights of Hercules in respect of such Purchased Asset; provided that Alliant shall not be required to accept or enter into, as a substitute for performance by Hercules under this Agreement, any arrangement which would impose any material additional cost, expense or liability on Alliant other than that which would have been incurred by Alliant if a Purchased Asset had been assigned.

           4.4.2 Without limiting any provision of Section 4.4.1 above, in connection with the Transactions, (i) Hercules and Alliant shall execute novations in such form as may be reasonably required by the U.S. Government and/or appropriate prime contractors with respect to U.S. Government contracts included in the Purchased Assets or to which a Subsidiary is a party, (ii) Hercules shall indemnify Alliant against any liability (including setoff by the U.S. Government, guarantees, and payments) which Alliant may incur under such novation agreement by reason of any prior failure by Hercules to perform its obligations under the novated contracts, and (iii) Alliant shall indemnify Hercules against any liability (including setoff by the U.S. Government, guarantees, and payments) which Hercules may incur under such novation agreements by reason of any failure by Alliant to perform its obligations under the novated contracts.

           4.4.3 Effective as of the Closing, all Bids made in the course of the HAC Business shall be transferred to Alliant to the extent permitted by law. Alliant and Hercules shall work together and use all reasonable efforts to preserve such Bids and facilitate award thereon consistent with applicable laws and regulations. Any Contracts awarded, whether before or after the Closing Date, pursuant to such Bids shall be governed by Sections 4.4.1 and 4.4.2.


                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF HERCULES

     5.1   Representations and Warranties of Hercules; Limitation.

           5.1.1 Hercules represents and warrants to Alliant each of the representations and warranties set forth in Sections 5.2 through 5.22 below, as of the date hereof, through and as of the Closing. The representations and warranties set forth in Sections 5.2 through 5.22 shall survive the Closing for the applicable indemnification period indicated below.

           5.1.2 Except for the representations and warranties specifically provided in the Definitive Agreements, Hercules makes no representation or warranty of any kind or nature, whether express or implied, including any representation or warranty of (i) merchantability, suitability or fitness for a particular purpose, or quality, with respect to the HAC Business Items, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent; or (ii) that the HAC Business Items or Alliant's ownership, possession, operation or use thereof will yield any given or stated economic, financial, profit or business result to Alliant or will result in Alliant having any given standing or position in any business (including the HAC Business), market or product.

           5.1.3       The term "indemnification period", as used in this
Article V, shall mean the period following the Closing during which the applicable representations and warranties shall survive, subject to the proviso in Section 13.1.

     5.2   Organization, Good Standing and Corporate Power.

           5.2.1 Each of Hercules, GES and HDES is duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject to the Hercules Materiality Standard, each of Hercules, GES and HDES is duly qualified to do business and is in good standing in each jurisdiction in which the character of its respective assets, whether owned or leased, or the nature of the HAC Business as conducted on the date hereof makes such qualification necessary. Set forth on Schedule 5.2.1 is each jurisdiction in which GES and HDES are so qualified. Complete and correct copies of the Certificate of Incorporation and By-Laws of each of Hercules, GES and HDES, as currently in effect, have been made available to Alliant.

           5.2.2 Each of Hercules, GES and HDES has the requisite corporate power and authority to own or lease and operate its assets. Each of Hercules, GES and HDES has the requisite corporate power and authority to conduct the HAC Business as conducted on the date hereof. Hercules has the requisite corporate power and authority to execute the Definitive Agreements and to consummate the Transactions. The execution, delivery and performance of the Definitive Agreements and the consummation of the Transactions have been duly authorized by the board of directors of Hercules, and no other consent, approval or action of the board of directors or stockholders of Hercules, GES or HDES is required.

           5.2.3 The Definitive Agreements have been duly and validly executed and delivered by Hercules, and are valid and legally binding obligations of Hercules, enforceable against it in accordance with their terms (subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and to applicable general principles of equity).

           5.2.4 The indemnification period for this Section 5.2 shall not be limited.

     5.3 Affiliates. Schedule 5.3 is complete and correct as of the date hereof and sets forth the name and jurisdiction of incorporation of each Hercules Affiliate owning directly or indirectly any of the Purchased Assets. The TAEMA Interest constitutes the entire equity interest held by Hercules or any Hercules Affiliates in TAEMA. The authorized capital stock of HDES consists solely of 1,000 shares of common stock, par value $1.00 per share, of which 100 shares are validly issued and outstanding. The authorized capital stock of GES consists solely of 1,000 shares of common stock, par value $.00 per share, of which 1,000 shares are validly issued and outstanding. No shares of capital stock of HDES or GES are held as treasury shares. All of the outstanding shares of capital stock of each of HDES and GES have been duly authorized and are validly issued and fully paid and nonassessable and are owned beneficially and of record by Hercules, free and clear of any Encumbrances, except as otherwise listed on Schedule 5.3. Other than the rights created under the Definitive Agreements, there are no outstanding securities convertible into, exchangeable for or carrying the right to acquire, any class of securities of either HDES or GES, or subscriptions, warrants, options, calls, rights or other arrangements, agreements, or commitments of any kind to which the shares of capital stock of each of HDES and GES are subject or which relate to or require the issuance, sale or other disposition or transfer of any such securities, or any interest therein. At the Closing, upon delivery to Alliant of all necessary documents (including certificates representing all of the outstanding capital stock of HDES and
GES), Alliant will acquire good and valid title to the capital stock of HDES and GES and the TAEMA Interest, free and clear of any Encumbrances, other than, with respect to the TAEMA Interest, certain restrictions and encumbrances listed or described in Schedule 5.3. The indemnification period for this
Section 5.3. shall not be limited.

     5.4 Financial Statements. Schedule 5.4 contains the HAC Business Audited Financial Statements and the HAC Business Unaudited Financial Statements, which present fairly the financial position of the HAC Business at the dates and the results of operations of the HAC Business for the periods indicated therein. The HAC Business Audited Financial Statements and the HAC Business Unaudited Financial Statements have been prepared in accordance with GAAP as consistently applied by Hercules in its historical financial statements audited by Coopers & Lybrand (except as may be indicated in the notes thereto) subject, in the case of the HAC Business Unaudited Financial Statements, to year-end audit adjustments which are not expected to be material. The HAC Business Audited Financial Statements and HAC Business Unaudited Financial Statements have been prepared in accordance with all applicable rules and regulations promulgated under the Exchange Act as if such HAC Business Audited Financial Statements and HAC Business Unaudited Financial Statements were to be included in reports filed with the SEC pursuant to the Securities Act or the Exchange Act. The indemnification period for this Section 5.4 shall be 18 months after the Closing.

     5.5   Absence of Changes in the HAC Business.

           5.5.1 Except as set forth on Schedule 5.5 or as contemplated by this Agreement, between January 1, 1994 and the date hereof, (i) Hercules has conducted the HAC Business in the Ordinary Course and there has not occurred any change or event which, individually or in the aggregate, has or would reasonably be expected to result in a Hercules Material Adverse Effect, and (ii) Hercules has not taken any action with respect to the HAC Business which would be prohibited pursuant to Section 7.2 during the Pre-Closing Period.

           5.5.2 The indemnification period for this Section 5.5 shall be 18 months after the Closing.

     5.6   Conflicting Agreements; Restrictions.

           5.6.1 Except as set forth on Schedule 5.6, neither the execution, delivery or performance of the Definitive Agreements nor the consummation of the Transactions by Hercules will (i) conflict with or constitute a breach by Hercules, or any of the Subsidiaries, of its respective charter or bylaws; (ii) subject to the Hercules Materiality Standard, result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, or give rise to the acceleration of the time for performance under, or require any payment by Alliant under, or trigger any change adversely affecting Alliant in the terms of, any agreement, contract, instrument, order, evidence of indebtedness, judgment or decree to which Hercules or any of the Subsidiaries is a party or by which Hercules or any of the Subsidiaries is bound; (iii) subject to the Hercules Materiality Standard, violate any provision of any existing law, statute, rule or regulation of any jurisdiction applicable to Hercules or any of the Subsidiaries or of any order, decree, writ or injunction of any court or governmental department, bureau, board, agency or instrumentality known to and applicable to Hercules; or (iv) result in the creation or imposition of any Encumbrance on the HAC Business or the Purchased Assets or result in a Hercules Material Adverse Effect.

           5.6.2 The indemnification period for this Section 5.6 shall be 18 months after the Closing.

     5.7 Title. Except as set forth on Schedules 4.2.1(C) and 5.7, Hercules (directly or through the Subsidiaries) has, or shall have on the Closing Date, and shall transfer and deliver to Alliant on the Closing Date, good and marketable title to, or, in the case of Purchased Assets held under lease or license, a valid and enforceable right to use, the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances; and after such transfer and delivery, Alliant shall own, possess or enjoy all right, title and interest in and to, or a valid and enforceable right to use, each and all of the Purchased Assets substantially to the same extent as owned, possessed or enjoyed by Hercules or the Subsidiaries in the conduct of the HAC Business in the Ordinary Course. Except as set forth on Schedules 4.2.1(C) and 5.7 and subject to the Hercules Materiality Standard, all rentals and other payments due under any leases or licenses under which any of the Purchased Assets are held have been paid by Hercules or the Subsidiaries, as applicable. The indemnification period for this Section 5.7 shall be 18 months after the Closing.

     5.8 Condition. Except as set forth on Schedule 5.8 or in the Environmental Agreement, all real property owned or leased by Hercules or any of the Subsidiaries and contained in the Purchased Assets complies, or shall comply on the Closing Date, in all material respects with all applicable building and zoning laws, ordinances, regulations and Permits in effect on the date hereof. Except as set forth on Schedule 5.8, all buildings, facilities and other structures and improvements located on such real property and all material machinery and equipment reasonably necessary to the conduct of the HAC Business in the Ordinary Course, are in good operating condition in all material respects for property of its type and age, subject to ordinary wear and tear. The indemnification period for this Section 5.8 shall be 18 months after the Closing.

     5.9   HAC Intellectual Property.

           5.9.1 Schedule 5.9 sets forth all patents, trademarks, trade names and copyrights which are part of the HAC Intellectual Property. The items set forth in Schedule 5.9 together with the other Purchased Assets and the knowledge of the HAC Employees and the rights granted to Alliant under the License Agreement will constitute all of the HAC Intellectual Property. Except as set forth on Schedule 5.9, neither the HAC Intellectual Property nor any part thereof has been declared invalid or is the subject of a pending or, to the knowledge of Hercules, threatened action for cancellation or a declaration of invalidity, and there is no pending judicial proceeding involving any Claim. Except as set forth in Schedule 5.9, and subject to the Hercules Materiality Standard, to the best of Hercules' knowledge, the operations and activities of the HAC Business do not conflict with, infringe on, or otherwise violate any copyright, trade secret, patent or other intangible rights of any Third Person.

           5.9.2 Hercules has no knowledge of any instance in which an inventor or author of any HAC Intellectual Property has refused, is refusing or will refuse to transfer all right, title and interest in and to such HAC Intellectual Property to Hercules.

           5.9.3 The indemnification period for this Section 5.9 shall be 18 months after the Closing.

     5.10  Contracts and Agreements.

           5.10.1 Schedule 5.10 is a list of Contracts (except for the HAC Intellectual Property agreements listed on Schedule 5.9 and classified contracts the existence of which may not be acknowledged under applicable law) related to the HAC Business or any Purchased Assets and to which Hercules or any of the Subsidiaries is a party or by which Hercules or any of the Subsidiaries is bound and which includes each Contract which, individually, is material to the conduct of the HAC Business in the Ordinary Course or the Purchased Assets (each such Contract, including each such HAC Intellectual Property agreement and each such classified contract being herein referred to as a "Material Contract" and collectively as the "Material Contracts") and in any event contains the following Material Contracts:

                 (A) all agreements which survive the Closing between any Subsidiary on the one hand and Hercules or its Affiliates (other than a Subsidiary) on the other hand;

                 (B) all agreements with any Transferred Employee (as defined in the Human Resources Agreement) other than employment practices and policies of general applicability;

                 (C)   all consulting agreements in excess of $10,000;

                 (D) any agreement that restricts the right to engage or compete in any type of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber the Subsidiaries' Shares, the TAEMA Interest or the Purchased Assets;

                 (E) any agreement of surety, guarantee, letter of credit or indemnification;

                 (F) any indenture, loan agreement or note the liability for which Alliant is to assume;

                 (G) all distributorship, sales agency or representative agreements with terms in excess of twelve months;

                 (H) all partnership, joint venture and profit-sharing agreements;

                 (I)   shareholder agreements of the Subsidiaries and of TAEMA;

                 (J) any Contract with the U.S. Government which provides for payments in excess of $250,000; and

                 (K) all agreements containing provisions for international offsets.

           5.10.2 Except as set forth on Schedule 5.10, each Material Contract is in full force and effect and is a valid and legally binding agreement of Hercules or a Subsidiary, as the case may be. Except as set forth on Schedule
5.10 and subject to the Hercules Materiality Standard, (i) neither Hercules nor any Subsidiary, nor, to the knowledge of Hercules, any other party to a Material Contract, is in breach or default under any Material Contract and (ii) there exists no condition or event (and Hercules has not received written notice of any such condition or event) which on the date hereof constitutes a breach or default, early termination or cancellation or which, after notice or lapse of time or both, would constitute a breach or default, early termination or cancellation, in connection with any Material Contract.

           5.10.3 The indemnification period for this Section 5.10 shall be 18 months after the Closing.

     5.11 Insurance. Hercules maintains insurance policies, self-insurance programs and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are, in the judgment of Hercules, reasonable for the conduct in the Ordinary Course of the HAC Business and for the Purchased Assets. Schedule 5.11 sets forth a description (in reasonable detail) of Hercules' insurance program for the HAC Business and Purchased Assets other than those set forth in Schedule 1.17 of the Human Resources Agreement. As of the Turnover Point, such policies and programs shall cease forthwith to cover or be applicable to the HAC Business, the Subsidiaries or the TAEMA Interest. The indemnification period for this Section 5.11 shall be 18 months after the Closing.

     5.12 Consents. The execution and delivery by Hercules of the Definitive Agreements do not, and the performance by Hercules of the Transactions will not, require Hercules to obtain any Consent or take other action, or make any filing with or the giving of any notice to, any Authority or any other Person (including with respect to any Permit) which have not been obtained, made or given, except (i) as disclosed on Schedule 5.12 or in the Environmental Agreement or (ii) where failure to obtain such Consents or actions, make such filings or give such notices (in each case from, with or to a Person, including any Authority) would not have a Hercules Material Adverse Effect. Schedule 9.8 contains a list of the Consents (other than novations of contracts), actions, filings and notices, the failure of which to obtain, take, make or give would have a Hercules Material Adverse Effect. The indemnification period for this
Section 5.12 shall be 18 months after the Closing.

     5.13 No Litigation. Schedule 5.13 sets forth a list of all (i) lawsuits or actions, (ii) Requests For Adjustments or (iii) disputes before the Armed Services Board of Contract Appeals, in each case, pending against or, to the knowledge of Hercules, threatened against, Hercules or any Subsidiary or affecting the HAC Business or the Purchased Assets. Except as noted on
Schedule 5.13, (i) none of the matters set forth on Schedule 5.13: individually or in the aggregate, would reasonably be expected to (a) result in a Hercules Material Adverse Effect or (b) give rise to an injunction to prevent or materially delay the Transactions or challenge the validity of the Definitive Agreements or (c) cause the revocation or termination of any material portion of the Purchased Assets, or materially interfere with the conduct in the Ordinary Course of the HAC Business; and (ii) none of Hercules, GES or HDES has received any written notice that any non-routine governmental investigation or inquiry concerning GES, HDES, the HAC Business or the Purchased Assets is pending. The indemnification period for this Section 5.13 shall be 18 months after the Closing.

     5.14  Non-Environmental Laws and Governmental Consents.

           5.14.1 Subject to the Hercules Materiality Standard, and excluding environmental laws (which are addressed in the Environmental Agreement), to the knowledge of Hercules, Hercules and the Subsidiaries have complied and are complying with all applicable judgments, rulings, writs, injunctions, awards, decrees, laws, statutes, orders, rules and regulations promulgated by any Authority to which the HAC Business or the Purchased Assets are subject.

           5.14.2 Except as set forth on Schedule 5.14 and subject to the Hercules Materiality Standard, (i) all Permits necessary for the conduct of the HAC Business have been duly obtained and are in full force and effect, (ii) Hercules and the Subsidiaries are in compliance therewith and (iii) there are no proceedings pending or, to the knowledge of Hercules, threatened that would result in the revocation, cancellation or suspension, or any adverse modification, of any thereof.

           5.14.3 The indemnification period for this Section 5.14 shall be 18 months after the Closing.

     5.15 Taxes. The representations, warranties and covenants applicable to Taxes shall be as set forth in the Tax Agreement.

     5.16 Environmental Matters. The representations, warranties and covenants applicable to environmental matters shall be as set forth in the Environmental Agreement.

     5.17 Employees and Employee Benefits. The representations, warranties and covenants applicable to employee and employee benefits matters shall be as set forth in the Human Resources Agreement.

     5.18 No Basis for Suspension. Except as set forth on Schedule 5.18, Hercules (insofar as relates to the HAC Business) has not received notice of, and the General Counsel of HAC knows of no basis for, (i) the commencement or threatening of any action, proceeding and investigation or (ii) the making or threatening of any Claim, assertion or demand, in either case, seeking a suspension or debarment of Hercules, any Subsidiary or the HAC Business, or otherwise to declare Hercules, any Subsidiary or the HAC Business ineligible from United States Government contracting or subcontracting, or from conducting business with the United States Government as an agent or representative of any other contractor or subcontractor. The indemnification period for this Section
5.18 shall be 18 months after the Closing.

     5.19 Investment. Hercules is acquiring the Alliant Shares for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof in violation of federal, state or other securities laws. The indemnification period for this Section 5.19 shall not be limited.

     5.20 Disclosure. To the best knowledge of Hercules after due inquiry, none of the representations and warranties contained in the Definitive Agreements contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein in the context in which they were made not misleading. The indemnification period for this Section 5.20 shall be 18 months after the Closing.

     5.21 Entire Business. Except for services referred to in Section 7.10, the Subsidiaries' Shares, the TAEMA Interest and the Purchased Assets constitute all of the assets, properties and rights which are necessary for the operation in the Ordinary Course of the HAC Business. The indemnification period for this Section 5.21 shall be 18 months after the Closing.

     5.22 Brokers. Except for Dillon Read and Co., Inc., neither Hercules nor any of its Affiliates is obligated to pay, or has retained any broker or finder or any other Person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by Hercules in connection with the Transactions. Alliant shall not, as a result of the Transactions or otherwise, have any obligation in respect of any such fees or commissions. The indemnification period for this
Section 5.22 shall not be limited.


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF ALLIANT

     6.1   Representations and Warranties of Alliant.

           6.1.1 Alliant represents and warrants to Hercules each of the representations and warranties set forth in Sections 6.2 through 6.16 below, as of the date hereof, through and as of the Closing. The representations and warranties set forth in Sections 6.2 through 6.16 shall survive the Closing for the applicable indemnification period indicated below. Except for the representations and warranties specifically provided in the Definitive Agreements, Alliant makes no representation or warranty of any kind or nature, whether express or implied.

           6.1.2       The term "indemnification period", as used in this
Article VI, shall mean the period following the Closing during which the applicable representations and warranties shall survive, subject to the proviso in Section 13.1.

     6.2   Organization, Good Standing and Corporate Power.

           6.2.1 Alliant is duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject to the Alliant Materiality Standard, Alliant is duly qualified to do business and is in good standing in each jurisdiction in which the character of its assets, whether owned or leased, or the nature of its business as conducted on the date hereof makes such qualification necessary. Complete and correct copies of the Certificate of Incorporation and By-laws of Alliant, as currently in effect, have been made available to Hercules.

           6.2.2 Alliant has the requisite corporate power and authority to own or lease and operate its assets and conduct its business as conducted on the date hereof. Alliant has the requisite corporate power and authority to execute the Definitive Agreements and to consummate the Transactions. The execution, delivery and performance of the Definitive Agreements and the consummation of the Transactions have been duly authorized by the Board of Directors of Alliant, and, except for the approval of the holders of a majority of the shares of Common Stock present and entitled to vote at a meeting called therefor, no other consent, approval or other action of its stockholders or Board of Directors is required for the consummation of the Transactions.

           6.2.3 Alliant has taken all steps necessary to approve and to irrevocably exempt the transactions (including the issuance of the Alliant Shares to Hercules and the acquisition of additional securities of Alliant by Hercules pursuant to the terms of the Stockholder's

Agreement) from the provisions of Section 203 of the Delaware General Corporation Law, Alliant's stockholder rights plan and every applicable state takeover statute and from any and all change of control, "anti-takeover" or similar provisions in any contract, agreement, arrangement or understanding to which Alliant is a party.

           6.2.4 The Definitive Agreements have been duly and validly executed and delivered by Alliant, and are valid and legally binding obligations of Alliant, enforceable against it in accordance with their terms (subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and to applicable general principles of equity).

           6.2.5 The indemnification period for this Section 6.2 shall not be limited.

     6.3 Capitalization. The authorized capital stock of Alliant consists solely of 20,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), of which as of September 30, 1994, 9,871,530 shares and no shares, respectively, were validly issued and outstanding. As of September 30, 1994, 19,926 shares of Common Stock and no shares of Preferred Stock were held in the treasury of Alliant. During the period between September 30, 1994 and the date hereof, no shares of Common Stock or Preferred Stock have been issued or sold by Alliant other than pursuant to (i) the exercise of outstanding stock options pursuant to Alliant's employee stock option plans or (ii) Alliant's Directors Restricted Stock Plan. All of the outstanding shares of capital stock of Alliant have been, and upon issuance the Alliant Shares will be, duly authorized and are, and upon issuance the Alliant Shares will be, validly issued , fully paid and nonassessable. Except as set forth on Schedule 6.3 and the rights created under the Definitive Agreements, there are no outstanding securities convertible into, exchangeable for or carrying the right to acquire any class of securities of Alliant, or subscriptions, warrants, options, calls, rights or other arrangements, agreements, or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any such securities, or any interest therein, issued by Alliant or to which Alliant is a party. At the Closing, upon delivery to Hercules of certificates representing the Alliant Shares, Hercules will acquire good and valid title thereto, free and clear of any Encumbrances other than such as may be imposed pursuant to the Stockholder's Agreement. The indemnification period for this
Section 6.3 shall not be limited.

     6.4   Reports and Financial Statements of Alliant.

           6.4.1 Since March 31, 1991, Alliant has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and the respective rules and regulations thereunder, all of which, as of the date filed, complied in all material respects with requirements of the appropriate act and the rules and regulations thereunder and has heretofore made available to Hercules, in the form filed with the SEC (excluding any exhibits thereto): (i) its Annual Reports on Form 10-K for the fiscal years ended March 31, 1992, March 31, 1993, and March 31, 1994, respectively; (ii) its Quarterly Report on Form 10-Q for the period ended June 30, 1994; (iii) all proxy statements relating to Alliant's meetings of stockholders (whether annual or special) held since March 31, 1991; (iv) all Forms 8-K; and (v) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above and preliminary materials) filed by Alliant with the SEC since March 31, 1991 (the forms, reports and other documents referred to in clauses (i), (ii), (iii), and (iv) above being referred to herein, collectively, as the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to subsequent reports which have been filed by Alliant with the SEC (copies of which reports have been given to Hercules).

           6.4.2 The financial statements (including any notes thereto) of Alliant included in the SEC Reports (the "Alliant Financial Statements"), as of the time of filing thereof, complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly the consolidated financial position and results of operations and changes in cash flow of Alliant and its subsidiaries as of the dates thereof and for the periods then ended, subject, in the case of the financial statements of Alliant for the three-month period ended June 30, 1994, to normal recurring year-end audit adjustments, which are not expected to be material.

           6.4.3 The indemnification period for this Section 6.4 shall be 18 months after the Closing.

     6.5   Absence of Changes in the Alliant Business.

           6.5.1 Except as set forth on Schedule 6.5 or as contemplated by the Definitive Agreements, between April 1, 1994 and the date hereof, (i) Alliant has conducted its business in the Ordinary Course and there has not occurred any change or event which, individually or in the aggregate, has or would reasonably be expected to result in an Alliant Material Adverse Effect, and (ii) Alliant has not taken any action with respect to the Alliant Business which would be prohibited pursuant to Section 7.2 during the Pre-Closing Period.

           6.5.2 The indemnification period for this Section 6.5 shall be 18 months after the Closing.

     6.6   Conflicting Agreements; Restrictions.

           6.6.1 Except as set forth on Schedule 6.6, neither the execution, delivery or performance of the Definitive Agreements nor the consummation of the Transactions will (i) conflict with or constitute a breach of the Certificate of Incorporation or By-Laws of Alliant, (ii) subject to the Alliant Materiality Standard, result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, or give rise to the acceleration of the time for performance under, require any payment by Hercules under or trigger any change adversely affecting Hercules in the terms of, any agreement, contract, instrument, order, evidence of indebtedness, judgment or decree to which Alliant is a party or by which Alliant is bound, or (iii) subject to the Alliant Materiality Standard, violate any provision of any existing law, statute, rule or regulation of any jurisdiction applicable to Alliant or of any order, decree, writ, or injunction of any court or governmental department, bureau, board, agency or instrumentality known to and applicable to Alliant or
(iv) result in an Alliant Material Adverse Effect.

           6.6.2 The indemnification period for this Section 6.6 shall be 18 months after the Closing.

     6.7 Insurance. Alliant acknowledges and agrees that all insurance policies and programs maintained by Hercules and related to the HAC Business and/or the Purchased Assets shall be terminated as of the Turnover Point and Alliant shall be responsible for all insurance related to the HAC Business and/or the Purchased Assets thereafter.

     6.8 Consents. The execution and delivery by Alliant of the Definitive Agreements do not, and the performance by Alliant of the Transactions will not, require Alliant to obtain any Consent or take other action of, or make any filing with or give any notice to, any Authority or any other Person (including with respect to any Permit) which has not been obtained, made or given, except
(i) as disclosed on Schedule 6.8 or in the Environmental Agreement (ii) where failure to obtain such Consents or actions, make such filings or give such notices (in each case from, with or to a Person, including any Authority) would not have an Alliant Material Adverse Effect. The indemnification period for this Section 6.8 shall be 18 months after the Closing.

     6.9 No Litigation. Schedule 6.9 sets forth a list of all (i) lawsuits or actions, (ii) Requests For Adjustments or (iii) disputes before the Armed Services Board of Contract Appeals, in each case, pending against or, to the knowledge of Alliant, threatened against Alliant. Except as noted with a double asterisk on Schedule 6.9, none of the matters set forth on Schedule 6.9:
(i) individually or in the aggregate, would reasonably be expected to (a) result in an Alliant Material Adverse Effect or (b) give rise to an injunction to prevent or materially delay the Transactions or challenge the validity of the Definitive Agreements or (c) materially interfere with the conduct in the Ordinary Course of the Alliant Business; and (ii) Alliant has not received any written notice that any non-routine governmental investigation or inquiry concerning Alliant is pending. The indemnification period for this Section 6.9 shall be 18 months after the Closing.

     6.10 Environmental Matters. The representations (if any), warranties and covenants applicable to environmental matters shall be as set forth in the Environmental Agreement.

     6.11 Employees and Employee Benefits. The representations (if any), warranties and covenants applicable to employee and employee benefits matters shall be as set forth in the Human Resources Agreement.

     6.12 Taxes. The representations (if any), warranties and covenants applicable to tax matters shall be as set forth in the Tax Agreement.

     6.13 No Basis for Suspension. Except as set forth on Schedule 6.12, Alliant has not received notice of, and the General Counsel of Alliant knows of no basis for, (i) the commencement or threatening of any action, proceeding and investigation or (ii) the making or threatening of any Claim, assertion or demand, in either case, seeking a suspension or debarment of Alliant, or otherwise to declare Alliant ineligible from United States Government contracting or subcontracting, or from conducting business with the United States Government as an agent or representative of any other contractor or subcontractor. The indemnification period for this Section 6.13 shall be 18 months after the Closing.

     6.14 Investment. Alliant is acquiring the Subsidiaries' Shares and the TAEMA Interest for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof in violation of federal, state or other securities laws. The indemnification period for this Section
6.14 shall not be limited.

     6.15 Disclosure. To the best knowledge of Alliant after due inquiry, none of the representations and warranties contained in the Definitive Agreements contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein in the context in which they were made not misleading. The indemnification period for this Section 6.15 shall be 18 months after the Closing.

     6.16 Brokers. Except for J.P. Morgan & Co. and Lehman Brothers, neither Alliant nor any of its Affiliates is obligated to pay, or has retained any broker or finder or any other Person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by Alliant in connection with the Transactions. Hercules shall not, as a result of the Transactions or otherwise, have any obligation in respect of any such fees or commissions. The indemnification period for this Section 6.15 shall not be limited.

     6.17 Solvency Matters. At the Closing Date and after giving effect to any changes in Alliant's assets and liabilities as a result of the Transactions, (i) the fair value of Alliant's assets will exceed Alliant's stated liabilities (including matured, unmatured, liquidated, unliquidated, absolute, fixed and identified contingent liabilities); (ii) the present fair saleable value of Alliant's assets will be greater than the amount that would be required to pay Alliant's probable liability on its existing debts as such debts become absolute and matured; (iii) Alliant will be able to pay its debts as they mature following the consummation of the Transactions; and (iv) the capital remaining in Alliant after the consummation of the Transactions will not be unreasonably small for the conduct of the business in which Alliant is engaged, as management of Alliant has indicated that such business is proposed to be conducted following the consummation of the Transactions. The indemnification period for this Section 6.17 shall be six years after the Closing.

                                  ARTICLE VII

                             PRE-CLOSING COVENANTS

     7.1   All Reasonable Efforts; Regulatory Filings.

           7.1.1 Promptly after the execution hereof and during the Pre-Closing Period, each Party shall cooperate with the other Party and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws and regulations, to ensure that the conditions set forth in Articles IX and X are satisfied and to consummate and make effective the Transactions in accordance with the respective terms and conditions of the Definitive Agreements.

           7.1.2 Prior to the date hereof, each Party has made filing(s) under the HSR Act with respect to the consummation of the Transactions. Each Party shall use all reasonable efforts to respond promptly to any requests for additional information made by the United States Federal Trade Commission or the United States Department of Justice and to provide any supplemental information which may be requested pursuant to the HSR Act. All such filings shall comply in all material respects with the requirements of the respective laws or regulations pursuant to which they are filed.

           7.1.3 Each Party shall use all its best efforts to obtain, and to cooperate with the other Party in obtaining, all authorizations, Consents, orders and approvals of any Authority or any other Person that may be or become necessary in connection with the consummation of the Transactions prior to or after the Closing, and to take all reasonable actions to avoid the entry, or to promptly dismiss or vacate (but in no event later than sixty days after such entry) if entered, of any order or decree by any court or Authority prohibiting the consummation of the Transactions.

           7.1.4 The Parties will use their respective best efforts to agree upon and deliver as soon as practicable any Exhibits or Schedules to the Definitive Agreements not provided on the date hereof. Such Exhibits and Schedules shall be reasonably acceptable to each of the Parties.

     7.2   Conduct of Business.

           7.2.1       During the Pre-Closing Period, except as set forth on
Schedule 7.2.1 or as Alliant may otherwise consent to in writing (which consent shall not be unreasonably withheld or delayed) or as otherwise specifically contemplated by the Definitive Agreements, Hercules in respect of the HAC Business shall, and shall cause each of the Subsidiaries to:

                 (A) operate its business in the Ordinary Course, including preserving intact its business organization; keeping available the services of the HAC Employees (as described in the Human Resources Agreement); maintaining the Purchased Assets (subject to reasonable wear, tear and consumption); preserving material business relationships; and performing in all material respects its obligations under each Assigned Contract or Contract of any Subsidiary;

                 (B) operate its business in such a manner and to an extent that neither such business nor any material part thereof undergoes or experiences a Hercules Material Adverse Effect prior to the Turnover Point;

                 (C) not take any action which would exceed the delegations of authority granted to the President, Hercules Aerospace Company, unless the prior approval of the Review Team (as defined below) is obtained. Set forth in
Schedule 7.2.1(C) are the Delegations of Authority granted to the President, Hercules Aerospace Company;

                 (D) not enter into any transaction, take any action, or by inaction permit any event to occur, that would result in or would reasonably be expected to result in (i) any of the representations and warranties of Hercules contained in the Definitive Agreements not being true and correct in all material respects immediately after the occurrence of such transaction, action or event or on the Closing Date or (ii) a material breach of any of the agreements and covenants of Hercules contained in the Definitive Agreements;

                 (E) in the case of the Subsidiaries only, not amend its Articles of Incorporation or By-laws or other constituent documents;


                 (F) in the case of the Subsidiaries only, not (x) split, combine or reclassify its outstanding capital stock or (y) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or issue, sell, purchase or redeem, any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, other than distributions or payments necessary or appropriate to eliminate Intercompany Accounts in compliance with or satisfaction of Section 3.3;

                 (G) in the case of the Subsidiaries only, commence a voluntary case under any applicable bankruptcy, insolvency or similar law, or make a general assignment for the benefit of creditors, or liquidate or dissolve; or

                 (H) not agree or otherwise commit to take any of the actions prohibited by the foregoing paragraphs (A) through (G).

           Notwithstanding the foregoing, the Parties agree that Hercules may implement the Tactical Missiles Consolidation, the transition of the Radford Facility to a "facility use contract", the transition of the Sunflower Facility to a "facility use contract", and the development, design, sale and installation of Air Defense Early Warning System (also known as "ADEWS" or

"Electronic Protection Systems") for the Kingdom of Saudi Arabia and/or the Country of India.

           7.2.2       During the Pre-Closing Period, except as set forth on
Schedule 7.2.2 or as Hercules may otherwise consent in writing (which consent shall not be unreasonably withheld) or as specifically contemplated by the Definitive Agreements, Alliant shall:

                 (A) not take any action or refrain from taking any action which would render Hercules unable to account for its ownership interest in Alliant on an equity accounting basis;

                 (B) not split, combine or reclassify its outstanding capital stock or pay, declare or make any dividend or distribution with respect thereto;

                 (C) not issue, sell, purchase or redeem any shares of its capital stock of any class, or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, except (i) for the issuance of shares pursuant to employee stock options outstanding on the date hereof or granted hereafter in the Ordinary Course or the issuance of restricted stock to Alliant directors consistent with Alliant's past practice and (ii) as required pursuant to any agreement to which Alliant is a party, or an employee benefit plan of Alliant, which agreement or plan is in existence as of the date hereof;

                 (D) not enter into any transaction, take any action, or by inaction permit any event to occur that would result in (i) any of the representations or warranties of Alliant contained in the Definitive Agreements not being true and correct in all material respects immediately after the occurrence of such transaction, action or event or on the Closing Date or (ii) a material breach of any of the agreements and covenants of Alliant contained in the Definitive Agreements; or

                 (E) not agree or otherwise commit to take any of the actions prohibited by the foregoing paragraphs (A) through (D).

           Notwithstanding the foregoing, the Parties agree that Alliant may implement the Closing Repurchase (as defined in the Stockholder's Agreement).

     7.3   Alliant Stockholder's Meeting; Proxy Statement.

           7.3.1 Meeting of Alliant Stockholders. Alliant shall take all action necessary, in accordance with the General Corporation Law of Delaware, Alliant's Certificate of Incorporation and By-Laws, and the policies and regulations of The New York Stock Exchange, Inc. (the "NYSE") to convene a meeting of Alliant stockholders as soon as practicable to consider and vote upon the Transactions.

           7.3.2       Proxy Statement; Audit; Other Filings.

                 (A) As soon as practicable after the date hereof, Alliant shall prepare (with the cooperation of Hercules), have approved by the Alliant Board of Directors, and file with the SEC under the Exchange Act, and use all reasonable efforts to have cleared by the SEC and promptly thereafter mail to Alliant stockholders, a proxy statement and a form of proxy with respect to the meeting of Alliant's stockholders referred to in Section 7.3.1 above. The term "Proxy Statement" shall mean each such proxy statement and all related proxy materials including, without limitation, the notice of meeting, letter to stockholders and form of proxy at the time such statement and materials initially are mailed to Alliant's stockholders, and all amendments and supplements thereto, if any, similarly filed and mailed. As soon as practicable after the date hereof, each Party shall promptly prepare and file any other filings required to be filed by any of them under the Exchange Act or any other federal or state law relating to the Transactions. Each Party shall use all reasonable efforts to obtain and furnish to the other the information relating to it required to be included or incorporated by reference in the Proxy Statement and any other such filings. Each Party agrees that the written information expressly provided by it for use in the Proxy Statement and any other such filings, or relating to it and incorporated by reference therein, shall, on the date such Proxy Statement is first mailed to Alliant's stockholders, or on the date any other such filing is filed with the relevant government official and in each case on the date of the meeting of Alliant's stockholders referred to in Section 7.3.1 above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein in order to make the information set forth therein not false or misleading in any material respect, and each Party agrees to correct any such information provided by it for use in the Proxy Statement or any other such filing which shall have become false or misleading in any material respect.
The information provided by Hercules for use in the Proxy Statement shall not be inconsistent (it being agreed that reasonable additional detail shall not be inconsistent) with the information provided by Hercules on itself and/or its business segments in reports (e.g., Proxy, 10-K and 10-Q) normally filed by Hercules with the SEC, unless so required by the SEC, provided, however, that if such inconsistency is required, then the Parties shall promptly use their best efforts to seek to have such inconsistency resolved to the reasonable satisfaction of Hercules.

                 (B) In connection with the preparation of the Proxy Statement, Hercules shall retain Coopers & Lybrand to prepare for inclusion in the Proxy Statement audited financial statements for the HAC Business satisfying the requirements of Regulation S-X and Item 14 of Schedule 14A under the Exchange Act.

                 (C) Alliant shall use all best efforts to obtain, prior to the Closing, approval for listing on the NYSE, upon official notice of issuance, of the Alliant Shares. Alliant shall bear the cost of the listing of the Alliant Shares on the NYSE, and the cost of any other filings, notices and approvals that may be necessary or appropriate in connection with the issuance of the Alliant Shares at Closing (except as otherwise specifically provided herein); provided, however, it is understood that any issues regarding the registration of the Alliant Shares under federal or state securities laws will be governed by the terms of the Stockholder's Agreement.

     7.4   Required Notices.

           7.4.1 At all times during the Pre-Closing Period, Hercules shall upon becoming aware thereof, promptly give written notice to Alliant of any facts or circumstances or the occurrence of any event or the failure of any event to occur, which results in, which will result in or which may reasonably be expected to result in,

                 (A)   a Hercules Material Adverse Effect,

                 (B) any breach of any representation or warranty made by Hercules in the Definitive Agreements,

                 (C) any failure by Hercules to comply in all material respects with any of its covenants or agreements contained in the Definitive Agreements,

                 (D) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of a material nature of any Authority with respect to the HAC Business, the Transactions or the Definitive Agreements,

                 (E) the institution or the threat of institution of any litigation or similar action which would or may reasonably be expected to have a Hercules Material Adverse Effect, and

                 (F) the occurrence of any event which will or may reasonably be expected to result in the failure to satisfy any condition set forth in
Article IX.

           7.4.2 At all times during the Pre-Closing Period, Alliant shall upon becoming aware thereof, promptly give written notice to Hercules of any facts or circumstances or the occurrence of any event or the failure of any event to occur, which results in, which will result in or which may reasonably be expected to result in,

                 (A)   an Alliant Material Adverse Effect,

                 (B) any breach of any representation or warranty made by Alliant in the Definitive Agreements,

                 (C) any failure by Alliant to comply in all material respects with any of its covenants or agreements contained in the Definitive Agreements,

                 (D) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of a material nature of any Authority with respect to the Alliant Business, the Transactions or the Definitive Agreements,

                 (E) the institution or the threat of institution of any litigation or similar action which would or may reasonably be expected to have an Alliant Material Adverse Effect, and

                 (F) the occurrence of any event which will or may reasonably be expected to result in the failure to satisfy any condition set forth in
Article X.

     7.5   Access.

           7.5.1 During the Pre-Closing Period, each Party shall cause one or more of its representatives to confer on a regular basis with representatives of the other Party to report on the general and financial status of the ongoing operations of the HAC Business or the Alliant Business, as the case may be. In the receipt of information pursuant to Sections 7.5.1,
7.5.2 and 7.5.3, the receiving Party shall remain cognizant of any obligations that may be applicable to "insiders" under the Exchange Act.

           7.5.2 During the Pre-Closing Period, (i) Hercules shall provide to Alliant and its representatives reasonable access to the assets, properties, plants, offices, warehouses and other facilities, books and records of and contracts relating to the HAC Business and to its representatives, officers and employees and (ii) Alliant shall provide to Hercules and its representatives reasonable access to the assets, properties, plants, offices, warehouses and other facilities, books and records of Alliant and to its representatives, officers and employees; provided, however, that in each instance, such access shall be provided only through and in accordance with the guidelines of the Transition Team. In addition, Hercules shall provide to Alliant monthly financial statements and information regarding inventories, receivables, payables and accruals, with respect to the HAC Business, and Alliant shall provide such information to Hercules with respect to Alliant; provided that in each case such information shall be in the form and detail customarily prepared by each such Party and concurrently with the normal dissemination of such information internally by the providing Party. Each Party agrees that no such information or access shall affect or limit the scope of the representations and warranties of the Parties contained in the Definitive Agreements or limit liability for breach of any such representation or warranty.

           7.5.3 As soon as practicable after the date hereof, (i) Hercules shall prepare and furnish to Alliant, a HAC Business Combined Statement of Operations for the nine-month period ended September 30, 1994 and a HAC Business Combined Balance Sheet as of September 30, 1994, and (ii) Alliant shall prepare and furnish to Hercules the interim financial statements included in the Quarterly Report on Form 10-Q of Alliant for the period ended September 30, 1994.

     7.6 Agreements. Prior to entering into this Agreement, the Parties have entered into the Letter of Intent, the Confidentiality Agreement and the Non-Disclosure Agreement. Contemporaneously with entering into this Agreement, the Parties shall enter into the Environmental Agreement, the Human Resources Agreement and the Tax Agreement. During the Pre-Closing

Period, the Parties may execute the Competitive-Sensitive Information Agreement. At the Closing, Alliant and Hercules shall enter into the Stockholder's Agreement, the Kenvil Lease, the Clearwater Lease, the Carbon Fibers Supply Agreement, the Nitrocellulose Supply Agreement, the License Agreement, the Bacchus Agreement and the Transition Services Agreement.

     7.7   Acquisition Proposals; Certain Alliant Actions.

           7.7.1 During the Pre-Closing Period, Hercules shall not solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, furnish any information for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to, continue, propose or enter into negotiations looking toward, or enter into or consummate any agreement or understanding providing for, or take any action with respect to, any sale, spin-off or other disposition of all or any portion of the HAC Business (other than in accordance with Section 7.2) or any of the equity securities (whether newly issued or currently outstanding) of any of the Subsidiaries or the TAEMA Interest (except pursuant to the terms of the documents listed on Schedule 4.4.1(C)) or any merger or similar business combination (or other transaction which would give Alliant the right to terminate this Agreement pursuant to Section 12.1 hereof), involving Hercules or any of the Subsidiaries, other than as expressly contemplated or permitted by the Definitive Agreements; and Hercules will, and will cause each of the Hercules Affiliates to, use all reasonable efforts to prohibit any of its respective officers or directors from doing any of the above. Hercules will promptly notify Alliant, upon a Hercules officer becoming aware thereof, if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Hercules, or any stockholder, officer, director, representative, agent or any Hercules Affiliate.

           7.7.2 Notwithstanding anything to the contrary, Section 7.7.1 shall not be applicable to matters relating to any part, business or activity of Hercules' Composite Materials unit or the Aqualon unit.

           7.7.3 During the Pre-Closing Period, Alliant shall not directly or indirectly agree to consummate or consummate any sale, spin-off or other disposition of all or any material part of the Alliant Business without the prior written consent of Hercules.

     7.8   Tactical Missiles Consolidation.

           Hercules is in the process of closing down its tactical missiles operations at the McGregor, Texas, facility and moving those operations to the Allegheny Ballistics Lab in West Virginia (the activities related to such consolidation, close-down and relocation are collectively referred to as the "Tactical Missiles Consolidation"). During the Pre-Closing Period, Hercules shall provide, or cause to be provided to Alliant and its representatives, (i) all such information as Alliant or its representatives may from time to time reasonably request with respect to the Tactical Missiles Consolidation (including copies of any plans and material information relating thereto) and (ii) a reasonable opportunity to consult with the representatives, officers and employees of Hercules at their normal work locations to discuss such plans and material information.

     7.9   Due Diligence Review.

           Except with respect to environmental matters, each Party agrees that its Due Diligence Review has been conducted in accordance with the Due Diligence Protocol, including completion by October 10, 1994.

     7.10  Hercules Services.

           There are services which the HAC Business receives from other parts of Hercules in the Ordinary Course of the HAC Business. These services shall be reviewed by the Transition Team and thereafter Alliant shall determine which services it desires to receive from Hercules after the Closing and such desired services shall be provided by Hercules pursuant to the Transition Services Agreement negotiated by the Parties in good faith.

                                  ARTICLE VIII

                            POST-CLOSING AGREEMENTS

     8.1   Non-Competition.

           8.1.1 In consideration of the benefits of the Definitive Agreements to Hercules and in order to induce Alliant to enter into the Definitive Agreements, Hercules hereby covenants and agrees that (other than by reason of its ownership of securities of Alliant as permitted by the Stockholder's Agreement) from and after the Closing and until the fifth anniversary of the Closing Date, it shall not, and it will cause its Affiliates not to, directly or indirectly, as a proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor, lender or in any other capacity, engage in, or own, manage, operate or control or participate in the ownership, management, operation or control of any entity which engages anywhere in the world in any of the businesses or activities in which the HAC Business participated in or conducted as of the Closing Date, and which businesses or activities accounted for no more than $5 million of total sales; provided that Hercules and its Affiliates shall not be prohibited from owning in the aggregate not more than 5% of any class of securities of a publicly traded corporation engaged in any of such businesses or activities.

           8.1.2       Notwithstanding anything to the contrary, including
Section 8.1.1, Hercules shall be free to operate, dispose of and otherwise deal in or with any part, business or activity of its Composite Materials unit in every manner whatsoever (including sales of carbon fibers to Third Persons who compete directly or indirectly with Alliant or Alliant Affiliates) without non-competition obligations to Alliant or any Alliant Affiliate. The Parties acknowledge and agree that the Composite Materials unit has historically been part of HAC but is not part of the businesses or assets being sold or purchased hereunder.

           8.1.3       Notwithstanding anything to the contrary, including
Section 8.1.1, Hercules shall be free to manufacture and sell nitrocellulose and otherwise deal in or with the nitrocellulose business of Hercules' Aqualon unit in every manner whatsoever (including sales of nitrocellulose to Persons who compete directly or indirectly with Alliant without non-competition obligations to Alliant or any Alliant Affiliate). The Parties acknowledge and agree that Aqualon has and will have nitrocellulose business with Third Persons who now or will compete directly or indirectly with Alliant or Alliant Affiliates.

           8.1.4 Hercules acknowledges and agrees that if it or any one or more of its Affiliates under its control breaches any provision of this
Section 8.1, any remedy at law would be inadequate and that Alliant, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, injunctive and other equitable relief to prevent or restrain a breach of this Section 8.1 or to enforce the provisions of this Section 8.1.

     8.2 Further Assurances. At any time and from time to time after the Closing, the Parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment or assumption or novation, files, books and records and do all such further acts and things as shall reasonably be necessary or desirable to carry out the Definitive Agreements, the Transactions and the intent of the Parties as reflected herein or therein.

     8.3   Proprietary Information.

           8.3.1 From and after the Closing Date, Hercules shall not disclose or take any action and shall not permit any of its Affiliates under its control to disclose or take any action which would allow any of its Affiliates under its control, or any officer, director, employee, agent or consultant of any of such Persons to disclose to Third Persons and Hercules shall not use for its own account or take any action which would allow any of such Persons to use for their own account any information (excluding environmental, human resources and tax information disclosed and used pursuant to or in satisfaction of the Environmental Agreement, the Human Resources Agreement and the Tax Agreement, as the case may be) with respect to Alliant or the HAC Business, except to the extent that such information

                 (A) is or shall have become generally available to the public without breach of this covenant,

                 (B) is received after the Closing Date by Hercules from a Third Person on a non-confidential basis, or

                 (C) is required to be disclosed by law, order or regulation or by an Authority; provided, however, that in the event that disclosure of such information is requested or required by any such law, order, regulation or Authority, Hercules shall provide Alliant with prompt notice of such request or requirement and shall, prior to disclosing such information, cooperate with Alliant with respect to any such disclosure including, without limitation, assisting Alliant at Alliant's expense in obtaining an appropriate protective order if Alliant so elects. Hercules acknowledges and agrees that if it or any of its Affiliates under its control breaches any provision of Section 8.3 any remedy at law would be inadequate and that Alliant, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, injunctive and other equitable relief to prevent or restrain a breach of
Section 8.3 or to enforce the provisions of Section 8.3.

           8.3.2 From and after the Closing Date, Alliant shall not disclose or take any action and shall not permit any of its Affiliates under its control to disclose or take any action which would allow any of its Affiliates under its control or any officer, director, employee, agent or consultant of any of such Persons to disclose to Third Persons and Alliant shall not use for its own account or take any action which would allow any of such Persons to use for their own account any information with respect to Hercules (other than in respect of the HAC Business) except to the extent that such information

                 (A) is or shall have become generally available to the public without breach of this covenant,

                 (B) is received after the Closing Date by Alliant from a Third Person on a non-confidential basis, or

                 (C) is required to be disclosed by law, order or regulation or by an Authority; provided, however, that in the event that disclosure of such information is requested or required by any such law, order, regulation or Authority, Alliant shall provide Hercules with prompt notice of such request or requirement and shall, prior to disclosing such information, cooperate with Hercules with respect to any such disclosure including, without limitation, assisting Hercules at Hercules' expense in obtaining an appropriate protective order if Hercules so elects. Alliant acknowledges and agrees that if it, or any of its Affiliates under its control, breaches any provision of Section 8.3, any remedy at law would be inadequate and that Hercules, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, injunctive and other equitable relief to prevent or restrain a breach of Section 8.3 or to enforce the provisions of Section 8.3.

           8.3.3 Section 8.3 is supplemental and additive to the Confidentiality Agreement. Accordingly, Section 8.3 and the Confidentiality Agreement are intended to and shall be construed so as to provide the Party owning the subject information the maximum possible protection against the non-authorized disclosure or use of such information by the other Party and/or Third Persons.

     8.4   Mail; Payments.

           8.4.1 Except as otherwise agreed by the Parties, each Party authorizes and empowers the other Party on and after the Turnover Point to receive and open all mail and other communications received by such Party and, if such mail or communication relates to the other Party, to return it to such other Party or deal with the contents as such other Party directs.

           8.4.2 If after the Closing a Party discovers or receives an item which rightfully belongs to the other Party or such other Party's Affiliates, it shall promptly notify said other Party and deliver such item(s) to said other Party. Each Party agrees promptly (but, in any event, not more than five Business Days after receipt thereof) to pay when received and cleared or deliver to the other Party any monies or checks which have been mistakenly sent by customers to it and which should properly have been sent to such other Party (including any payments in respect of accounts receivable transferred to Alliant pursuant to this Agreement).

           8.4.3 Hercules and its Affiliates each agree that Alliant has the right and authority to endorse, without recourse, the name of Hercules or any of its Affiliates, as the case may be, on any check or other evidence of indebtedness received by Alliant in respect of the HAC Business to which Alliant is entitled under the Definitive Agreements, including any accounts receivable included in the Purchased Assets, and Hercules and its Affiliates each shall furnish Alliant such evidence of this authority as Alliant may reasonably request.

     8.5 Name Change. Except as otherwise provided in Schedule 8.5, from and after the Closing, Alliant shall have the right to use the name "Hercules" and any variation thereof, on existing supplies of product literature, signage and stationery, in connection with Alliant's operation of the HAC Business for as long as reasonably necessary, but in no event longer than six weeks following the Closing. During such six-week period, Alliant shall promptly commence and diligently pursue until completion the cessation of such use at the earliest practicable time. Hercules and its Affiliates shall revise trademarks and product literature, change signage and stationery, and otherwise discontinue use of the name Hercules Aerospace Company and any variation thereof as promptly as practicable after the Closing, but in no event later than six weeks following the Closing.

     8.6   Retention of Books and Records; Further Information.

                 (A) For a period of eight (8) years (or such longer period (including periods of open tax or governmental audits or extension of statutes of limitation) as shall be required by applicable law, regulation, order or contract or, in the case of books and records relating to taxes, government audits and similar matters, the applicable statute of limitations) after the Closing, the Parties shall retain all original agreements, documents, books, records and files in their possession or in the possession of any of their Affiliates under their control relating to the HAC Business (the "Records").

                 (B) After the Closing, upon reasonable notice given in accordance with this Agreement, each Party shall give, or cause to be given, to the representatives, employees, counsel and accountants of the other Party, reasonable access, during normal business hours, to Records relating to periods prior to the Closing, and shall permit such persons to examine and copy such Records to the extent reasonably requested by the other Party in connection with the preparation of tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes; provided, however, that nothing herein shall obligate any Party to (i) take actions that would unreasonably disrupt the normal course of business, (ii) violate the terms of any contract to which it is a party or to which it or any of its assets is subject or (iii) grant access to any of its proprietary, confidential or classified information.

     8.7   Sumika-Hercules and HISPAN.

           Alliant agrees to cooperate, at Hercules' expense, with Hercules in connection with the Hercules shutdown of certain lines at Sumika-Hercules Company, Ltd., a Japanese entity, and the domesticity issues relating to HISPAN Corporation, a Delaware corporation. Hercules shall indemnify and hold harmless the Alliant Indemnitees from and against all Claims incurred by any of them in connection with the foregoing. Such cooperation of Alliant will include Alliant (i) submitting claims to the prime contractors and/or the U.S. Government related to such shutdown and/or domesticity issues; (ii) being actively involved in the fact finding, investigation(s), negotiation(s), settlement(s), recoveries and other aspects of the handling of such claims and issues; and (iii) submission to Hercules of all monies recovered from such claims and to which Hercules in entitled.

     8.8   Cooperation.

           Hercules will reasonably cooperate with Alliant in connection with obtaining the financing to consummate the Transactions (the "Financing"), including causing its officers and employees to participate (at Alliant's expense) in any "road shows" or similar presentations relating thereto; provided, however, that Alliant shall indemnify and hold harmless Hercules from any and all liabilities, obligations or damages incurred by Hercules as a result of or relating to such cooperation. Any statements made by any such officer or employee shall not be deemed to be a representation or warranty of Hercules or a breach of a representation or warranty.

     8.9   Review Team; Transition Team.

                 (A) Promptly after the date hereof, the Parties shall select a review team (the "Review Team") consisting of four persons of whom two persons shall be designated by Alliant and the remaining two persons by Hercules; the Review Team shall act by a vote of any three members; the Review Team shall address any matter submitted to it pursuant to Section 7.2.1 as soon as practicable but in any event within five (5) Business Days after receipt of such matter;

                 (B) Promptly after the date hereof, the Parties shall form a Transition Team consisting of equal representation of Hercules and Alliant.
The Transition Team members shall reasonably cooperate with each other to facilitate the Closing and the Transactions.


                                   ARTICLE IX

                      CONDITIONS TO ALLIANT'S OBLIGATIONS

           The obligation of Alliant to effect the Transactions shall be subject to the satisfaction or written waiver (where permissible), on or before the Closing Date, of each and all of the following conditions set forth in Sections 9.1 through 9.13:

     9.1 Representations and Warranties True. The representations and warranties of Hercules contained in the Definitive Agreements that are qualified by materiality shall be true, complete and accurate on and as of the Closing Date and such representations and warranties that are not so qualified shall be true, complete and accurate in all material respects on and as of the Closing Date, in each case, with the same force and effect as though made on and as of the Closing Date, except that any representation and warranty made as of a specified date (i) that is qualified by materiality shall continue to have been true, complete and accurate on and as of such date and (ii) that is not so qualified shall continue to have been true, complete and accurate in all material respects on and as of such date.

     9.2 Performance of Agreements. Hercules shall have performed and complied in all material respects with all of its agreements and covenants contained in the Definitive Agreements to be performed or complied with by it on or prior to the Closing Date.

     9.3 Deliveries. Alliant shall have received from Hercules the Instruments of Transfer, the stock certificates, and the other documents, affidavits and instruments contemplated by Section 4.2.

     9.4 No Prohibition. No federal, state or local law, statute, ordinance, regulation or executive order, domestic or foreign, shall have been adopted or promulgated and no preliminary or permanent injunction or other judgment or order issued by any federal, state or local court of competent jurisdiction, domestic or foreign, or by any Authority, shall be in effect, the enforcement of which would, in either case (individually or in the aggregate)

                 (A) in any material respect, restrain, change, enjoin, make illegal or otherwise prohibit the Transactions,

                 (B) impose material civil penalties or damage in connection with any such Transactions,

                 (C) have or reasonably be expected to have a Hercules Material Adverse Effect,

                 (D) materially impair Alliant's ability to consummate the Transactions, or

                 (E) compel Alliant or its Affiliates to dispose of, discontinue, hold separate, or materially restrict the operations of a significant portion of the HAC Business or the Alliant Business or the business of Alliant Affiliates in connection with or as a result of the consummation of the Transactions.

     9.5 No Injunction, Proceeding or Litigation. No suit, action or proceeding before any court or Authority, domestic or foreign, shall have been commenced and be pending by any Person or any Authority and no investigation by any Authority shall have been commenced and be pending against any of the Parties or any of their Affiliates, associates, officers or directors (i) seeking to restrain, prevent, delay or change the Transactions in any material respect, (ii) seeking material civil penalties or damages in connection with the Transactions, or (iii) which would reasonably be expected to result in a Hercules Material Adverse Effect.

     9.6 Officer's Certificate. Alliant shall have received a certificate from a duly authorized officer of Hercules, dated as of the Closing Date certifying as to the satisfaction of the conditions specified in Sections 9.1 and 9.2.

     9.7 HSR Act. Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Transactions shall have expired or been terminated.

     9.8 Approvals and Consents. Hercules shall have obtained all consents, approvals, authorizations of, or exemptions or waivers by, Third Persons or any Authority with respect to the Contracts and Permits listed on Schedule 9.8.

     9.9 Opinion of Counsel for Hercules. Alliant shall have received an opinion from counsel to Hercules (which may be the general counsel or assistant general counsel), substantially in the form attached hereto as Exhibit N.

     9.10 Resignations. Alliant shall have received the resignations of any non-HAC Employee (as defined in the Human Resources Agreement) who is (a) a member of the board of directors or an officer of the Subsidiaries or (b) a Hercules designee on the board of directors of TAEMA.

     9.11 Stockholder Approvals. The Transactions shall have been approved and adopted by the requisite vote of the stockholders of Alliant as required under applicable law and the rules of the NYSE.

     9.12 Ancillary Documents. Each and all of the Ancillary Documents shall have been executed and delivered by all parties thereto other than Alliant.

     9.13 Hercules Material Adverse Effect. No Hercules Material Adverse Effect shall have occurred and be existing as of the Closing Date.


                                   ARTICLE X

                       CONDITIONS TO HERCULES' OBLIGATION

           The obligation of Hercules to effect the Transactions shall be subject to the satisfaction or written waiver (where permissible) on or before the Closing Date, of each and all of the following conditions set forth in Sections 10.1 through 10.16.

     10.1 Representations and Warranties True. The representations and warranties of Alliant contained in the Definitive Agreements that are qualified by materiality shall be true, complete and accurate on and as of the Closing Date and such representations and warranties that are not so qualified shall be true, complete and accurate in all material respects on and as of the Closing Date, in each case, with the same force and effect as though made on and as of the Closing Date, except that any representation and warranty made as of a specified date (i) that is qualified by materiality shall continue to have been true, complete and accurate on and as of such date and (ii) that is not so qualified shall continue to have been true, complete and accurate in all material respects on and as of such date.

     10.2 Performance of Agreements. Alliant shall have performed and complied in all material respects with all of its agreements and covenants contained in the Definitive Agreements to be performed or complied with by it on or prior to the Closing Date.

     10.3 Deliveries. Hercules shall have received from Alliant, the Cash Portion of the Purchase Price, the Alliant Shares, the Instruments of Assumption, and the other documents, affidavits and instruments contemplated by
Section 4.3.

     10.4 No Prohibition. No federal, state or local law, statute, ordinance, regulation or executive order, domestic or foreign, shall have been adopted or promulgated and no preliminary or permanent injunction or other judgment or order issued by any federal, state or local court of competent jurisdiction, domestic or foreign, or by any Authority, shall be in effect, the enforcement of which would, in either case (individually or in the aggregate)

                 (A) in any material respect, restrain, change, enjoin, make illegal or otherwise prohibit the Transactions,

                 (B) impose material civil penalties or damage in connection with any such Transactions,

                 (C) have or reasonably be expected to have an Alliant Material Adverse Effect,

                 (D) materially impair Hercules' ability to consummate the Transactions, or

                 (E) compel Hercules or its Affiliates to not sell, to retain, to hold separate, or to materially restrict the operations of a significant portion of the HAC Business or of the business of Hercules or its Affiliates in connection with or as a result of the consummation of the Transactions.

     10.5 No Injunction, Proceeding or Litigation. No suit, action or proceeding before any court or Authority, domestic or foreign, shall have been commenced and be pending by any Person or any Authority and no investigation by any Authority shall have been commenced and be pending against any of the Parties or any of their Affiliates, associates, officers or directors (i) seeking to restrain, prevent, delay or change the Transactions in any material respect; (ii) seeking material civil penalties or damage in connection with the Transactions; or (iii) which would reasonably be expected to result in an Alliant Material Adverse Effect.

     10.6 Officer's Certificate. Hercules shall have received a certificate from a duly authorized officer of Alliant, dated as of the Closing Date, certifying as to the satisfaction of the conditions specified in Section 10.1 and 10.2.

     10.7 HSR Act. Any applicable waiting periods (and any extension thereof) under the HSR Act relating to the Transactions shall have expired or been terminated.

     10.8 Approvals and Consents. Hercules shall have obtained all consents, approvals, or authorizations of, or exemptions or waivers by, Third Persons or any Authority with respect to the Contracts and Permits listed on Schedule 9.8.

     10.9 Opinion of Counsel for Alliant. Hercules shall have received an opinion from counsel to Alliant (which may be the general counsel or deputy general counsel), substantially in the form attached hereto as Exhibit O.

     10.10 Stockholder Approvals. The Transactions shall have been approved by the requisite vote of the stockholders of Alliant as required under applicable law and the rules of the NYSE.

     10.11 Ancillary Documents. Each and all of the Ancillary Documents shall have been executed and delivered by all parties thereto other than Hercules.

     10.12 Alliant Material Adverse Effect. No Alliant Material Adverse Effect shall have occurred and be existing as of the Closing Date.

     10.13 NYSE Listing. The Alliant Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     10.14 Election of Directors. Effective at the Closing, individuals meeting the requirements of the first sentence of Section 3(a) of the Stockholder's Agreement, and identified as such in the Proxy Statement (or if such persons are unable to serve, their replacements), shall have been elected to the Board of Directors of Alliant.

     10.15 Solvency Letter. Hercules shall have received the Solvency Letter, in form and substance (including with respect to the qualifications and limitations contained therein) reasonably satisfactory to Hercules and its counsel.

     10.16 Change-of-Control Arrangements. Alliant shall have taken all action necessary (consistent with applicable law) to ensure that the purchase of the HAC Business and the payment therefor, as provided herein, will not invoke any "change of control" or similar provisions in any agreement to which Alliant or any of the Alliant Affiliates it controls is a party (including any employment, termination or credit agreement or any stockholder's rights plan).

                                   ARTICLE XI

                        CERTAIN PROVISIONS AND COVENANTS

     11.1  Restrictions on TAEMA Interest.

                 (A) The Parties recognize and acknowledge that the TAEMA Interest is subject to conditions, restrictions, encumbrances and other items described in the documents listed on Schedule 4.2.1(C). Hercules represents and warrants that it has delivered to Alliant true and complete copies (in English) of all such documents.

                 (B) In the event that Hercules is unable to transfer the TAEMA Interest to Alliant, the Parties agree that the TAEMA Interest shall be excluded from the Purchased Assets and the Cash Portion of the Purchase Price shall be reduced by the sum of three million and one hundred thousand dollars (U.S. $3,100,000).

     11.2  Certain State Taxes.

           11.2.1

                 (A) The State of Utah has assessed Hercules and requested payment of franchise taxes in excess of $13 million with respect to various matters, including the sale of Hercules' interest in Himont Incorporated.
Other states have similarly requested payments of amounts estimated between $1 and $2 million in the aggregate. The term "States" refers to the State of Utah and any other states. While Hercules has reserved for these amounts at the corporate level consistent with normal accounting policy, it has not paid these amounts and contests the validity of the assessments. Such reserve will not be transferred to Alliant. In September 1994, Hercules, as pertains to the States assessment, proposed to the U.S. Government the establishment of an interest bearing escrow account with an unrelated third party. Hercules would funnel the U.S. Government payment related to the cost reimbursable portion of the business into such escrow account. This proposal is still being negotiated with the U.S. Government with projected settlement before year-end but probable cash flow beyond year-end through relevant contracts. If Hercules is successful in contesting the Utah assessment and all or a portion of the taxes are found not to be due and payable, then all or a corresponding portion of the escrow account plus pro rate escrow interest will be repaid to the U.S. Government. Alliant recognizes Hercules' right to retain the remainder of the escrow account plus the remainder escrow account interest related thereto.

                 (B) If Hercules is unsuccessful in contesting the State's assessment, or if during the appeal process the assessment is required to be paid, the escrow account will be released by the government to pay the assessment. Hercules agrees to be responsible for, and ultimately pay, any assessment in excess of the escrow account amount.

                 (C) If Hercules is successful in contesting the State's assessment, but the government has not established an escrow account, then no tax is due and no billing to the government is necessary.

                 (D) If Hercules is unsuccessful in contesting the State's assessment, and the government has not established an escrow account by Closing, then Alliant agrees to seek payment from the government and pay Hercules such reimbursed tax payments received from the government, subject to an indemnity from Hercules with respect to any Claims arising out of seeking such payment.

           11.2.2 Hercules paid the relevant state income taxes to the State of Virginia and is actively pursuing a refund of these taxes from Virginia. If a refund is received, a portion of the refund must be remitted to the United States Government, because a portion of the Virginia Tax was recovered from the U.S. Government in 1992 in conjunction with the cost reimbursement contract under which Hercules operated the Radford AAP, a GOCO Plant under the control of the United States Army. Any pro rata portion that must be remitted to the U.S. Government will remain an obligation of Hercules. Hercules will either remit a payment directly to the U.S. Government or to Alliant for transmission to the U.S. Government through the Radford interface. Alliant will reasonably cooperate with Hercules in such regard.


                                  ARTICLE XII

                          TERMINATION PRIOR TO CLOSING

     12.1 Termination. This Agreement may be terminated at any time during the Pre-Closing Period by any one or more of the following:

                 (A)   the mutual written consent of Alliant and Hercules;

                 (B) written notice given by either Party to the other Party, if the Closing shall not have occurred on or before April 30, 1995; provided that the Party electing so to terminate this Agreement shall have performed and complied in all material respects with all of the covenants and agreements set forth in the Definitive Agreements to be performed by it as of such termination;

                 (C) written notice given by either Party to the other Party, if any court of competent jurisdiction or any Authority shall have issued an injunction, order, decree, rule or regulation or taken any other action, restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and nonappealable, and results in or would reasonably be expected to result in a frustration of one or more of the essential purposes of the Definitive Agreements;

                 (D) written notice given by either Party to the other Party, if there shall have been a breach by the Party receiving the notice of such Party's representations, warranties, covenants or agreements contained in the Definitive Agreements which breach would entitle Alliant or Hercules, as the case may be, to decline to consummate the Transactions, and if such breach is curable, it has not been fully cured to the reasonable satisfaction of the notifying Party prior to the earlier of (i) 15 Business Days after such written notice or (ii) the Closing Date;

                 (E) written notice given by Alliant to Hercules if after the date hereof any Person (or "group", as defined under the Exchange Act) other than an employee benefit plan of Hercules shall have (i) acquired or agreed to acquire or become the beneficial owner of voting securities of Hercules having 30% or more of the voting power of all then outstanding voting securities of Hercules, (ii) commenced, or publicly announced its intention to commence, a tender or exchange offer for voting securities of Hercules having 30% or more of the voting power of all then outstanding voting securities of Hercules, or
(iii) entered into an agreement to merge or combine with Hercules;

                 (F) written notice given by Hercules to Alliant if after the date hereof any Person (or "group", as defined under the Exchange Act) other than an employee benefit plan of Alliant shall have (i) acquired or agreed to acquire or become the beneficial owner of voting securities of Alliant having 30% or more of the voting power of all then outstanding voting securities of Alliant, (ii) commenced, or publicly announced its intention to commence, a tender or exchange offer for voting securities of Alliant having 30% or more of the voting power of all then outstanding voting securities of Alliant, or (iii) entered into an agreement to merge or combine with Alliant.

                 (G) written notice given by Alliant to Hercules if, after the date hereof, Alliant comes to the good-faith conclusion that, based on the written opinion of government contract counsel (which counsel may not be an employee of Alliant or a member or employee of any law firm that was retained by Alliant in connection with the Transactions) rendered after reasonable consultation with Hercules' counsel, the Transactions would endanger Alliant's continued eligibility for facilities security clearances due to the potential existence of foreign ownership, control or influence of Hercules within the meaning of the Department of Defense Industrial Security Manual;

                 (H) written notice given by Alliant to Hercules if Alliant is unable to obtain financing necessary to enable it to consummate the Transactions solely as a result of the occurrence of one or more of the following events, which shall have remained in effect for a period of 14 Business Days: (i) any suspension of trading generally on the NYSE; (ii) the declaration of a banking moratorium by any federal or New York authorities; or
(iii) a calamity, crisis or other unusual event seriously affecting the United States financial markets;

                 (I) written notice given by Hercules to Alliant, if the closing price of the Common Stock on the NYSE on the trading day immediately preceding the day scheduled for the Closing Date is less than $20.00 per share.

     12.2  Effect on Obligations.

           12.2.1 Except as provided below and in Section 15.5, in the event of the termination of this Agreement, this Agreement (other than this Section 12.2 and Sections 15.5, 15.8 and 15.11) shall become null and void and neither Party shall have any further obligations or liabilities under this Agreement.

           12.2.2 In the event that (i) termination is effected pursuant to Section 12.1(D) and (ii) the non-terminating Party has willfully and intentionally caused the breach of the representation, warranty, covenant or agreement on which termination is based, then, in addition to any expenses payable otherwise under the Definitive Agreements, the non-terminating Party shall be liable to the terminating Party for liquidated damages in the amount of $16 million plus, in the event that Hercules is the non-terminating Party, the $6 million amount specified in Section 15.5.2.

           12.2.3 In the event that (i) termination by either Party is effected pursuant to Section 12.1(B) and (ii) at the time of such termination, the conditions set forth in Sections 9.1, 9.2, 9.4, 9.5, 9.7, 9.8, 9.11 and
9.13 have been satisfied or, if permissible, waived by Alliant and at the time of such termination, Alliant shall not have obtained the Financing (other than following an event described in Section 12.1(H)), then Alliant shall be liable to Hercules for liquidated damages in the amount of $6 million but, in either case, except as set forth herein Alliant shall have no other obligation or liability of any kind whatsoever to Hercules (whether under the Definitive Agreements or otherwise) in connection with the Transactions.

           12.2.4 The Parties hereby agree and acknowledge that such amounts referred to in Sections 12.2.2 and 12.2.3 are acceptable compensation for all damage and claims which would be incurred with respect to such termination. Any such amount will be paid in immediately available funds within 30 days of receipt by (i) the non-terminating Party of written request therefor from the terminating Party, in the case of a termination subject to Section 12.2.2 above, or (ii) Alliant of written request therefor from Hercules, in the case of a termination subject to Section 12.2.3.


                                  ARTICLE XIII

                          SURVIVAL AND INDEMNIFICATION

     13.1 Survival of Representations, Warranties and Covenants. Except as provided otherwise in Articles V and VI of this Agreement or in any other Definitive Agreement, each representation and warranty made in the Definitive Agreements shall survive the Closing and remain in full force and effect for a period of 18 months thereafter; provided, however, that representations or warranties contained in the Tax Agreement shall survive until expiration of any applicable statute of limitations, and provided, further, to the extent that written notice of any indemnification claim for breach of any representation or warranty (indicating with reasonable specificity the basis for such claim) shall have been delivered to the other Party within the survival period, such representation and warranty shall survive the termination of the survival period solely with respect to the subject matter of such claim and continue for such purpose only until resolution of such claim. The covenants and agreements contained in the Definitive Agreements shall survive the Closing and continue in accordance with their terms.

     13.2 Indemnification by Hercules. From and after the Closing, Hercules shall indemnify and hold harmless Alliant, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "Alliant Indemnitees") from and against any and all Claims incurred by any of them arising out of or resulting from any of the following:

                 (A) any breach by Hercules of any of the representations or warranties made by Hercules in the Definitive Agreements;

                 (B) any failure by Hercules to perform any of its covenants or agreements contained in the Definitive Agreements;

                 (C) any failure by Hercules to pay, perform, discharge or satisfy when due any liability or obligation of Hercules or any of its Affiliates other than the Assumed Liabilities; or

                 (D) any liability or obligation of the Subsidiaries arising out of, resulting from or relating to the business and operations of the Subsidiaries prior to the Closing, other than (i) liabilities and obligations which are part of the Assumed Liabilities and (ii) liabilities and obligations for which Alliant or the Subsidiaries are to be expressly responsible from and after the Closing under the Definitive Agreements.

     13.3 Indemnification by Alliant. From and after the Closing, Alliant shall indemnify and hold harmless Hercules, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "Hercules Indemnitees") from and against any and all Claims incurred by any of them arising out of or resulting from any of the following:

                 (A) any breach by Alliant of any of the representations or warranties made by Alliant in the Definitive Agreements;

                 (B) any failure by Alliant to perform any of its covenants or agreements contained in the Definitive Agreements;

                 (C) any failure by Alliant to pay, perform, discharge or satisfy when due any liability or obligation of Alliant or any of its Affiliates, including any of the Assumed Liabilities;

                 (D) any liability or obligation of the Subsidiaries arising out of, resulting from or relating to the business and operations of the Subsidiaries after the Closing, other than liabilities and obligations for which Hercules is the indemnitor pursuant to Section 13.2 (D);

                 (E) any Claim by Alliant stockholders asserted in connection with the Alliant proxy contest relating to its 1994 Annual Meeting to the extent that such Claim relates to the Transactions, provided that it is not judicially determined that such Claim is based on the violation by Hercules by applicable law; or

                 (F) to the extent provided on Schedule 13.3 hereto with respect to the matters therein provided.

     13.4  Procedure for Indemnification.

           13.4.1 In the event that any Indemnitee shall incur or suffer any Claims in respect of which indemnification may be sought hereunder by Hercules, on the one hand, or Alliant, on the other hand, the Indemnitee shall assert a Claim for indemnification by written notice with reasonable information and details of the Claims as then known (the "Notice") to the Indemnitor stating the nature and basis of such Claim.

           13.4.2 Within 60 days after receipt by an Indemnitee of written notice of the assertion of a claim or the commencement of any action, litigation or proceeding by any Third Person (a "Third Person Claim") with respect to any matter for which indemnification is or may be owing pursuant to
Section 13.2 or 13.3, the Indemnitee shall give Notice to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto. The Indemnitor shall have the right, at its option and at its own expense, to participate in or, by giving written notice to the Indemnitee no later than 30 days after delivery of the Notice, to take exclusive control of, the defense, negotiations and/or settlement of any such Third Person Claim with counsel reasonably satisfactory to the Indemnitee, whereupon the Indemnitor shall assume all past and future responsibility for any Claims incurred by the Indemnitee with respect to such Third Person Claim. The Indemnitee shall have the right to participate in the defense, negotiation and/or settlement of any such Third Person Claim with counsel of its own choosing; provided that after notice from the Indemnitor to the Indemnitee of the Indemnitor's election to take control of the defense, negotiation and/or settlement of any Third Person Claim, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses incurred by the Indemnitee in connection with the defense, negotiation and/or settlement thereof other than reason- able costs of investigation. Notwithstanding the foregoing, with respect to any such Third Person Claim, the defense, negotiation and/or settlement of which the Indemnitor has taken control, the Indemnitee shall have the right to retain separate counsel to represent it and the Indemnitor shall pay the reasonable fees and expenses of such separate counsel if the parties to any such Third Person Claim include both the Indemnitee and the Indemnitor and counsel to the Indemnitee or reasonably determines that defenses available to the Indemnitee are in conflict with the defenses available to the Indemnitor. Each Party agrees to cooperate with and render to the other Party such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Third Person Claim or proceeding which assistance shall include, without limitation, making appropriate personnel reasonably available for any discovery or trial. If the Indemnitor fails or refuses to undertake the defense of any such Third Person Claim within 30 days after delivery of the Notice, the Indemnitee shall have the right to take exclusive control of the defense, negotiation and/or settlement of such Third Person Claim at the Indemnitor's expense. Neither the Indemnitor nor the Indemnitee shall settle or compromise any Third Person Claim without the consent of the other, which consent shall not be unreasonably withheld.

           13.4.3 Party to Party Claims. If the Indemnification Notice does not relate to a Third Person Claim, the Indemnitor shall have 60 days after receipt of such Notice to object to the subject matter and the amount of the Claim for indemnification set forth in such Notice by delivering Notice of objection thereof to the Indemnitee presenting such Notice. If the Indemnitor does not so object within such 60-day period, it shall be conclusively deemed to have agreed to the matters set forth in such Notice. If the Indemnitor sends notice to the Indemnitee objecting to the matters set forth in such Notice, the Parties shall use their best efforts to settle (without an obligation to settle) such Claim for indemnification. If the Parties are unable to settle such dispute, the question shall be resolved in accordance with Article XIV.

     13.5 Limitation on Indemnification. Notwithstanding anything to the contrary, no indemnification shall be payable by an Indemnitor under Section
13.2 or 13.3 unless and until the amount of Claims in respect of all matters for which indemnification is sought from such Indemnitor shall exceed $1.5 million in the aggregate, in which event the Indemnitor shall only be obligated to indemnify for the amount of such Claims in excess of $1 million; provided, however, that no indemnification shall be required hereunder in respect of any Claim unless the indemnity owed in respect of such Claim and any related Claims is at least $50,000.

     13.6 Payment. With respect to Third Person Claims for which indemnification is payable under the Definitive Agreements, such indemnification shall be paid by the Indemnitor promptly upon (A) the entry of a judgment against the Indemnitee and the expiration of any applicable appeal period; (B) the entry of a non-appealable judgment or final appellate decision against the Indemnitee; (C) the closing under any settlement or similar agreement; or (D) the entry of any final non-appealable consent order or decree binding upon the Indemnitee. Notwithstanding the foregoing, provided that there is no reasonable dispute as to whether the Indemnitee is entitled to indemnification hereunder, expenses of the Indemnitee for which the Indemnitor is responsible shall be reimbursed on a current basis by the Indemnitor.

     13.7 Right To Information About Indemnification Matters. Alliant shall furnish to Hercules from time to time such information as Hercules may reasonably request with respect to the matters (including Assumed Liabilities) which might become the subject of a Claim for indemnification hereunder from Hercules. Hercules shall furnish to Alliant from time to time such information as Alliant may reasonably request with respect to the matters which might become the subject of a Claim for indemnification hereunder from Alliant.

     13.8 Covers Other Agreements. The provisions of this Article XIII shall also govern any right of indemnification granted by any provision of any of the Definitive Agreements (except for the Human Resources Agreement and, other than for purposes of Section 13.5 hereof, the Environmental Agreement) and any indemnification procedure related thereto unless such provision or agreement specifically provides for a different indemnification right and/or procedure.

     13.9 Sole Remedy. Hercules and Alliant acknowledge and agree that, if the Closing occurs, their sole and exclusive remedy following the Closing with respect to any and all claims (whether Third Person Claims or otherwise), relating to the subject matter of the Definitive Agreements (except as otherwise expressly provided in the Environmental Agreement) shall be pursuant to the provisions of this Article XIII and each of the Parties hereby waives any and all rights it may otherwise have against the other Party with respect thereto.


                                  ARTICLE XIV

                            RESOLUTIONS OF DISPUTES

     14.1 Each and all disputes under the Definitive Agreements (except as otherwise provided therein) shall be conclusively and exclusively resolved by a negotiated resolution between the Parties or by the resolution procedure provided for in this Article XIV.

     14.2 The Resolution Panel shall consist of four members, of which two members shall be the Chief Executive Officer and another authorized representative of Hercules, and the other two members shall be the Chief Executive Officer and another authorized representative of

Alliant (the "Resolution Panel"). The Resolution Panel may only act by the affirmative vote of all of its members.

     14.3 In the event of a dispute under the Definitive Agreements (except as otherwise provided in any Definitive Agreement and for disputes covered by the Adjustment Protocol as the Parties intend that such disputes shall be resolved exclusively and conclusively in accordance with the Adjustment Protocol), either Party may give a notice to the other Party requesting that the Resolution Panel try in good faith to negotiate a resolution of (but without any obligation to resolve) such dispute. Not later than fifteen (15) days after said notice, each Party shall submit to the other Party a written statement setting forth such Party's description of the dispute and of the respective positions of the Parties on such dispute; and such Party's recommended resolution and the reasons why such Party feels its recommended resolution is fair and equitable in light of the terms and spirit of the Definitive Agreements. The submission and exchange of such written statements of the Parties shall be simultaneous. Such statements represent part of a good-faith effort to resolve a dispute and as such, neither statement may be introduced as evidence or used as an admission against interest in any judicial resolution of such dispute.

     14.4 If the dispute continues unresolved for a period of fifteen (15) days (or such longer period as the Resolution Panel may otherwise agree upon) after the simultaneous exchange of such written statements, then the Resolution Panel shall promptly commence good-faith negotiations to resolve such dispute but without any obligation to resolve it. The initial negotiating meeting shall be held in Wilmington, Delaware, if Alliant sent said notice, and in Hopkins, Minnesota, if Hercules sent said notice.

     14.5  Within sixty days after the commencement of good-faith negotiations,
(i) if the Resolution Panel renders an agreed resolution on the matter in dispute, then both Parties shall be bound thereby and judgment upon such resolution may be entered in any court having requisite jurisdiction; and (ii) if the Resolution Panel does not render an agreed resolution, then the matter in dispute shall be submitted forthwith to a court in the State of Delaware under the Summary Procedures Act of Delaware, for judicial resolution.

     14.6 Summary Procedures Act. The following shall be applicable to any dispute under the Definitive Agreements which is required to be submitted to a court in the State of Delaware under the Summary Procedures Act.

                 (A) Each dispute, which by its nature and/or amount in controversy, qualifies as a matter of right or discretion to be determined in the Superior Court of the State of Delaware in and for New Castle County under its Rules governing Summary Proceedings for Commercial Disputes, shall proceed and be determined in such Summary Proceedings ONLY. Any dispute which cannot be determined in such Summary Proceedings shall proceed and be determined in whichever Delaware Court has requisite jurisdiction.

                 (B) Any disputing party may make application to the said Superior Court for resolution of a dispute to be determined in such Summary Proceedings. No disputing party shall directly or indirectly oppose such application in any way.

                 (C) No disputing party shall directly or indirectly initiate or pursue any case, proceeding or claim (whether for damages or other relief) relating to a dispute in any forum other than a Delaware Court.

                 (D) Each and all disputing parties hereby reciprocally and irrevocably waive in advance any and all objections to the Delaware Courts or directly or indirectly to cause any aspect of the dispute to be heard in another forum.

                 (E) For purposes of all actions or proceedings that involve a dispute, all disputing parties do hereby irrevocably submit themselves to the personal jurisdiction of each and all Delaware Courts and agree that service of process may be duly perfected by a lawful method.


                                   ARTICLE XV

                                 MISCELLANEOUS

     15.1 Entire Agreement. The Adjustment Protocol, the Due Diligence Protocol, the Confidentiality Agreement, the Non-Disclosure Agreement, the Competitive Sensitive Information Agreement and the Definitive Agreements (including the Exhibits, Schedules, and other documents referred to or contemplated herein or therein) constitute the entire agreement between the Parties and supersede all prior agreements and understandings, oral and written between the Parties with respect to the subject matter hereof and thereof. To the extent of any inconsistency between a provision of this Agreement and such other agreement, the provision of such other agreement shall control.

     15.2 Successors and Assigns; Third Person Beneficiaries. The terms and conditions of the Definitive Agreements shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties; provided, however, that none of the Definitive Agreements in whole, in material part or otherwise may be assigned by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, each Party shall be entitled to assign all or any part of its rights and obligations under the Definitive Agreements to one or more of its wholly owned Affiliates, provided that no such assignment shall relieve such Party of its obligations under the Definitive Agreements. Nothing in the Definitive Agreements, express or implied, is intended to confer any rights or remedies thereunder on any Person other than Alliant or Hercules and their respective Affiliates, successors and permitted assigns.

     15.3 Headings. The headings of the articles, sections and paragraphs contained in the Definitive Agreements are inserted for convenience only and shall not be deemed to constitute part thereof or to affect the construction thereof.

     15.4 Modification and Waiver. During the Pre-Closing Period, the Definitive Agreements may be amended by the Parties at any time before or after the approval thereof by the stockholders of Alliant; provided, however, that after approval by the stockholders of Alliant, no such amendment shall materially adversely affect such stockholders, unless such amendment is approved by such stockholders. No amendment, modification or alteration of the terms or provisions of the Definitive Agreements shall be binding unless the same shall be in writing and duly executed by the Parties , except that any of the terms or provisions of the Definitive Agreements may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of the Definitive Agreements shall be deemed to or shall constitute a waiver of any other provision thereof (whether or not similar). No delay on the part of any Party in exercising any right, power or privilege shall operate as a waiver thereof.

     15.5  Expenses.

           15.5.1 Except as otherwise expressly provided in the Definitive Agreements and except for the Hercules cost paid by Alliant pursuant to the Letter of Intent, whether or not the Transactions are consummated, each Party shall pay all costs and expenses of every kind incurred by it or on its behalf in connection in any way with the Definitive Agreements and/or the Transactions, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel fees. The fees and expenses of Coopers & Lybrand in connection with the Definitive Agreements and/or the Transactions, including the preparation of financial statements and the conduct of audits and reviews, shall be borne by the Parties as follows: (i) Hercules shall pay all fees, and (ii) Alliant shall pay the first $250,000 of expenses (other than those related to Hercules due diligence investigation of Alliant), and Hercules shall pay all other expenses in excess of $250,000.

           15.5.2 If this Agreement is terminated pursuant to Section 12.1 as a result of the (i) failure to obtain approval under the HSR Act, through no fault of Alliant, or (ii) failure to obtain (subject to Section 4.4) any other governmental approval, through no fault of Alliant, or (iii) a willful breach by Hercules of this Agreement, Hercules shall repay to Alliant the sum of $6,000,000 (i.e., $2,800,000 plus $3,200,000), together with simple interest thereon at the rate of 6% per annum, from and including the commencement dates set forth below to but not including the date payment is made to Alliant hereunder. The applicable commencement date for the $2,800,000 shall be July 12, 1994, and the applicable commencement date for the $3,200,000 shall be July 25, 1994. Any payment by Hercules hereunder shall be paid to Alliant in United States dollars, by wire transfer of immediately available funds to an account or accounts of Alliant at a bank or banks specified by Alliant, within 5 days of the termination of the Agreement.

           15.5.3 If this Agreement is terminated pursuant to Section 12.1 for any reason other than as set forth in paragraph (B) above, Hercules shall retain the said amounts of $2,800,000 and $3,200,000.

     15.6 Notices. Any notice, request, instruction or other document to be given hereunder by any Party to any other Party shall be in writing and delivered personally, by telecopy and confirmed by mail, or sent by registered or certified mail, postage prepaid, or sent by overnight courier (e.g., Fed Ex, Airborne or UPS)

                 if to Hercules, to:

                 Hercules Incorporated
                 Hercules Plaza
                 (13th and Market Streets)
                 Wilmington, DE 19694-0001
                 Telecopier:  (302) 594-7252
                 Attention: Michael B. Keehan, Esq.
                 Vice President And General Counsel

           with a copy to each of the following persons at the Hercules address: (i) R. Keith Elliott, Senior Vice President & Chief Financial Officer; (ii) George MacKenzie, Vice President & Treasurer; and (iii) Israel J. Floyd, Corporate Secretary and Assistant General Counsel; and with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom
                 One Rodney Square
                 Box 636
                 Wilmington, DE  19899
                 Telecopier:  (302) 651-3001
                 Attention:  Robert B. Pincus, Esq.

                 if to Alliant, to:

                 Alliant Techsystems Inc.
                 MN11-2013
                 6000 Second Street NE
                 Hopkins, MN  55343-8384
                 Telecopier:  (612) 931-5920
                 Attention:  Daryl L. Zimmer, Esq.
                 Vice President and General Counsel
                 with a copy to:

                 Schulte Roth & Zabel
                 900 Third Avenue
                 New York, New York  10022
                 Telecopier:  (212) 593-5955
                 Attention:  Marc Weingarten, Esq.

or at such other address for a Party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party (evidenced, in the case of a telecopy, by the receipt of the correct answer back).

     15.7  Specific Performance And Other Remedies.

           15.7.1 Hercules acknowledges that Alliant will have no adequate remedy at law if Hercules fails to perform any of its obligations under the Definitive Agreements. In such event, Alliant shall have the right, in addition to any other rights it may have, to specific performance of the Definitive Agreements.

           15.7.2 Alliant acknowledges that Hercules will have no adequate remedy at law if Alliant fails to perform any of its obligations under the Definitive Agreements. In such event, Hercules shall have the right in addition to any other rights it may have, to specific performance of the Definitive Agreements.

           15.7.3 Each and all of the rights and remedies of any Party provided in or under the Definitive Agreements shall be in addition to all rights and remedies provided at law, in equity or otherwise. Such rights and remedies shall be cumulative, and the use of any right or remedy at any time or from time to time shall not preclude or affect the use of the same or any other similar or dissimilar right or remedy.

           15.7.4 In no event shall any Party be liable for punitive, consequential, special, incidental or similar damages under or in connection with the Definitive Agreements and/or the Transactions.

     15.8 Governing Law. The validity, performance and enforcement of the Definitive Agreements shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, except that (A) with respect to matters regarding the transfer of title to any real property, the laws of the jurisdiction in which such real property is located shall govern, without giving effect to the principles of conflicts of law thereof, and (B) with respect to matters regarding the transfer of right, title to and interest in any Contract or any Permit, the laws governing such Contract or Permit shall govern, without giving effect to the principles of conflicts of law thereof.

     15.9 Bulk Sales Laws. The Parties waive compliance with the so called "bulk sales" provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where Hercules owns assets to be conveyed to Alliant hereunder and any other "bulk sales" provisions or laws of any jurisdiction that may be applicable to the Transactions.

     15.10 Demil/LADAR Licenses. Except for the Credit referred to in Section 3.2, the Demil/LADAR Licenses are not intended to be nor shall be affected by the Definitive Agreements or any provisions thereof.

     15.11 Public Announcements. During the Pre-Closing Period, neither Alliant nor Hercules shall make any public statements, including any press releases, with respect to the Definitive Agreements and/or the Transactions, except as may be required by law or by the obligations pursuant to any agreement with any securities exchange (in which case, the statement shall be made only after disclosure and, if practicable, consultation with the other Party prior to dissemination to the public) or as otherwise provided in the Definitive Agreements (e.g., distribution of the Proxy Statement) or as otherwise agreed to by the Parties.

     15.12 Counterparts. The Definitive Agreements may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

     15.13 Severability. If any provision of the Definitive Agreements or the application of any such provision to any person(s) or circumstance(s) shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision thereof and the affected Definitive Agreements shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part thereof; provided, however, (A) if the deletion of any provision of the Definitive Agreements frustrates an essential purpose(s) of the Definitive Agreements or materials right(s) of a Party, then such Party may terminate this Agreement without further liability or obligation and (B) absent such frustration and to the extent legally possible, the Parties shall seek in good faith alternate provisions or arrangements to achieve the same purposes as the invalid, illegal or unenforceable provision.

           IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized officer on its behalf as of the date first above written.


Attested:                                 HERCULES INCORPORATED

By:                                       By: /s/
    -------------------------------          --------------------------------
Name and Title:                           Name and Title:
               ---------------------                      -------------------


Attested:                                 ALLIANT TECHSYSTEMS INC.

By:                                       By: /s/
    -------------------------------          --------------------------------
Name and Title:                           Name and Title:
               --------------------                       -------------------

                                  EXHIBIT A

DRAFT

                            HAC ADJUSTMENT PROTOCOL

Letter of Intent - This Adjustment Protocol is the Protocol referred to in Paragraph 4 of the Letter of Intent dated July 11, 1994, and Section 1.1.1 of the Purchase and Sale Agreement, dated _________, 1994. All references to numerical paragraphs herein refer to the Letter of Intent (LOI). All terms used herein and defined in the said Purchase and Sale Agreement shall have the meanings ascribed to such terms in the said Purchase and Sale Agreement.

DETERMINATION OF PURCHASE PRICE AND NET BOOK VALUE

    The purchase price shall be the NET BOOK VALUE, as of the CLOSING DATE, plus Sixty-six Million Dollars ($66,000,000). The NET BOOK VALUE of the HAC
BUSINESS is equal to the difference between (i) the recorded value of Purchased Assets related to and used solely or substantially solely in the HAC BUSINESS (except excluded carve-out assets as stated below), and (ii) the recorded value of the Assumed Liabilities related to the HAC BUSINESS (except excluded carve-out liabilities as stated below). Both assets and liabilities will be valued consistent with Hercules Incorporated's normal accounting policies and procedures and in accordance with generally accepted accounting principles
(GAAP) as consistently applied by Hercules in the carved-out historical financial statements of the HAC BUSINESS audited by Coopers & Lybrand. To the extent that certain obligations are not included, any related reserves for these items will not be transferred.

EXCLUDED CARVE-OUT ASSETS

  -  Cash
  -  Research and Experimentation Credits
  -  Income Taxes - Current and Deferred
  -  Land and Building Accounts of Kenvil and HDES

EXCLUDED CARVE-OUT LIABILITIES

  -  Contract deferrals related to the Titan IV SRMU settlement.
  -  Taxes payable.
  -  Environmental liabilities.
  -  Contingent liabilities; e.g., litigation.
  -  Pension liability.
  -  FAS 106 difference between APBO values and GAAP values.

    While environmental and contingent liabilities, are excluded for the calculation of NET BOOK VALUE, they shall be dealt with separately in the Definitive Agreement.

CLOSING

    No later than 10 days prior to Closing, Hercules will prepare a preliminary estimated NET BOOK VALUE STATEMENT of the HAC BUSINESS as of the Closing Date.

    No later than 5 days prior to Closing, the PARTIES will agree to an estimated NET BOOK VALUE.

    The cash payment to be delivered at Closing against the final purchase price will be determined by the following formula:

    Cash Portion - NET BOOK VALUE + $66 Million - $112 Million

        LESS: Prepaid amounts to which Alliant is entitled to a purchase price credit.
        PLUS or LESS: Other adjustments agreed to in writing by Hercules and Alliant.

    The Cash Portion shall be paid at the CLOSING and no later than 11:30 A.M. on the CLOSING DATE by bank wire transfer of immediately available funds to bank account(s) specified by HERCULES.

    Alliant will present, at CLOSING, 3,862,069 shares of Alliant Shares in accordance with the terms and conditions stated in LOI paragraph 5 and paragraph 3.1(B) of the Purchase and Sale Agreement.

POST CLOSING

    The CLOSING BALANCE SHEET of the HAC BUSINESS shall be prepared by HERCULES, ALLIANT, and the HAC BUSINESS Management, audited by Coopers & Lybrand and reviewed by Alliant representatives. This CLOSING BALANCE SHEET shall serve as the data base for developing the NET BOOK VALUE STATEMENT, which shall be prepared so as to derive the NET BOOK VALUE of the HAC BUSINESS as of the CLOSING DATE as defined on the previous page.

    Hercules, Alliant, and the HAC BUSINESS management will prepare the Post-Closing NET BOOK VALUE STATEMENT as of the end of business on the CLOSING DATE. ALLIANT will provide HERCULES with access to the Books and Records.

    The NET BOOK VALUE STATEMENT will be attested to by Coopers & Lybrand and reviewed by Alliant representatives within sixty (60) days of the CLOSING DATE. If the PARTIES do not agree on matters relating to these statements, except for excluded items specifically identified in this document, after thirty (30) days of its presentation, the matter shall be referred to Price Waterhouse for resolution. The PARTIES will share the fees and expenses of Price Waterhouse equally. The PARTIES, and their representatives, each shall cooperate, promptly and fully with Price Waterhouse so that its decision can be rendered as soon as practicable, but in any event not later than sixty (60) days after its engagement. The decision of Price Waterhouse shall be final and binding on all concerned and may be judicially enforced in any court having requisite jurisdiction.

    The final cash and adjustment payment will be determined by the following formulas:

    Final Cash Portion - CLOSING NET BOOK VALUE as attested by Coopers & Lybrand + $66 Million - $112 Million.

    LESS: Prepaid amounts to which Alliant is entitled to a purchase price credit.

    PLUS or LESS: Other adjustments agreed to in writing by Hercules and Alliant.

    Adjustment Payment - Final Cash Portion - Cash Portion at Closing.

    An Adjustment Payment greater than zero will require an additional payment from Alliant to Hercules.

    An Adjustment Payment less than zero will require a refund payment from Hercules to Alliant.

    Adjustment payments shall accrue interest from the CLOSING DATE through the date of payment at an annual rate equal to 6%. Adjustment payments shall be made by bank wire transfer in immediately available funds no later than five
(5) days after final settlement.


- -------------------------                      -------------------------
R. Keith Elliot                                Donald E. Willis
Senior Vice President and                      Vice President, Strategic
Chief Financial Officer                        Development and Planning


                        ---------------------
                          Price Waterhouse

                                  EXHIBIT D

                               INDUSTRIAL LEASE





                            HERCULES INCORPORATED
                                  (LANDLORD)

                _____________________________________________


                                     AND




                           ALLIANT TECHSYSTEMS INC.
                                   (TENANT)

                _____________________________________________





                              CLEARWATER, FLORIDA

                               TABLE OF CONTENTS

SECTION 1 - BASIC LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.01     Date and Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.02     Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.03     Use of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.04     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.05     Acceptance of Premises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.06     Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2 - RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

2.01     Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.02     Conditions of Rent Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 3 - AFFIRMATIVE OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

3.01     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
3.02     Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
3.03     Repairs and Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
3.04     Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
3.05     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 4 - NEGATIVE OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

4.01     Initial Tenant Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
4.02     Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
4.03     Assignment and Subleasing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 5 - INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

5.01     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.02     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 6 - LOSS OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

6.01     Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
6.02     Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
6.03     Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 7 - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

7.01     Tenant's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
7.02     Landlord's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
7.03     Landlord's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

7.04     Exception to Cure Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
7.05     Self-Help  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
7.06     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 8 - SUBORDINATION, ATTORNMENT, NON-DISTURBANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

8.01     Subordination/Attornment/Non-Disturbance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
8.02     Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
8.03     Quiet Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 9 - LANDLORD'S RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

9.01     Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
9.02     Mechanic's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
9.03     Right to Enter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
9.04     Holdover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
9.05     Signs and Advertisements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
9.06     Mortgage and Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 10 - OTHER LEASES AND ACCESS TO PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

10.01    Third Party Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
10.02    Landlord Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 11 - DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 12 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

12.01    Broker's Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
12.02    Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
12.03    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
12.04    Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
12.05    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
12.06    Deletions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
12.07    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
12.08    Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
12.10    Survival of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
12.11    Authority of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
12.12    Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
12.13    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
12.14    Definition of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

EXECUTION PAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

EXHIBIT A
EXHIBIT B
EXHIBIT C

SECTION 1 - BASIC LEASE PROVISIONS

1.01     DATE AND PARTIES.

This lease ("Lease") is made this ___ day of ______________, 1994 between HERCULES INCORPORATED ("Landlord") and ALLIANT TECHSYSTEMS INC., ("Tenant"). Landlord is a Corporation organized under the laws of Delaware, with principal offices at 1313 N. Market Street, Wilmington, Delaware 19894. Tenant is a Corporation organized under the laws of Delaware, with principal offices at P.O. Box 4648, 13133 34th Street, North Clearwater, Florida 34622-4259.

1.02     PREMISES

Upon the terms and conditions hereinafter set forth, Landlord does hereby grant, demise and lease and Tenant does hereby take and hire from Landlord, all of the land and buildings, fixtures and any other improvements located at __________________________________________ ("Premises"), and matching the description as shown in Exhibit A.

1.03     USE OF PREMISES

Tenant shall use and occupy the Premises solely for Offices, Light Manufacturing and Assembly and other such uses incidental to Tenant's business, as previously used by Tenant's predecessor, prior to the transfer of assets to the Tenant under the purchase and Sale Agreement by and between Alliant Techsystems Inc. and Hercules Incorporated dated _____________________ including annexes, schedules and exhibits thereto ("Purchase and Sale Agreement"), and all ancillary Agreements referenced herein, specifically the environmental agreement (the "Environmental Agreement") unless Landlord gives its advance written consent to another use to the extent permitted by law and Landlord consents to the same in its sole discretion. Tenant shall not create a nuisance nor use the Premises for any immoral or illegal purposes.

1.04     TERM

1.04(a) The basic term of this Lease shall commence on _________________ ("Beginning Date"), and expire on the first anniversary of such Beginning Date ("Ending Date") unless earlier terminated under the terms of this Lease, without further notice or demand.

1.04(b) Provided that Tenant is not in default of any material term or obligation under this Lease, and that all sums payable or due from Tenant to Landlord have been fully paid prior to the Ending Date, or any additional one
(1) year term, then Tenant shall have the option of extending the basic term of this Lease for five (5) additional one (1) year terms for the same Rent and under the same provisions of this Lease. Such option(s) shall be exercised no later than three (3) months prior to the end of the basic term or any successive option year.

1.05 ACCEPTANCE OF PREMISES

1.05(a) Except as otherwise expressly and specifically provided for, Tenant acknowledges and agrees that it is accepting the Premises in its "as is" condition without any representations or warranties by or from Landlord. All representations, warranties, covenants and other provisions of the Purchase and Sale Agreement, and Environmental Agreement are made a part hereto and shall remain in full force power and effect with respect to this Lease.

1.06     LICENSES AND PERMITS

1.06(a) Subject to the terms and conditions of the Purchase and Sale Agreement and Environmental Agreement and as specifically referenced in the applicable Schedules therein, Landlord represents and warrants that to the knowledge of Landlord, it has not received any notice from any federal, state or local agency that Landlord is in violation of any building code or federal, state or local laws, regulations and ordinances pertaining to the Premises. Landlord is not aware of any facts which, if disclosed to any federal, state or local agency, would result in penal or remedial action by such agency. If Landlord receives notice form any federal, state or local agency that Landlord is in violation of any federal, state or local laws pertaining to the Premises which relate to matters and conditions pertaining to the Premises prior to this Lease, then Landlord shall indemnify and hold Tenant harmless from any requirements to remediate or renovate the Premises unless the need for such remediation or renovation to the Premises is determined to have been caused by the Tenant, its employees, agents, servants, representatives, licensees, invitees and/or trespassers.

1.06(b) Tenant shall apply for or obtain and maintain at all times during the Lease term licenses and permits required to conduct or operate the permitted uses as specified hereinabove in and upon the Premises, which are required by any applicable governmental body or agency having jurisdiction over the Premises and shall pay the fee or charge imposed for issuance of such license or permits. Tenant shall renew any such licenses and permits in accordance with the rules, codes, statutes or ordinances requiring such licenses or permits. Tenant agrees to conduct and operate at all times during the Lease term only the business for which it is licensed and in the event of a change in the nature of its business or operation, to obtain any necessary new or additional licenses or permits. Tenant, at its expense, shall comply with all applicable federal, state and local laws, ordinances and regulations and requirements and shall perform all necessary action required under such rules, codes, statutes or ordinances for the issuance and continuance of any permits or license issued thereunder.

1.06(c) The Landlord shall at its sole expense obtain and maintain at all times during the Lease term all licenses and permits required to meet the obligations and responsibilities retained by Landlord with regard to the Environmental Agreement. Landlord shall renew any such licenses and permits in accordance with the rules, codes, statutes or ordinances requiring such licenses or permits. Landlord, at its expense, shall comply with all requirements and perform all necessary action required under such rules, codes, statutes or ordinances for the issuance and continuance of such permits or licenses.

SECTION 2 - RENT

2.01     RENT

Tenant shall pay to Landlord during the term of this Lease the Depreciation as rent for the Premises ("Rent") as set forth below:

         (a) Depreciation: Tenant shall pay the Landlord during the term of this Lease and any successive lease extension, the total annualized depreciation expense of Landlord for the Premises amortized over twelve (12) equally monthly installments as reasonably determined and allowed according to Generally Accepted Accounting Principles (GAAP) consistently and reasonably applied ("Depreciation"), as more fully set forth on Exhibit "C" attached hereto and made a part hereof.

2.02     CONDITIONS OF RENT PAYMENT

Except as otherwise allowed under this Section 2, Rent shall be paid:

         (a) Monthly in advance in installments equal to one-twelfth (1/12) of the annual Rent due;

         (b)     Without advance notice, demand, offset or deduction;

         (c)     By the first day of each month during the term; and

         (d)     To Landlord:     Hercules Incorporated
                                  1313 N. Market St.
                                  Wilmington, DE  19894
                                  Attn:
                                       ------------------------


If the term does not begin on the first day or end on the last day of the month, the Rent for that partial month shall be prorated by multiplying the monthly Rent by a fraction, the numerator of which is the number of days of the partial month included in the term and the denominator of which is the total number of days in the full calendar month.

If the Tenant fails to pay part or all of the Rent within fifteen (15) days after it is due, the Tenant shall also pay a late charge equal to one percent (1%) of the unpaid Rent which is past due.

SECTION 3 - AFFIRMATIVE OBLIGATIONS

3.01 COMPLIANCE WITH LAWS

The parties covenant and agree to comply with all applicable federal, state, county and local laws, ordinances and regulations with respect to their respective duties and obligations under this

Lease. The parties also covenant and agree to comply with any and all environmental obligations as more fully set forth in the Environmental Agreement.

3.02  UTILITIES

3.02(a) Tenant shall pay all charges and fees for all utilities used or consumed by Tenant on the Premises, including but not limited to, gas, electricity, light, heat, all public charges for sanitary sewer discharged from the Premises and for water consumed on the Premises, power and all other utilities and telephone or other communication services used, rendered or supplied upon or in connection with the Premises. Landlord shall have no obligation or liability to provide any or all of the foregoing utilities and services to Tenant.

3.02(b) INTERRUPTION OF SERVICES: Landlord does not warrant that any services Landlord supplies shall not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or for any reason beyond the reasonable control of landlord. Except as noted below, any interruption shall not:

         (i) Be considered an eviction or disturbance of Tenant's use and possession of the Premises;

         (ii)    Make Landlord liable to Tenant for damages;

         (iii)   Abate Rent; or

         (iv)    Relieve Tenant from performing Tenant's Lease obligations.

3.03     REPAIRS AND MAINTENANCE

3.03(a) TENANT'S CARE OF PREMISES WHICH IT OCCUPIES: During the Lease Term and any successive term and subject to the obligations of the Landlord as stated in paragraph 3.03(b) herein, Tenant, at Tenant's expense, shall keep in good order, condition and repair, ordinary wear and tear excepted, including but not limited to, the repair (and replacement where necessary) and maintenance of the roof and structural portions of the Premises, together with all interior plumbing, mechanical, heating, ventilating and air conditioning systems serving the Premises, electrical and lighting, pipes, ducts, conduits and equipment in, upon or serving the Premises, fixtures,interior walls, interior surfaces of exterior walls, ceiling, windows, doors, glass and skylights in the Premises. Tenant shall take good care of the Premises and keep the Premises free from filth, overloading, danger of fire or any pest or nuisance, and repair any damage or breakage done by Tenant or Tenant's agents, employees or invitees, including damage done to the building by Tenant's equipment or installations. Tenant shall furnish and pay for the upkeep, maintenance and periodic servicing of the heating, ventilating and air conditioning equipment servicing the Premises, provided however, Tenant shall have no obligation to replace such systems. At the end of the Lease, or any renewal thereof, Tenant shall quit and surrender the Premises in as good condition as when received by Tenant, normal wear and tear excepted.

3.03(b) LANDLORD'S REPAIRS: Notwithstanding anything contained herein to the contrary, Tenant shall notify Landlord if any repairs or maintenance are required for the roof and structural portions of the Premises. If the cost of such repair or maintenance for any one occurrence is less than $10,000.00 then Tenant shall be responsible. If the cost exceeds $10,000.00, then Landlord shall either (i) repair or maintain or (ii) replace the roof or structural portions of the Premises with the first $10,000.00 of the cost paid by Tenant, and Landlord shall pay the balance. Under no circumstance, however, shall Tenant's aggregate obligations under this Section exceed $30,000.00 during the term of this Lease or any renewal thereof. The parties agree that, if as a result of the emergency nature of certain repairs Landlord should be required to enter the Premises and make such repairs and if Tenant is otherwise obligated to perform such repairs under this Section 3.03 and has failed to perform same, then and in such event Tenant shall reimburse Landlord within fifteen (15) days for the actual reasonable costs of such repairs to the extent of its obligation therefor, and Tenant agrees that Landlord's entry upon the Premises without its consent in such emergency shall be permitted under the terms hereof.

3.03(c)  TIME FOR REPAIRS: (intentionally left blank)

3.03(d) SURRENDERING THE PREMISES: Upon the Ending Date, or the date of the last extension term, if any, whichever is later, Tenant shall surrender the Premises to Landlord in the same condition that the Premises were in on the Beginning Date except for:

         (i)     Ordinary wear and tear;

         (ii) Damage by the elements, fire and other casualty unless Tenant would be required to repair under paragraph 3.03(a);

         (iii)   Condemnation; and

         (iv) Damage arising from any cause not required to be repaired or replaced by Tenant.

On surrender, Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed under Section 4, unless Landlord agreed that such alterations need not be removed, and repair any substantial damage to the Premises caused by the removal. Any items not removed by Tenant within thirty (30) days as required above shall be considered abandoned and Landlord may dispose of abandoned items as Landlord chooses without liability and bill Tenant for the reasonable cost of their disposal. Tenant covenants and agrees to indemnify and hold Landlord harmless from and against any and all liability, claims, damages, causes of action and all other fees, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by Tenant or any third party related to or in connection with any such abandoned property.

3.04  OPERATING EXPENSES

Notwithstanding anything contained herein to the contrary, Tenant covenants and agrees to be solely responsible for obtaining and paying for all Operating Expenses associated with or attributable to Tenant's occupancy, operation and use of the Premises.

"Operating Expenses" shall mean any and all costs and expenses which pertain to the maintenance and use of the Premises, except as otherwise expressly excluded hereinbelow, it being the intent of the Landlord and Tenant that the Rent payable hereunder shall when received by Landlord be absolutely net to it and that all other costs, charges, expenses and assessments and obligations of every kind relating to the maintenance and use of the Premises which may arise or become due during the term of this Lease or any successive lease extensions shall be paid by Tenant and that Landlord shall be indemnified and held harmless by Tenant from and against same. Operating Expenses shall also include any insurance applicable to the Premises.

Notwithstanding the foregoing, there shall be excluded from Operating Expenses, the following:

         (i) All expenses of any nature incurred to lease, market, sell and finance the Premises;

         (ii) All expenses of any nature associated with the Pre-existing Environmental Conditions, as addressed in the Environmental Agreement;

         (iii) Costs or repairs or restoration to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

         (iv) Capital expenditures which under generally accepted accounting principles are not regarded as operating or maintenance expenses.

3.05     TAXES

Tenant shall pay to Landlord during the term of this Lease and any successive lease extension, all Taxes it being understood that this is a triple net lease.

                 "Taxes" shall mean all federal, state or local taxes, fees and charges including but not limited to real estate taxes; general and special assessments; sewer and water rents;
                 transit taxes; personal property taxes imposed upon the fixtures, machinery, equipment, furniture and other personal property used in connection with the Premises, which Landlord shall pay during any calendar year and which portion occurs during the basic term or any renewal term of this Lease. Notwithstanding the foregoing, there shall be excluded from Taxes (i) all excess profits, taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes and other taxes to the extent applicable to Landlord's general or net income and (ii) all taxes, assessments and fees that may be charged with regard to the Pre-Existing Environmental Conditions of the Property.

                 Tenant shall pay the Taxes as set forth above within fifteen
                 (15) days following receipt from Landlord of a statement of its calculations supported by copies of the actual billings rendered to Landlord.

SECTION 4 - NEGATIVE OBLIGATIONS

4.01      INITIAL TENANT IMPROVEMENTS

4.01(a)  IMPROVEMENT ALLOWANCE:  (Intentionally left blank.)

4.01(b)  LANDLORD IMPROVEMENTS:  (Intentionally left blank.)

4.01(c)  FEES AND EXPENSES:  (Intentionally left blank.)

4.01(d)  CONSTRUCTION APPROVAL:  (Intentionally left blank.)

4.02     ALTERATIONS

4.02(a) DEFINITIONS: "Alterations" shall mean additions, substitutions, installations, changes and improvements to the Premises.

4.02(b) CONSENT: Tenant shall not make any structural Alterations without the Landlord's advance written consent, which consent shall not be unreasonably withheld or unduly delayed. Tenant shall have the right to install from time to time its trade fixtures in and upon the Premises and to make non-material non-structural interior modifications to the arrangement of its offices and manufacturing space without the prior written consent of Landlord. For the purposes of this paragraph, the term "non-material" shall mean any Alterations which does not affect the structure of the building(s) (including building systems) located on the Premises or other improvements located on or about the Premises and which do not cost more than $10,000.00.

4.02(c) CONDITIONS OF CONSENT: Landlord's consent in paragraph 4.02(b) shall be subject to and conditioned upon all of the following:

         (i) Tenant shall furnish Landlord with reasonably detailed plans and specifications of the Alterations;

         (ii)    The Alterations shall be performed and completed as follows:

                 (A) In accordance with the submitted plans and specifications;

                 (B)      In a workmanlike manner;

                 (C) In compliance with all applicable laws, regulations, rules, ordinances and other requirements of governmental authorities;

                 (D) Using new materials and installations at least equal in quality to the existing building materials and installations;

                 (E) By not disturbing the quiet possession of the other tenants (if applicable);

                 (F) By not interfering with the construction, operation or maintenance of the building; and

                 (G)      With due diligence.

         (iii) Tenant's contractors shall carry builder's risk insurance in an amount then customarily carried by prudent contractors and workers' compensation insurance for its employees in statutory limits;

         (iv) Tenant's workers or contractors shall work in harmony and not unreasonably interfere with Landlord's workers or contractors or other tenants and their workers or contractors;

         (v) Tenant shall give Landlord at least fifteen (15) days advance notice before beginning any Alterations so that Landlord may post or record notice of non-responsibility;

         (vi) Upon demand, Tenant shall give Landlord evidence that it complied with any condition set by Landlord;

4.02(d) PAYMENT AND OWNERSHIP OF THE ALTERATIONS: Alterations made under this Paragraph 4.02 shall be at Tenant's expense. The Alterations shall belong to Landlord when this Lease and the extension term, if any, ends except for those Alterations required to be removed by Tenant. Nevertheless, Tenant may remove its trade fixtures, furniture, equipment and other personal property if Tenant promptly repairs any substantial damage caused by their removal.

4.03     ASSIGNMENT AND SUBLEASING

           Except as expressly provided hereinbelow, neither this Lease nor any interest of Tenant therein shall be assigned, mortgaged, pledged, encumbered or in any manner transferred by Tenant without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord. In the event of any such assignment or subletting with consent, Tenant shall remain liable for the performance of Tenant's obligations during the term hereof and provided further that any rental received by Tenant in excess of the rent reserved under this Lease or any payment made to Tenant in consideration of such assignment or subletting shall be paid over to Landlord as additional rent.

                 (i) Tenant may, however, without such consent from Landlord, assign or sublet this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to a purchaser of substantially all of Tenant's assets if the assignee or subtenant executes an agreement assuming Tenant's obligations hereunder. The acceptance of any assignment of this Lease or subletting of the Premises or any part thereof by any firm, person or corporation shall be construed as a promise on the part of such assignee or subtenant to be bound by and perform all the terms, conditions and covenants by which Tenant is bound.

                 (ii) The use of the Premises by a proposed subtenant or assignee must not violate or create any potential violation of any laws or violate any other agreements affecting the Premises, Landlord or other tenants. Landlord's consent to one (1) assignment, subletting or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting or use by another person.

                 (iii) Tenant's request for consent for any assignment or sublease shall be in writing and contain the name, address, and the description of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, the intended use of the Premises, the terms and conditions of the proposed Assignment or subletting and, in the case of any subletting, the amount of the proposed subrents.

                 (iv) Any attempted assignment or subletting without Landlord's consent shall be void and shall, at the option of Landlord, constitute an event of default and entitle Landlord to terminate this Lease and/or exercise any other right or remedy Landlord may have under Section 7.02.


SECTION 5 - INSURANCE

5.01     INSURANCE

5.01(a) TENANT'S INSURANCE: Tenant shall obtain and keep in good force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, including rental value insurance, for the full replacement value of the buildings, as the value may exist from time to time, provided protection against all perils included within the classification so called all risks, such as fire, lightning, windstorm, tornado, hail, explosion, riots, civil commotion, aircraft, vehicles, smoke and extended coverage endorsement of the kind required by an institutional lender to repair and restore the building, and shall include coverage for Landlord as loss payee.

5.01(b) PROPERTY INSURANCE: Tenant shall keep its personal property and trade fixtures on the Premises and in the buildings insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Tenant shall also keep any non-building-standard improvements made to the Premises at tenant's request insured to the same degree as Tenant's personal property.

5.01(c)  ADDITIONAL INSURANCE REQUIREMENTS:

                 (i) Minimum Coverage. Tenant shall, until the expiration or earlier termination of this Lease, procure and maintain insurance of the type and with the minimum limits hereinafter set forth:

                 1.       WORKER'S COMPENSATION - Including coverage for
                          ---------------------   Occupational Disease.



                                  MINIMUM LIMITS
                                  --------------

                                  Worker's Compensation     Statutory Benefits
                                  Employer's Liability      $100,000.00


                 2. COMPREHENSIVE GENERAL LIABILITY - Including coverage for Contractual Liability assumed by Tenant and coverage for Premises - Operations, coverage for Independent Contractors, coverage for explosion, collapse and underground property damage hazards ("XCU").


                                  MINIMUM LIMITS
                                  --------------
                                  Bodily Injury             $2,000,000 each occurrence
                                                            $2,000,000 annual aggregate

                                  Property Damage           $2,000,000 each occurrence
                                                            $2,000,000 annual aggregate

         The policy(ies) providing this coverage shall include Landlord as an additional insured with respect to any claims arising out of Tenant's occupancy of the Premises.

                 3. COMPREHENSIVE AUTOMOBILE LIABILITY - Including coverage for Owned, Hired and Non-Owned Automobiles.

                                  MINIMUM LIMITS
                                  --------------
                                  Bodily Injury             $1,000,000 each person
                                                            $1,000,000 each accident

                                  Property Damage           $1,000,000 each accident

                 4. UMBRELLA LIABILITY - Providing limits which, in addition to the primary limits described in subparagraphs 2 and 3 above, shall total, for each such coverage respectively, a minimum of Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) annual aggregate. This umbrella coverage may be subject to a retained limit of Ten Thousand Dollars ($10,000) per occurrence for those losses it covers which are not covered by the policies obtained in accordance with subparagraphs 1,2 and 3 above. The policy(ies) providing this coverage shall include Landlord as additional insureds with respect to any claims arising out of Tenant's occupancy and use of the Premises, provided, however, any claims asserted by Landlord as an additional insured hereunder shall be limited to Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) annual aggregate irrespective of the actual policy limits obtained by Tenant.

                 5. CERTIFICATE OF INSURANCE. Tenant shall furnish, before commencement of the term of this Lease, Certificates of Insurance indicating (a) types and amounts of insurance as required by the above provisions; (b) insurance company or companies carrying said coverage; (c) effective and/or expiration dates of polices; (d) that Landlord is an additional insured under the Comprehensive General Liability and Umbrella Liability policies with respect to any claims arising out of Tenant's occupancy and use of the Premises; and are added as loss payee under the "All Risk" Property policy with respect to any loss or damage to the Premises; and (e) that thirty (30) days advance written notice will be given to Landlord of any material change or cancellation. Throughout the term of this Lease, Tenant shall supplement such Certificate as needed and provide current Certificates of Insurance complying with this Section which certify that the insurance required by this Section is being renewed seasonably and maintained in force.

                 6. LIMITATION OF COVERAGE. The provisions of this Section and the insurance coverages provided therein shall only apply to activities of Tenant on the Premises which occur after the occupancy of the Premises by Tenant and not to the practices or activities which occurred or conditions which existed at or on the Premises or as a result of the operation of business activities at the Premises which occurred prior to Tenant's occupancy of the Premises.

5.01(d) WAIVER OF SUBROGATION: Tenant expressly waives any right of recovery against Landlord for damage to or loss of the Premises, including, but not limited to buildings, land or improvements thereon, including Tenant's personal property and trade fixtures. Tenant agrees that all policies of insurance required to be obtained shall contain provisions in which the rights of subrogation against Landlord are waived by the insurance company or carriers insuring the Premises including, but not limited to buildings, land or improvements thereon, including Tenant's personal property and trade fixtures.

5.02     INDEMNIFICATION

5.02(a) TENANT'S INDEMNITY: Landlord and Landlord's agents, servants and employees shall not be liable for, and Tenant hereby agrees to indemnify and hold Landlord and Landlord's agents, servants, and employees harmless from, all claims for damage to person or property sustained by Tenant, or any and all third persons, including but not limited to Tenant's employees, workmen, trespassers, licensees and agents, arising from Tenant's occupation, operation and use of the Premises or from any act of negligence of Tenant, its agents, servants, employees or invitees in or about the Premises, except to the extent the same shall be caused by the gross negligence of the Landlord.

5.02(b) LANDLORD'S INDEMNITY: Landlord indemnifies, defends and holds Tenant harmless from claims:

         (i) Caused by the gross negligence of Landlord, its agents, employees or invitees with respect to the Premises; and

         (ii)    Pursuant to the Environmental Agreement.

SECTION 6 - LOSS OF PREMISES

6.01     DAMAGES

6.01(a) DAMAGES: If the Premises are damaged in part or in whole by Tenant, Tenant, at its sole cost and expense shall have the right to repair or replace such damaged areas after consultation and agreement with Landlord. If Landlord elects not to require Tenant to repair or replace the Premises, any insurance proceeds received for such damage shall be paid to Landlord. If Tenant chooses to repair or replace the damaged Premises, Tenant may choose the extent of such repair or replacement, provided however, that if the extent of such repair is less than the replacement value, then Landlord will receive the difference. Such repair or replacements shall not interfere with the remediation activities of Landlord under the Environmental Agreement.

6.01(b) TENANT'S PROPERTY: Notwithstanding anything else in Section 6, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment or other personal property, or any Tenant improvements or alterations.


6.02     CONDEMNATION

6.02(a) DEFINITIONS: The terms "eminent domain", "condemnation", "taken" and the like in paragraph 6.02 include takings for public or quasi-public use and private purchase in place of condemnation by any authority authorized to exercise the power of eminent domain.

6.02(b) ENTIRE TAKING: If the entire Premises or the portions of the building required for reasonable access to, or the reasonable uses or, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of:

         (i)     The date title vests;

         (ii) The date the Tenant is dispossessed by the condemning authority.

6.02(c) PARTIAL TAKING: If the taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space, then Tenant may end this Lease on the earlier of:

         (i)     The date title vests; or

         (ii)    The date Tenant is dispossessed by the condemning authority.

If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equally reduced.

6.02(d) TERMINATION BY LANDLORD: If title to a part of the building other than the Premises is condemned and in the Landlord's reasonable opinion, the building should be restored in a manner that materially alters the Premises, Landlord may cancel this Lease by giving notice to the Tenant. Cancellation notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days, but not more than ninety (90) days, after the date notice is given.

6.02(e) RENT ADJUSTMENT: If the Lease is canceled as provided for in paragraphs 6.02(b), 6.02(c) or 6.02(d), then the Rent and other charges shall be payable up to the cancellation date; and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any unpaid, unaccrued Rent plus security deposit, if any, less any sum then owing by Tenant to Landlord.

6.02(f) REPAIR: If the Lease is not canceled as provided for in paragraphs 6.02(b), 6.02(c) or 6.02(d), then Landlord, at its expense, shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit, but to the extent of the:

         (i)     Condemnation award received for the damage; and

         (ii)    Building standard work.


6.02(g) AWARDS AND DAMAGES: Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Notwithstanding anything else in paragraph 6.02(g), Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited by paragraph 6.02(g), at its own expense and neither shall have any right to the award made to the other.

6.02(h) TEMPORARY CONDEMNATION: If part or all of the Premises are condemned for a limited period of time of less than twenty (20) days (Temporary Condemnation), this Lease shall remain in effect. The Rent and Tenant's obligations for the party of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation; however, Tenant shall have the right to pursue a claim against the condemning authority separately.

6.03 HAZARDOUS MATERIALS: The rights, duties, obligations and liabilities of the parties with respect to hazardous materials on or about the Premises are addressed in the Environmental Agreement attached hereto as Exhibit B.


SECTION 7 - DEFAULT

7.01     TENANT'S DEFAULT

Each of the following constitutes a default ("Default");

         (i) Tenant's failure to pay Rent within ten (10) days after Tenants received notice from Landlord of Tenant's failure to pay Rent;

         (ii) Tenant's failure to pay Rent by the due date, at any time during a calendar year in which the Tenant has already received two (2) notices of its failure to pay Rent by the due date;

         (iii) Tenant's failure to perform or observe any other Tenant obligation or duty after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it received notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

         (iv) Tenant's abandoning or vacating the Premises if Tenant fails to pay the Rent by the due date;

         (v)     The occurrence of any of the following events:

                 (A) The making by Tenant of any general arrangement or assignment for the benefit of creditors;

                 (B) The Tenant's becoming a "debtor" as defined in Chapter 11 U.S.C. Section 101 or any successor statute thereto (unless in the case of a petition filed against the Tenant the same is dismissed within ninety (90) days);

                 (C) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or

                 (D) The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

provided, however, in the event that any provision of this subparagraph 7.01(v) is contrary to any applicable law, such provision shall be of no force or effect and or affect the validity of the remaining provisions.

7.02     LANDLORD'S REMEDIES

If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within thirty (30) days after receipt of written notice to Tenant (or in the case of emergency, such lesser time that is prudent under the circumstances), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant's behalf, including but not limited to the obtaining of reasonable required bonds, insurance policies or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made under this Lease by Tenant to be made only by cashier's check.

In the event of a Default of this Lease by Tenant, as defined in paragraph 7.01, Landlord may, in addition to all other remedies given to Landlord by law or in equity, by written notice to Tenant, declare the present value of all installments of Rent for the remainder of the term of this Lease to be immediately due and payable (whereupon the same shall be immediately due and payable), and terminate this Lease or, without terminating this Lease, reenter the Premises pursuant to proper legal proceedings (for which cost Landlord shall be reimbursed if such re-entry is granted). In the event of such re-entry Landlord shall use its reasonable efforts to relet the Premises and in the event of such reletting shall apply the rent therefrom first to the payment of Landlord's expenses (including reasonable attorneys' fees) incurred by reason of Tenant's Default and the expense of reletting, including but not limited to repairs, renovation or alteration of the Premises, and then to the payment of Rent and all other sums due from Tenant hereunder.

All remedied available to Landlord under this lease, at law, or in equity, are cumulative and concurrent. No termination of this Lease nor any taking or recovering of possession of the Premises shall deprive Landlord of any of its remedies or actions against Tenant for past or future rent or other sums due hereunder, nor shall the bringing of any action for rent or other Default be construed as a waiver of the right to obtain possession of the Premises.

7.03     LANDLORD'S DEFAULT

Landlord's failure to perform or observe any of its Lease obligations after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant, is a Default. The notice shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). After Tenant receives notice of the third party's name and address and request for notice upon Landlord's Default, Tenant shall provide the notice required by this paragraph to any such third party at the same time Tenant gives notice to Landlord.

If Landlord commits a Default, Tenant may pursue any remedies given in this Lease or under the law.


7.04     EXCEPTION TO CURE PERIODS

The cure periods in paragraphs 7.01 and 7.03 do not apply to:

         (i)     Emergencies; or

         (ii)    Failure to maintain the insurance required in paragraph 5.01.

7.05     SELF-HELP

If either party ("Defaulting Party"), the other party ("Non-Defaulting Party") may, without being obligated and without waiving the Default, cure the Default. The Non-Defaulting Party may enter the Premises or building to cure the Default. The Defaulting Party shall pay the Non-Defaulting Party, upon written demand, all costs, expenses and disbursements incurred by t he Non-Defaulting Party to cure the Default.

7.06     SURVIVAL

The remedies permitted by Section 7, the parties' indemnities in paragraph 5.02 and Landlord's obligation to mitigate damages (as well as any other obligation or duty under this Lease which expressly provides that it shall survive the expiration or earlier termination of this Lease) shall survive the expiration or earlier termination of this Lease.


SECTION 8 - SUBORDINATION, ATTORNMENT, NON-DISTURBANCE

8.01     SUBORDINATION/ATTORNMENT/NON-DISTURBANCE

8.01(a) SUBORDINATION: This lease shall be subject and subordinate to any ground lease, mortgage, deed of trust or other hypothecation or security device (collectively "Security Device"), together with any easements, restrictions, agreements or covenants (collectively the "Instruments") which do not materially interfere or preclude Tenant from using and occupying the Premises for it permitted uses and are now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewal, modifications, consolidations, replacements and extensions thereof. The recording of such Security Device or Instruments shall have preference, precedence and shall be superior and prior in lien to this Lease, irrespective of the date of recording. Tenant agrees that the lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this lease, but that in the event of Landlord's Default with respect to any such obligation, Tenant will give any lender whose name and address have been furnished Tenant in writing for such purposes notice of Landlord's Default notice of Landlord's Default and allow lender thirty (30) days following receipt of such notice for the cure of said Default before invoking any remedies Tenant may have by reason thereof. If any lender shall elect to have this lease superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recording thereof.

8.01(b) ATTORNMENT: Subject to the non-disturbance provisions of paragraph 8.01(c), Tenant agrees to attorn to a lender or any other party who acquires ownership of the Premises by any reason.

8.01(c) NON-DISTURBANCE: With respect to any Security Device entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a non-disturbance agreement) in a form reasonably acceptable to Tenant and Lender that Tenant's possession and this Lease including any options to extend the term thereof, will not be disturbed so long as Tenant is not in breach hereof and attorneys to the record owner of the Premises.

8.01(d) SELF-OPERATING: Paragraph 8.01 is self-operating. However, Tenant shall promptly execute and deliver any documents needed to confirm this arrangement.

8.02     ESTOPPEL CERTIFICATE

8:02(a) OBLIGATION: Either party ("Answering Party") shall from time to time, within thirty (30) days after receiving a written request by the other party ("Asking Party"), execute and deliver to the Asking Party a written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing and shall certify:

                 (i)      The accuracy of the Lease document;

                 (ii)     The Beginning and Ending date of the Lease;

                 (iii) That the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

                 (iv) Whether to the Answering Party's knowledge the Asking Party is in Default under this Lease or whether the Answering Party has any claims or demands against the Asking Party and, if so, specifying the Default, claim or demand; and

                 (v) To otherwise and reasonably ascertainable facts or information that are covered by or contained in the Lease terms.

8.02(b) REMEDY: The Answering Party's failure to comply with its obligation in paragraph 8.02(a) shall be a Default. Notwithstanding subparagraphs 7.01(i), 7.01(ii), 7.01(v) and paragraph 7.03, the cure period for this Default shall be thirty (30) business days after the Answering Party receives notice of the Default.

8.03     QUIET POSSESSION

Landlord covenants that, upon the payment of rent and observance and performance by Tenant of all the terms, covenants and conditions of this Lease on tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises, subject nevertheless, to the terms and conditions of this Lease.

Landlord warrants that it owns the premises free and clear of all encumbrances, except as detailed in Schedule 28, captioned Permitted Encumbrances as attached to the Purchase and Sale Agreement referenced herein.


SECTION 9 - LANDLORD'S RIGHTS

9.01     RULES

(Intentionally left blank.)

9.02     MECHANIC'S LIENS

9.02(a) DISCHARGE LIEN: Tenant shall, within thirty (30) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request, except for work contracted by Landlord:

         (i)     Discharge the Lien; or

         (ii) Post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend and hold Landlord harmless from losses incurred from these liens.

9.02(b) LANDLORD'S DISCHARGE: If Tenant does not discharge the lien or post the bond within the thirty (30) days period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord.

9.02(c) CONSENT NOT IMPLIED: Paragraph 9.02 is not a consent to subject Landlord's property to these liens.

9.03     RIGHT TO ENTER

9.03(a) PERMITTED ENTRIES: Landlord and its agents, servants and employees may enter the Premises (except restricted areas as designated by Tenant's Security Officer) at reasonable times, with twenty-four (24) hours notice to the Tenant (seven (7) days notice to make repairs, alterations, improvements or additions), without charge, liability or abatement of Rent to:

         (i)     Examine the Premises;

         (ii) Make repairs, alterations, improvements and additions required by the Lease;

         (iii)   Comply with Applicable Laws under paragraph 3.01;

         (iv) Show the Premises to prospective lenders or purchasers and, during the six (6) months immediately before this Lease ends, to prospective tenants if accompanied by an employee of Tenant (if so requested);

         (v)     Post notices of non-responsibility;

         (vi) Remove any Alterations made by Tenant in violation of paragraph 4.02; and

         (vii) Post "For Sale" signs and, during the nine (9) months immediately before this Lease ends, post "For Lease" signs.

9.03(b) ENTRY CONDITIONS: Notwithstanding paragraph 9.03(a), entry is conditioned upon Landlord;

         (i) Giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

         (ii) At the Tenant's option, to have an employee of Tenant accompany the Landlord, its employees or agents at all times while on the Premises;

         (iii)   Promptly finishing any work for which it entered; and

         (iv)    Causing the lease practical interference to Tenant's business.

9.03(c)  INTERFERENCE WITH TENANT:  Notwithstanding paragraph 9.03(a) and (b):

         (i) If Landlord's entry materially and substantially interferes with the conduct of the Tenant's business (and the entry is not needed because of Tenant's gross negligence or willful misconduct), then Tenant shall notify Landlord of the interference and shall reimburse Tenant for business interference associated with same.

         (ii) If the Landlord causes damage to Tenant's property, Landlord shall be liable for any damages to the extent the damage is not covered by Tenant's insurance or insurance Tenant is required to carry under Section 5, whichever is greater.

9.04     HOLDOVER

9.04 (a) HOLDOVER STATUS: If, at the expiration or termination of this Lease, Tenant shall, with the express consent of Landlord, hold over for any reasons, the tenancy of Tenant thereafter shall be on a month-to-month basis only at 1.5 times the Rent with each party retaining the right to terminate the Lease by providing thirty (30) days advance notice to the other party.

9.04(b) HOLDOVER TERMS: The Holdover period shall, in the absence of a written agreement tot the contrary, be subject to all other terms and conditions of the Lease except:

         (i)     The term (paragraph 1.04);

         (ii)    Rent (paragraph 2.01); and

         (iii)   The extension term shall not apply (paragraph 1.04(b)).

9.05     SIGNS AND ADVERTISEMENTS

Landlord shall reasonably consent to the placement of signs on the property by the Tenant at Tenant's cost. At Landlord's option, Tenant shall remove all such signs at the expiration of the term or earlier termination of this Lease. Any and all signs shall comply with all applicable federal, state or local laws, ordinances, regulations or rules of any such governmental agencies.

9.06     MORTGAGE AND TRANSFER

Landlord shall have the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the rights now or hereafter existing and all Rent payable to Landlord under the provisions hereof, subject to Tenant's right to indemnification by the Landlord for the Pre-Existing Environmental Conditions, as set forth in the Environmental Agreement referenced herein.

SECTION 10 - OTHER LEASES AND ACCESS TO PREMISES

10.01    THIRD PARTY LEASES

(Intentionally left blank.)

10.02    LANDLORD ACCESS

[See Environmental Agreement]

SECTION 11 - DISPUTES

Except as otherwise expressly provided herein, any disputes arising under this Lease shall be resolved in accordance with the Purchase and Sale Agreement.

SECTION 12 - MISCELLANEOUS

12.01    BROKER'S WARRANTY

The parties warrant that no broker was dealt with on this Lease. The party who breaches this warranty shall defend, hold harmless and indemnify the non-breaching party from any claims or liability arising from the breach.

12.02    ATTORNEY'S FEES

In any litigation between the parties regarding this Lease, the non prevailing party shall pay to the prevailing party all reasonable expenses and court costs including reasonable attorney's fees incurred by the prevailing party. A party shall be considered the prevailing party if it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial or judgment.

12.03    NOTICES

Unless a Lease provision expressly authorizes verbal notice, all notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, as follows:

                 To Tenant:


                          ---------------------------------------

                          ---------------------------------------

                          ---------------------------------------


                 Copy to:


                          ---------------------------------------

                          ---------------------------------------

                          ---------------------------------------


                 To Landlord:


                          ---------------------------------------

                          ---------------------------------------

                          ---------------------------------------

                 Copy to:

                          ---------------------------------------

                          ---------------------------------------

                          ---------------------------------------


Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address. Notice shall be considered given and received on the latest original delivery or attempted delivery date as indicated on the postage receipt(s) of all persons and addresses to which notice is to be given.

12.04    PARTIAL INVALIDITY

If any Lease provision is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

12.05    WAIVER

The failure of either part to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

12.06    DELETIONS

If the parties delete any provision or part of a provision, the Lease shall be interpreted as if the deleted language were never part of the Lease.

12.07    GOVERNING LAW

This Lease shall be governed by the laws of the state of Florida.

12.08    RECORDING

Recording of this Lease is prohibited except as allowed in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating the Lease's Term, its Beginning and Ending Dates and other information the parties agree to include.

12.10    SURVIVAL OF REMEDIES

The parties' remedies shall survive the ending of this Lease when the ending is caused by the Default of other party.

12.11    AUTHORITY OF PARTIES

Landlord warrants that it owns the property free and clear of all mortgages, liens and encumbrances. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease and that no other signatures are necessary.

12.12    DAYS

Days shall mean Monday through Sunday inclusive, excluding holidays. Throughout this Lease, wherever "days" are used, the term shall refer to calendar days.

12.13    ENTIRE AGREEMENT

While this Lease is meant to contain the entire agreement between the parties for the occupancy and use of the Premises, it is expressly acknowledged by both parties that this Lease is entered into pursuant to the Purchase and Sale Agreement and the Environmental Agreement. If it is found that the Lease and the Purchase and Sale Agreement and/or the Environmental Agreement conflict on material matters (such as representations, warranties, indemnities and survivability), the Purchase and Sale Agreement and/or the Environmental Agreement shall prevail.

12.14    DEFINITION OF LEASE

This Lease consists of the following:

         (i)     Title Page;

         (ii)    Table of Contents

         (iii)   Sections 1 through 12;

         (iv)    Signature Page; and

         (v)     Exhibit A

         (vi)    Exhibit B

         (vii)   Exhibit C

         IN WITNESS WHEREOF, the parties have set their hands and seals on the date first mentioned above.

LANDLORD:                                                   TENANT:

By:                                                         By:
   ------------------------------------------------              ----------------------------------------------

Name:                                                       Name:
     ----------------------------------------------              ----------------------------------------------

Title:                                                      Title:
      ---------------------------------------------              ----------------------------------------------


ATTEST:                                                     ATTEST:

Name:                                                       Name:
     ----------------------------------------------              ----------------------------------------------

Title:                                                      Title:
      ---------------------------------------------              ----------------------------------------------


                                 [CORPORATE SEAL]                                             [CORPORATE SEAL]


                                   EXHIBIT A


                              [LEGAL DESCRIPTION]

                                  EXHIBIT A




                             CLEARWATER, FLORIDA

                              LEGAL DESCRIPTION


From the northwest corner of Section 11, Township 30 south, Range 16 east, S.
00 degrees 07'20" E. 522.00 feet, along the west line of said Section 11: Thence
N. 89 degrees 50'28" E. 150.00 feet to the point of beginning: Thence continue
N. 80 degrees 50'28" E. 603.45 feet to the southwesterly right of way line of old Roosevelt Boulevard (vacated) S.R.#686, A 100 foot right of way; Thence S. 50 degrees 16'24" E. 1138.31 feet; Thence S. 00 degrees 16'28" E. 1689.10 feet to the north boundary line of an 80 foot easement;  Thence S. 89 degrees 43'32"
W. along said line 1580.12 feet to a line 50 feet east of and parallel to the west line of said Section 11; Thence along said line by the following two courses: N. 00 degrees 27'02" W. 298.02 feet; N. 00 degrees 07'20" W. 1427.93 feet to a point of curve; Along a curve to the right, radius 350.00 feet, Arc
72.90 feet, Chord N. 05 degrees 50'41" E. 72.77 feet to a point of tangency: N. 11 degrees 48'42" E. 400.00 feet to a point of curve; Along a curve to the left, Radius 450.00 feet, Arc 93.72 feet, Chord N. 05 degrees 50'43" E. 93.55 feet to a point of tangency; N. 00 degrees 07'20" W. 139.59 feet to the point of beginning. Containing 79.443 Acres more or less.

Pineallas County.

                                   EXHIBIT B


                           [ENVIRONMENTAL AGREEMENT]

                                  EXHIBIT C



                                CLEARWATER, FL




                   ANNUAL DEPRECIATION IS $475,500 PER YEAR

                                  EXHIBIT E

                                                              September 12, 1994


Alliant Techsystems Inc.
MN11-2013
600 Second Street NE
Hopkins, MN 55343-8384

Attention:       Donald E. Willis
                 Vice President, Strategic
                 Development and Planning



                  RE:     COMPETITIVE-SENSITIVE INFORMATION


Gentlemen:

         In connection with the proposed transactions, outlined in the Letter of Intent signed by Hercules and Alliant and dated July 11, 1994, (the "Transaction") and in accordance with the Due Diligence Protocol related thereto, Hercules has begun a due diligence review of relevant business items and activities of Alliant, and Alliant has begun a due diligence review of relevant business items and activities of the HAC Business. [Unless otherwise specified, all terms contained herein shall have the meanings given to such terms as in the Letter of Intent and Due Diligence Protocol.] To date, information deemed to be "competitive-sensitive" in nature has been excluded from the due diligence reviews pursuant to page 4, paragraph 5, of the Due Diligence Protocol. The paragraphs below set forth the Parties' agreement as to the limited and restricted disclosure of such competitive-sensitive information.

         1. So that Alliant can complete its due diligence review of the HAC Business, Hercules agrees to disclose relevant competitive-sensitive information, which may include by way of example, but without limitation, business and strategic plans, financial data and projections, processes, specifications, customer lists, pricing information, reports and studies, ONLY to the following single individual representing Alliant ("Alliant Internal Individual"):

                                  Name:____________________
                                  Title:___________________
                                  Organization:____________

                 Hercules' competitive-sensitive information shall only be disclosed to the Alliant Internal Individual by one or more of the following Hercules representatives: George MacKenzie, Thomas W. Hunsberger and Sue A. Murray.

                 Other than to the Alliant Internal Individual, no Hercules competitive-sensitive information shall be disclosed to Alliant or its representatives except, as may be necessary, in a general form to inform Alliant ONLY of the existence or non-existence of material concerns and in all events without any details or particulars of such concerns or the underlying matters.

         2. So that Hercules can complete its due diligence review of Alliant's business, Alliant agrees to disclose relevant competitive-sensitive information, which may include by way of example, but without limitation, business and strategic plans, financial data and projections, processes, specifications, customer lists, pricing information, reports and studies, ONLY to a single individual representing Hercules ("Hercules Internal Individual"):

                                  Name:________________________
                                  Title:_______________________
                                  Organization:________________

                 Alliant competitive-sensitive information shall only be disclosed to the Hercules Internal Individual by one or more of the following Alliant representatives ____________________.

                 Other than to the Hercules Internal Individual, no Alliant competitive-sensitive information shall be disclosed to Hercules or its representatives except, as may be necessary, in a general form to inform Hercules of the existence or non-existence of material concerns and in all events without any details of particulars of such concerns or the underlying matters.

Alliant Techsystems Inc.
September 12, 1994
Page 2

         3. Competitive-sensitive information will only be used by the Hercules Internal Individual and the Alliant Internal Individual to prepare reports setting forth the said existence or non-existence of material concerns based on the information reviewed. Hercules and the Hercules Internal Individual agree that any workpapers or data developed in connection with the review of Alliant competitive-sensitive information will be the property of Alliant. Alliant and the Alliant Internal Individual agree that any workpapers or data developed in connection with the review of Hercules competitive-sensitive information will be the property of Hercules.

         4. If the Internal Individual of a Party is given a copy of competitive-sensitive information of the other Party, such Internal Individual shall (i) not copy or duplicate such information in whole or material part, in any manner or form whatsoever without the prior written authorization of the disclosing Party in each instance, and (ii) if the Transaction does not close, except for one record copy of tangible material, promptly return all such information, including workpapers and data, to the disclosing Party.

         5. If the Transaction does not close, the record copy of Hercules' competitive-sensitive information shall be promptly submitted by the Alliant Internal Individual to Coopers & Lybrand ("C&L") for retention by C&L until January 14, 1999. While the record copy is retained by C&L, it shall not be accessed or copied by any person, including the Alliant Internal Individual, without Hercules' prior written consent in each instance. The record copy will be returned to Hercules by C&L at the end of the retention period.

         6. If the Transaction does not close, the record copy of Alliant's competitive-sensitive information shall be submitted by the Hercules Internal Individual to Deloitte & Touche (D&T) for retention by D&T until January 14, 1999. While the record copy is retained by D&T, it shall not be accessed or copied by any person, including the Hercules Internal Individual, without Alliant's prior written consent in each instance.
                 The record copy will be returned to Alliant by D&T at the end of the retention period.

         7. Any review of competitive-sensitive information will be focused on specific topics rather than broad general research and will be restricted to what is reasonably necessary to be known for purposes of due diligence as opposed to all information relevant to the operations in question. The objective will be to determine the existence or nonexistence of material risk in specified areas.

         8. Prior to review of any classified document, the Hercules Internal Individual or the Alliant Internal Individual, as the case may be, will be required to obtain the proper security clearances.

         9. Hercules agrees that should the Transaction not be completed, Hercules will isolate the Hercules Internal Individual from all competitive program/pricing activities of the HAC Business for the duration of the secrecy period (i.e., until January 14, 1999) under the Confidentiality Agreement signed by the Parties on January 14, 1994.

         10. Alliant agrees that should the Transaction not be completed, Alliant will isolate the Alliant Internal Individual from all competitive program/pricing activities of the business of Alliant for the duration of the secrecy period (i.e., until January 14, 1999) under the Confidentiality Agreement signed by the Parties on January 14, 1994.

         11.     This letter is supplemental to the said Confidentiality
                 Agreement.

         12. The Hercules Internal Individual and the Alliant Internal Individual each hereby acknowledges and agrees that he is bound by the said Confidentiality Agreement and this letter agreement and recognizes, intends and agrees that the breach of those obligations will result in personal liability.

         13. This letter agreement shall be governed by the law of the State of Delaware without giving effect to any conflict of laws principles.


HERCULES INCORPORATED                              ALLIANT TECHSYSTEMS, INC.

By:                                                By:
   ------------------                                 -------------------
Title:                                             Title:
      ---------------                                    ----------------

Alliant Techsystems Inc.
September 12, 1994
Page 3

Signed By:                                  Signed By:
          -------------------                         ---------------------------
                Hercules Internal Individual                            Alliant Internal Individual

                                  EXHIBIT F

PART OF THE
LETTER OF INTENT, DATED JULY 11, 1994
page -1-



                            DUE DILIGENCE PROTOCOL

NOTE: This Due Diligence Protocol is the protocol referred to in Section 6 of the Letter Of Intent, dated July 11, 1994, between Hercules Incorporated ("Hercules") and Alliant Techsystems, Inc. ("Alliant"). This Protocol covers the due diligence review to be conducted by Alliant of relevant business items and activities of Hercules Aerospace Company and the due diligence review to be conducted by Hercules of relevant business items and activities of Alliant. The party, Alliant or Hercules as the case may be, conducting a due diligence review shall be referred to herein as the "Reviewer". The party whose business items and/or activities are the subject of such due diligence review shall be referred to herein as the "Non-Reviewing Party".

GUIDING PRINCIPLES: Each due diligence review and the conduct thereof shall be effectuated within the parameters of the following guiding principles:

     -- The due diligence review shall focus on "Information gathering". To the extent that the information gathered gives rise to a matter of risk allocation payments by a party, or other subject for negotiation, such matter shall be referred to the Negotiating Teams for resolution. The Hercules Negotiating Team is led by R.K. Elliott, and Alliant's Negotiating Team is led by D.E. Willis.

     -- The Reviewer shall use its best efforts to complete its due diligence review as soon as practicable, but in any event within the 90-day due diligence review period of July 11 through October 10, 1994, except that the review of environmental matters may extend beyond such 90-day period. Notwithstanding the above, the Reviewer shall be entitled to appropriate

PART OF THE
LETTER OF INTENT, DATED JULY 11, 1994
page -2-

        "update" of key issues identified in due diligence through the Closing Date of the transaction.

    -- The Reviewer shall use its best efforts to conduct its due diligence review with a reasonable minimum of interference of the normal conduct of the business items and activities which are the subject of such review.

I.  DUE DILIGENCE REVIEW

    -- Alliant's Due Diligence Coordinator: Lee Miller -- Telephone: (612) 931-6367, Fax: (612) 931-5920; and in his absence Mike Schnaus -- Telephone (612) 931-5560, Fax (612) 931-5920; and in his absence
        Daryl L. Zimmer -- Telephone: (612) 931-6140, Fax: (612) 931-5920.

    -- Alliant's HAC Project Librarian: Linda Lygre -- Telephone (612) 931-6019. Fax: (612) 931-5920

    -- Hercules' Due Diligence Coordinator: Sue A. Murray -- Telephone: (302) 594-5803, Fax: (302) 594-5696; and in her absence Tom Hunsberger --
        Telephone: (302) 594-5280, Fax: (302) 594-6935; and in his absence
        Israel J. Floyd -- Telephone: (302) 594-5128, Fax (302) 594-7252.

    -- Hercules' HAC Project Librarian: Steven G. Miller -- Telephone: (302) 594-6366, Fax: (302) 594-7252

PART OF THE
LETTER OF INTENT, DATED JULY 11, 1994
page -3-

     -- Due Diligence Review Period: July 11, 1994, through October 10, 1994, unless completed by the Reviewer at an earlier date and possibly extended for environmental matters.

     -- All initial contacts and requests by or for the Reviewer for due diligence information shall be arranged through the Due Diligence Coordinator for the Non-Reviewing Party. To the greatest extent practicable, each such contact and/or request shall be made in writing. If made verbally, then the Reviewer shall promptly confirm such contact and/or request in writing.

     -- All requests for plant visits, facility inspections, and the like shall be scheduled through the Due Diligence Coordinator for the Non-Reviewing Party. It is expected that each such visit or inspection will not exceed 2 to 4 business days in duration; the number of such visits or inspections will not exceed more than three in any week unless otherwise agreed by the parties: the Reviewer shall give the Non-Reviewing Party at least three business days prior notice of each requested visit or inspection; each such visit or inspection will be at the reasonable convenience of the subject plant or facility; and at each such visit or inspection, the attendees of the Non-Reviewing Party will include a project representative (e.g., Tom Hunsberger or Sue Murray in case of Hercules, and Lee Miller of Mike Schnaus in case of Alliant) and/or a legal representative (e.g., a member of Hercules' Law Department and/or outside counsel in case of Hercules and a member of Alliant's Law Department or outside counsel in case of Alliant), or other representative of the Non-Reviewing Party's choice.

PART OF THE
LETTER OF INTENT, DATED JULY 11, 1994
page -4-



     -- Where communications in connection with a due diligence review are verbal (e.g., a meeting or a telephone conversation) and of a substantive nature, then as soon as practicable thereafter, the Non-Reviewing Party's representatives involved shall confirm the same in writing, including date, participants and the general nature of such communication. This requirement shall exclude general verbal communications of incidental matters (e.g., travel arrangements, meeting times, etc.). A copy of such confirmation shall be promptly sent to the Non-Reviewing Party's Due Diligence Coordinator and Project Librarian.

     -- A copy of each and all written requests, communications and documents submitted as a part of or in connection with a due diligence review shall be submitted to each of the HAC Project Librarians.

     -- To facilitate the conduct of a due diligence review, the Non-Reviewing Party shall make available to the Reviewer at the Non-Reviewing Party's principal office one (1) office to be used by the Reviewer's representatives involved in such review. Secretarial, copiers, faxes, etc. shall be provided by the Non-Reviewing Party at its expense.

     -- Where government or classified information is involved, the Non-Reviewing Party reserves the right to restrict or limit access or delivery to those representatives of the Reviewer who have valid, and in force, the requisite security clearance(s).

     -- Any information deemed to be "competitive - sensitive" in nature shall be excluded for these general due diligence protocol procedures. Such information shall be made available only under security provisions as separately agreed to by the parties.

PART OF THE
LETTER OF INTENT, DATED JULY 11, 1994
page -5-



     -- The Reviewer shall not contact employees, plants or facilities of the Non-Reviewing Party directly, except in each instance through or with the prior approval of the Due Diligence Coordinator of the Non-Reviewing Party.

     -- The Reviewer shall ensure that each of its representatives (including accountants, attorneys, bankers, etc.) involved in a due diligence review are subject to and abide by the CONFIDENTIALITY AGREEMENT and by this Protocol.

     -- Except to the extent required by law, the Reviewer shall not contact any third parties having dealings with the Non-Reviewing Party (e.g., vendors, suppliers, or customers) about matters which are part of or in connection with a due diligence review, except in each instance with the prior approval of Sue Murray and/or Tom Hunsberger of Hercules or Lee Miller and/or Mike Schnaus of Alliant as the case may be. In instances where such contact is required by law, the Reviewer nevertheless shall give the Non-Reviewing Party as much prior notice as is practicable of each such contact.

     -- All consents, approvals and the like given under this Protocol shall be given in writing or if given verbally, then promptly confirmed in writing. Each such consent, approval and the like shall be for that instance only and shall not affect or apply to other or future instances of a similar or dissimilar nature.

PART OF THE
LETTER OF INTENT, DATED JULY 11, 1994
page -6-



     -- The Protocol is not inclusive or exhaustive of all matters covered herein or which may arise or pertain to the due diligence review. Accordingly, clarifications, new matters, etc. shall be directed to the Due Diligence Coordinators.



Alliant Techsystems, Inc.                       Hercules Incorporated


By: /s/ DONALD E. WILLIS                        By: /s/ R. KEITH ELLIOTT
Name: Donald E. Willis                          Name: R. Keith Elliott
Title: Vice President, Strategic                Title: SR. V.P. & CFO
       Development and Planning

                                  EXHIBIT G

                            ENVIRONMENTAL AGREEMENT




                                    BETWEEN




                            ALLIANT TECHSYSTEMS INC.



                                      AND



                             HERCULES INCORPORATED





                          DATED AS OF OCTOBER 28, 1994

                               TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----
ARTICLE ONE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE TWO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

2.       Pre-Closing Environmental Assessments and Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                 2.1      Performance of Phase I of the BEA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 2.2      Performance of Phase II of the BEA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 2.3      Completion of BEA; Extension by Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 2.4      Cost of BEA and Hercules' Investigations of Alliant
                          Facilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 2.5      Termination of Principal Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE THREE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

3.       Conditions to the Parties' Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

                 3.1      ISRA -- Alliant New Jersey Facilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 3.2      ISRA -- Kenvil Facility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 3.3      Efforts to Satisfy Closing Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE FOUR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

4.       Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

                 4.1      Hercules' Representations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 4.2      Alliant's Representations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 4.3      Materiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE FIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

5.       Transfer of Environmental Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE SIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

6.       Government Responsibility Demands. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

                 6.1      Initiation and Administration of Government
                          Responsibility Demands. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 6.2      Negotiation of Government Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 6.3      Status of Government Responsibility Demands . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 6.4      When No Government Responsibility Demand Is Made. . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE SEVEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

7.       Alliant's Assumption of Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE EIGHT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

8.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                 8.1      Hercules' Indemnification of Alliant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 8.2      Limitations on Hercules' Indemnification of Alliant.  . . . . . . . . . . . . . . . . . . . . . .   17
                 8.3      Alliant's Indemnification of Hercules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 8.4      Limitations on Alliant's Indemnification of Hercules. . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE NINE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

9.       Procedures for Environmental Indemnification Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                 9.1      Environmental Conditions Identified At or Prior to
                          Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 9.2      Environmental Conditions Not Identified Before Closing. . . . . . . . . . . . . . . . . . . . . .   19
                 9.3      Third-Party Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 9.4      Reimbursement Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE TEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

10.      Remedial Actions Under this Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

                 10.1     Management of Remedial Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 10.2     Performance of Remedial Action Under this Agreement.  . . . . . . . . . . . . . . . . . . . . . .   23
                 10.3     Maintenance of Engineering or Institutional Controls.   . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE ELEVEN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

11.      Alliant New Jersey Facilities and ISRA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                       ii

ARTICLE TWELVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

12.      Kenvil and Clearwater Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                 12.1     Leases for Kenvil and Clearwater Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 12.2     Compliance with ISRA -- Kenvil Facility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE THIRTEEN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

13.      Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                 13.1     Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 13.2     Third Party Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 13.3     Incorporation of Terms of Principal Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 13.4     Schedules to Environmental Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 13.5     Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

                            INDEX OF DEFINED TERMS

TERM                                                                                                                         PAGE
Alliant Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Alliant New Jersey Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Area of Environmental Concern . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
BEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Clearwater Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Compliance with ISRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Demolition Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Enforcement Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Engineering Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Environmental Authorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Environmental Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Environmental Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Environmental Conditions at a HAC Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Environmental Conditions at an Alliant Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Environmental Indemnification Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Environmental Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Environmental Review Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Federal Environmental Responsibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Federal Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Government Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Government Contract Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Government Responsibility Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
HAC Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
HAC Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Hercules Environmental Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Institutional Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
ISRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
ISRA Compliance Matter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Kenvil Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Known . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
LNA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Lowest Cost Response  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Material Change in a Remediation Standard . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Negative Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
NJDEP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Non-Federal Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Notice of Environmental Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Off-Site Environmental Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Phase II of the BEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Principal Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Recovery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Reimbursement Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Remedial Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Remediation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Remediation Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Response to Environmental Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Third-Party Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Third-Party Government Contractor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Two Year Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
United States . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
USEPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

         This ENVIRONMENTAL AGREEMENT (the "Environmental Agreement") is made this 28th day of October 1994 between ALLIANT TECHSYSTEMS INC., a Delaware corporation ("Alliant"), and HERCULES INCORPORATED ("Hercules"), a Delaware corporation. In consideration of the premises and the mutual covenants herein and in the Principal Agreement, the Parties agree as follows:

                                  ARTICLE ONE

1.       Certain Definitions.

         For the purposes of this Agreement, the terms listed below shall have the meanings set forth in this Article I. Any capitalized terms not defined in this Environmental Agreement shall have the meanings given to them in the Principal Agreement. All schedules referred to in this Environmental Agreement are annexed and incorporated herein.

         "Alliant Facilities" means the Facilities owned or operated by Alliant, except those Facilities that are HAC Facilities.

         "Alliant New Jersey Facilities" means the Alliant Facilities located in the State of New Jersey.

         "Area of Environmental Concern" means a geographically discrete area of Land containing Hazardous Substances or potentially containing Hazardous Substances. Each discrete plume of groundwater is a separate Area of Environmental Concern.

         "BEA" means the Baseline Environmental Assessment to be performed by the Parties in accordance with Article II of this Environmental Agreement.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., and the regulations promulgated thereunder.

         "Clearwater Facility" means the HAC Facility located in Clearwater, Florida.

         "Compliance with ISRA" means the receipt of a letter or other written determination from the NJDEP: (i) that ISRA is inapplicable to a Facility, event, transaction or circumstance; (ii) that a Facility is exempt from ISRA;
(iii) approving a Negative Declaration (as such term is defined under ISRA) or a No Further Action Letter (as such term is defined under ISRA); or (iv) that a Party's obligations under ISRA or a Remediation Agreement have been satisfied.

         "Demolition Damages" means the adjusted replacement cost of a building or structure or part thereof at a HAC Facility demolished as part of a Remedial Action subject to the Environmental Indemnity. The adjustment shall be accomplished by the multiplication of the replacement cost by a fraction the denominator of which is the useful life of the demolished portion of building or structure, and the numerator of which is the age of the demolished portion of the building or structure. In the event the Parties are unable to agree on the replacement cost of the building or structure, its age or its useful life, these issues shall be resolved under the dispute resolution provisions of Article XIV of the Principal Agreement.

         "Engineering Controls" means (i) as to Environmental Conditions in New Jersey, the meaning given to such term under N.J.S.A. 58:10B-1 and regulations promulgated thereunder, as the same may be amended from time to time; and (ii) as to Environmental Conditions elsewhere, any mechanism to contain or stabilize Hazardous Substances present within Land or to ensure the effectiveness of a Remedial Action, including but not limited to, caps, covers, dikes, encapsulation, trenches, leachate collection systems, liners, slurry walls, signs, fences and access controls.

         "Enforcement Notice" means any notice, notification, demand, directive, citation, summons, order, complaint or assessment issued by any Environmental Authority under Environmental Laws.

         "Environment" means air, surface water, groundwater, surface soil, subsurface soils and Land.

         "Environmental Authorities" means the United States Environmental Protection Agency ("USEPA"), the New Jersey Department of Environmental Protection ("NJDEP"), and all other federal, state, regional, county or local governmental agencies, departments, commissions, boards, bureaus, instrumentalities and political subdivisions thereof authorized or having jurisdiction to enforce Environmental Laws. An "Environmental Authority" is any one of the foregoing authorities.

         "Environmental Claim" means any and all claims, including Third-Party Claims, Enforcement Notices, Demolition Damages, judgments, penalties, fines, encumbrances, liens, suits, losses, liabilities (including strict liability), assessments, damages, costs, settlements entered into in accordance with this Environmental Agreement and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, including but not limited to, reasonable attorneys' fees and disbursements and consultants' fees, arising from Environmental Conditions, the Release or threatened Release of any Hazardous Substance or non-compliance with Environmental Laws. Notwithstanding the foregoing, "Environmental Claim" shall not mean: (i) internal management, administrative or overhead costs of any Party that may reasonably be expected to be incurred in connection with the administration, supervision or performance of actions required in accordance with this Environmental Agreement or to address the subject matter of an Environmental Claim; or (ii) consequential or special damages of any Party, including but not limited to, damages arising from loss of use, or loss of profit or income, provided however, that Environmental Claim shall mean costs arising from the necessary cessation of production activities directly resulting from the implementation of a Remedial Action.

         "Environmental Conditions" means any environmental contamination or pollution or threatened contamination or pollution arising out of any Release or threatened Release of Hazardous Substances into the Environment.

         "Environmental Conditions at an Alliant Facility" means Environmental Conditions on, at, under or from an Alliant Facility.

         "Environmental Conditions at a HAC Facility" means Environmental Conditions on, at, under or from a HAC Facility.

         "Environmental Indemnification Claim" means a claim pursuant to the Environmental Indemnity.

         "Environmental Indemnity" means the indemnifications provided by Hercules and Alliant to each other pursuant to Article VIII of this Environmental Agreement.

         "Environmental Laws" means all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, notices, directives and judgments relating to public health or safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Substances into the Environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Substances or radioactive substances. Unless otherwise specified, Environmental Laws shall be as in effect at the time an action subject to this Environmental Agreement requiring the application of Environmental Law is implemented.

         "Environmental Permits" means all permits, licenses, waivers, variances, registrations and other authorizations required under Environmental Laws by any federal, state or local government agency or Environmental Authority to operate a Facility or to implement any Remedial Action.

         "Environmental Review Committee" means a group consisting of four (4) members whose responsibilities are defined in Article X of this Environmental Agreement. Each Party shall designate two employees, of which one shall be in a senior management position, to serve as members of such committee. At the Closing, each Party shall give notice to the other Party of the identity of the members it has selected for the Environmental Review Committee. Either Party may from time to time replace any member it has appointed to the Environmental Review Committee by giving reasonable advance notice to the other Party in the manner specified herein.

         "Facility" means any Land owned or operated by a Party, and the business operations conducted thereon.

         "Federal Environmental Responsibility" means that portion of any Environmental Claim related to any HAC Facility that is the ultimate responsibility of the United States pursuant to Government Contract Law or any Government Contract.

         "Federal Land" means a HAC Facility, or any portion thereof, owned by the United States.

         "Government Contract" means any agreement or sub-contracting agreement, at any tier, relating to the HAC Business, the ownership, operation, use, management or control of the HAC Facilities or which was or shall be performed, in whole or in part, at a HAC Facility: (x) between Hercules or Alliant and the United States; or (y) between Hercules or Alliant and a Third Party Government Contractor, as to which the United States is the ultimate purchaser of the items manufactured or processed or services rendered under the agreement.

         "Government Contract Law" means all statutes, regulations, cost principles, orders, memoranda of decision, memoranda of understanding, or other legally enforceable criterion relating to the responsibility of the United States to pay, reimburse or indemnify government contractors for Environmental Claims, including but not limited to, the Federal Acquisition Regulation ("FAR"), Defense Federal Acquisition Regulation Supplements ("DFARS"), agency and departmental regulations, Public Law 85-804 and any related Memoranda of Decision of the United States.

         "Government Responsibility Demand" means a demand that a Federal Environmental Responsibility be paid by: (i) the United States; or (ii) any third party, other than the United States, that is a party to a Government Contract. Notwithstanding the foregoing, a "Government Responsibility Demand" shall not include a cost recovery claim asserted in litigation under CERCLA or other statutory Environmental Laws.

         "HAC Facilities" means the Facilities owned or operated by Hercules, GES or HDES in connection with the HAC Business, including but not limited to, the Kenvil Facility, the Clearwater Facility, and the Facilities located at:
Radford, Virginia; Magna, Clearfield and Tekoi, Utah; Rocket Center, West Virginia; DeSoto, Kansas; and McGregor, Texas. A "HAC Facility" is any one of the foregoing HAC Facilities.

         "Hazardous Substances" means (i) any pollutant, contaminant, petroleum, crude oil or any fraction thereof or hazardous waste or hazardous substance, within the meaning of such terms under Environmental Laws; (ii) any other hazardous or toxic substance or material, or any material requiring investigation or remediation, within the meaning of any Environmental Law applicable to the Facilities or operations conducted thereon; and (iii) any other substance or material regulated under Environmental Laws; provided however, that materials that are incorporated into buildings shall not be Hazardous Substances except to the extent such materials were Released or presented a threat of Release prior to Closing.

         "ISRA" means the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the regulations promulgated thereunder, including the regulations promulgated under ISRA's predecessor statute, the Environmental Cleanup Responsibility Act, P.L. 1983, c. 330, to the extent those regulations remain in effect.

         "ISRA Compliance Matter" means any administrative proceeding or proceedings that may be required to be initiated and conducted pursuant to ISRA as to a particular Facility and a particular event, transaction or circumstance that gives rise to a statutory duty to comply with ISRA with respect to that Facility.

         "Institutional Controls" means: (i) as to Environmental Conditions in New Jersey, the meaning given to such term under N.J.S.A. 58:10B-1 and any regulations promulgated thereunder, as the same may be amended from time to time; and (ii) as to Environmental Conditions elsewhere, a mechanism used to limit human activities at or near an area contaminated with Hazardous Substances, or to ensure the effectiveness over time of a Remedial Action, including but not limited to, recorded instruments creating a public record of the presence of elevated concentrations or amounts of Hazardous Substances or imposing binding and permanent restrictions running with the Land: (x) on the use of, or activities that may be conducted on or beneath, real property (including but not limited to, restrictions on the use of real property for residential or non-industrial purposes); (y) requiring the temporary or permanent maintenance of Engineering Controls; or (z) restricting groundwater use.

         "Kenvil Facility" means the HAC Facility located at Howard Boulevard, Kenvil, New Jersey.

         "Known" or "Knowledge" means the actual personal knowledge of an individual within a Party's corporate structure at the plant manager or corporate level who has decision-making responsibility with regard to compliance with Environmental Laws.

         "LNA" means a Letter of Non-Applicability or other written determination by the NJDEP that ISRA is not applicable to: (i) a particular event, transaction or other circumstance; or (ii) a particular Facility.

         "Land" means the soil and water on or beneath the ground surface, Released Hazardous Substances presently in the soil or groundwater or any abandoned object below the ground surface and any building or other permanent structures, whether or not abandoned, on the ground surface. Land does not include objects beneath the ground surface in use or intended for future use at the time of the Closing, including but not limited to, active pipelines, sewers, drains or underground storage tanks except to the extent these objects relate to, or are connected with, the Release of a Hazardous Substance.

         "Lowest Cost Response" means the Response to Environmental Conditions that: (i) addresses the Hazardous Substances present in an Area of Environmental Concern at the lowest cost, considered as a whole, as compared to any other Response to Environmental Conditions;

and (ii) does not have a material adverse effect on the operation of a Facility. The determination of which Response to Environmental Conditions is the Lowest Cost Response shall be based on the application of the Remediation Standards pertaining to the Hazardous Substances to be addressed by the Response to Environmental Conditions (the "Applicable Remediation Standards") that are: (x) the least stringent Remediation Standards applicable to Land used for purposes for which the HAC Facilities were used at the time of Closing; and (y) in effect at the time the Response to Environmental Conditions is implemented, provided however that if a Material Change in a Remediation Standard has occurred, the Applicable Remediation Standards shall be the Remediation Standards in effect at the time of Closing. For purposes of determining the Lowest Cost Response, the cost of a Response to Environmental Conditions shall specifically include, but not be limited to: (i) costs arising from the necessary cessation of production activities that would directly result from the implementation of such Response to Environmental Conditions; and (ii) the costs of removing and disposing of any building, and any component parts thereof, that would be necessitated by such Response to Environmental Conditions. Taking no action shall constitute the Lowest Cost Response if, after investigation of the Environmental Conditions of the Area of Environmental Concern, taking no action is determined to be consistent with Environmental Laws and Applicable Remediation Standards. If taking no action is not consistent with Environmental Laws and Applicable Remediation Standards, the least costly non-permanent remedy (such as an Institutional Control or an Engineering Control) shall be the Lowest Cost Response, provided that such non-permanent remedy is consistent with Environmental Laws and Applicable Remediation Standards and is less costly than the least costly permanent remedy (such as the excavation and removal of contaminated soil). Approval of a Remedial Action by an Environmental Authority exercising jurisdiction over an Area of Environmental Concern is not evidence that such Remedial Action constitutes the Lowest Cost Response if: (i) a Material Change in a Remediation Standard with respect to any Hazardous Substances to be addressed by the Response to Environmental Conditions has occurred; or (ii) a Response to Environmental Conditions of lower cost reasonably could have been proposed to such Environmental Authority; provided however, that if: (x) there has not been a Material Change in the Remediation Standards applicable to the Response to Environmental Conditions; (y) a Party has presented and diligently pursued a proposal to the applicable Environmental Authority to implement a Response to Environmental Conditions; and (z) the Environmental Authority exercising jurisdiction over such Area of Environmental Concern has rejected such proposal as inconsistent with Environmental Laws, then such rejection shall create a rebuttable presumption that the proposal was not the Lowest Cost Response.

         "Material Change in a Remediation Standard" means an order of magnitude (tenfold) increase in stringency of a Remediation Standard between the numeric value in effect at the time of Closing and the numeric value in effect at the time a Response to Environmental Conditions is implemented, such as, for example, a change in the numeric value of a Remediation Standard from 10 parts per million to 1 part per million. With respect to numeric Remediation Standards that are derived by application of narrative Remediation Standards (such as risk based criteria), a determination that a Material Change in a Remediation Standard has occurred shall be based on the evidence of actual guidances, reports or other documents issued, promulgated or approved by Environmental Authorities, in effect at the time of Closing, setting forth the methodology by which numeric Remediation Standards shall be derived from the narrative Remediation Standards.

         "Non-Federal Land" means a HAC Facility, or any portion thereof, which is not owned by the United States.

         "Notice of Environmental Conditions" means a notice submitted pursuant to Article IX of this Environmental Agreement.

         "Off-Site Environmental Conditions" means Environmental Conditions other than Environmental Conditions at HAC Facilities.

         "Party" means either Hercules or Alliant. "Parties" shall mean Hercules and Alliant.

         "Phase II of the BEA" means a second phase of the BEA to be performed in accordance with Article II that is intended to further characterize Environmental Conditions at one or more HAC Facilities and may include the taking and analysis of soil and groundwater samples at or from such HAC Facilities.

         "Principal Agreement" means the Purchase and Sale Agreement between the Parties.

         "Recovery" means the amount received by a Party under or pursuant to any judgment, settlement or other resolution of any action against a third party, less any reasonable attorneys' fees, experts' and consultant fees and other expenses incurred by the Party in pursuing such action.

         "Release" means any intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping into the Environment.

         "Remedial Action" means any and all: (i) investigations of Environmental Conditions of any kind or nature whatsoever, including but not limited to, assessments, remedial investigations, sampling or monitoring; or
(ii) actions taken to address Environmental Conditions of any kind or nature whatsoever, including but not limited to, the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies applied to the surface and sub-surface soils (including but not limited to, biological treatment, land farming, soil vapor extraction, soil washing, solvent extraction and thermal desorption), excavation and off-site treatment or disposal of soils, wells, sumps, trenches or other systems for the recovery of groundwater or free product, systems for long term treatment of surface water or groundwater, Engineering Controls or Institutional Controls.

         "Remediation Agreement" means an agreement between a Party and the NJDEP pursuant to the terms of ISRA permitting the consummation of the Transaction.

         "Remediation Standards" means either numeric or narrative standards to which Hazardous Substances in, on or around Land must be remediated as established pursuant to Environmental Laws by an Environmental Authority with jurisdiction over such Land.

         "Response to Environmental Conditions" means any response, including but not limited to, any Remedial Action, or no action, to address the Hazardous Substances present in an Area of Environmental Concern that, if implemented at such Area of Environmental Concern, would satisfy the least stringent Remediation Standards or Environmental Laws applicable to Land used for purposes for which the HAC Facilities were used at the time of Closing or as required by any lease agreement pertaining to a HAC Facility in effect at the time of Closing, whichever is more stringent.

         "Third-Party Claim" means an Environmental Claim asserted by an Environmental Authority or other third party, including but not limited to, an Environmental Claim seeking monetary damages, penalties or the performance of any action with respect to (i) injury to property; (ii) personal injury; (iii) damage to natural resources; (iv) non-compliance with Environmental Laws; or
(v) Environmental Conditions.

         "Third-Party Government Contractor" means a third-party, other than the United States, with which Hercules or Alliant has entered into a Government Contract.

         "Transaction" means the transaction between the Parties effected by the Principal Agreement.

         "United States" means the federal government of the United States of America, its executive departments, agencies, divisions, bureaus and subdivisions, including but not limited to, the Department of Defense, the Department of the Army, the Department of the Navy, the Department of the Air Force and the National Aeronautics and Space Administration.

                                  ARTICLE TWO

2.       Pre-Closing Environmental Assessments and Inspections.

         2.1     Performance of Phase I of the BEA.

         The Parties initiated the performance of Phase I of the BEA prior to the date of this Agreement. Phase I of the BEA consists of inspections of each HAC Facility by an environmental consultant selected by the Parties, a review of compliance with Environmental Laws at each HAC Facility and identification of Areas of Environmental Concern at each HAC Facility. Following the execution of this Environmental Agreement, the Parties shall complete Phase I of the BEA.





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
         2.2     Performance of Phase II of the BEA.

         Following the completion of Phase I of the BEA, a Phase II of the BEA shall be performed at any HAC Facility upon request by Alliant, which request shall be made not later than fifteen (15) business days following the completion of Phase I of the BEA, upon the following terms:


         (a) Alliant shall provide Hercules with a written proposed scope of work for such Phase II, including the information that shall be included in the Phase II report(s). If the Parties are unable to reach agreement on the scope of work after conferring in good faith, Alliant shall be entitled to perform any Phase II activities to which Hercules has objected (except Phase II activities to which Hercules has reasonably objected on health or safety grounds), provided that: (i) Alliant shall bear the cost of such activities;
(ii) Alliant shall cause such activities to be performed in a workmanlike manner and in accordance with all applicable professional standards; and (iii) Alliant shall perform reasonable restoration of any disturbance to the Land of a HAC Facility resulting from such activities if the Transaction does not close.

         (b) Each environmental consultant that will perform any portion of the Phase II activities must: (i) be approved by both Parties (not to be unreasonably withheld by Hercules) after disclosure by each Party of any prior dealings or contractual relationship with such environmental consultant; (ii) enter into an agreement reasonably acceptable to both Parties; and (iii) agree to provide and maintain in full force and effect a policy or policies of insurance of the type and with limits of coverage as agreed by the Parties.

         2.3     Completion of BEA; Extension by Consent.

         Phase I of the BEA shall be completed by November 23, 1994. If a Phase II of the BEA is conducted, it shall be completed by a date mutually agreed upon by the Parties, but in no event later than the Closing. The foregoing notwithstanding, upon the mutual written consent of the Parties (which shall not be unreasonably withheld by either of them), the period for completion of either phase of the BEA may be extended.


         2.4     Cost of BEA and Hercules' Investigations of Alliant
                 Facilities.

         Except as set forth in Section 2.2, the cost of performing Phase I of the BEA and any Phase II of the BEA agreed upon by the Parties shall be paid by each Party in equal shares. Each Party shall bear the sole cost of any investigation of an Alliant or HAC Facility. This provision shall survive the termination of this Environmental Agreement.

         2.5     Termination of Principal Agreement.

         Any termination of the Principal Agreement or this Environmental Agreement based on the results of the BEA shall be governed exclusively by
Section 12.1 of the Principal Agreement.

                                 ARTICLE THREE

3.       Conditions to the Parties' Obligations.

         The obligations of Alliant and Hercules to effect the Transaction shall be subject to the satisfaction or written waiver (where permissible), on or before the Closing Date, of each of the following conditions:

         3.1     ISRA -- Alliant New Jersey Facilities.

         With respect to each Alliant New Jersey Facility, Alliant shall have either: (i) secured a LNA with respect to such Alliant New Jersey Facility, based on a true and complete LNA application or applications satisfactory in form and substance to Hercules; (ii) achieved Compliance with ISRA; or (iii) secured and executed a Remediation Agreement issued by the NJDEP under ISRA permitting the Transaction with respect to such Alliant New Jersey Facility.

         3.2     ISRA -- Kenvil Facility.

         Hercules shall have secured and executed a Remediation Agreement under ISRA permitting the transfer of the Kenvil Facility contemplated by the Principal Agreement. Alliant shall have executed any documents reasonably requested by Hercules to obtain the Remediation Agreement.

         3.3     Efforts to Satisfy Closing Conditions.

         The Parties shall use their best efforts to satisfy the conditions established by this Article Three.

                                  ARTICLE FOUR

4.       Representations and Warranties.

         4.1     Hercules' Representations.

         Hercules represents and warrants to Alliant that:

         (a) Permits. Except as set forth in Schedule EA 4.1(a)(1), to the Knowledge of Hercules, GES and HDES, all Environmental Permits necessary for the operation of the HAC Facilities and the HAC Business as they have been operated within the two (2) years prior to

Closing have been issued and all such Environmental Permits are in full force and effect and all appeal periods for such permits have expired. Except as set forth in Schedule EA 4.1(a)(2), to the Knowledge of Hercules, GES and HDES, Hercules, GES and HDES are in compliance in all material respects with the Environmental Permits issued for the operation of the HAC Facilities and the HAC Business. Except as set forth in Schedule EA 4.1(a)(3), to the Knowledge of Hercules, GES and HDES, there is no reason that the Environmental Permits issued to Hercules, GES and HDES cannot be transferred to Alliant in the Ordinary Course of Business without undue cost or delay to Alliant.

         (b) Existing Claims. Except as set forth in Schedule EA 4.1(b), and except for Environmental Claims that have been fully and finally resolved, to the Knowledge of Hercules, GES and HDES, no Environmental Claim has been asserted or threatened: (i) with respect to any alleged violation of any Environmental Laws applicable to the HAC Facilities and the HAC Business or the terms and conditions of Environmental Permits necessary for the operation of the HAC Facilities and the HAC Business; (ii) with respect to any alleged failure to have any Environmental Permits necessary for the operation of the HAC Facilities or the HAC Business; or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or Release of any Hazardous Substance generated in connection with the HAC Facilities or the HAC Business.

         (c) Hazardous Substances. Except as set forth in Schedule EA 4.1(c), to the Knowledge of Hercules, GES and HDES, there are no Hazardous Substances stored at, located on or disposed of at or from any of the HAC Facilities in material violation of any Environmental Law or which could be required to be remediated under any Environmental Law.

         (d) Compliance with Laws. Except as set forth in Schedule EA 4.1(d), to the Knowledge of Hercules, GES and HDES, the HAC Facilities and the HAC Business are in compliance in all material respects with all Environmental Laws.

         (e) Off-Site Disposal of Hazardous Substances at Site Listed for Cleanup. Except as set forth in Schedule EA 4.1(e), in connection with the HAC Facilities and HAC Business, to the Knowledge of Hercules, GES or HDES, neither Hercules, GES nor HDES has transported, or arranged (directly or indirectly) for the transportation of, any Hazardous Substance for disposal at any location which is listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring Remedial Action, or which is undergoing Remedial Action pursuant to Environmental Laws.

         (f) Real Property Used in HAC Business Listed for Cleanup. Except as set forth in Schedule EA 4.1(f), to the Knowledge of Hercules, GES or HDES:
(i) no oral or written notification of a Release of a Hazardous Substance, with respect to a HAC Facility or the HAC Business, has been filed with any Environmental Authority; (ii) no HAC Facility is undergoing Remedial Action pursuant to Environmental Laws; and (iii) no Facility now or previously owned, operated, managed, used or controlled by Hercules, GES or HDES with respect to the HAC Business is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any comparable state list of sites requiring Remedial Action or is undergoing Remedial Action pursuant to Environmental Laws.

         (g) Hercules Environmental Documents. There are no non-privileged environmental investigations, studies, audits, tests, reviews or other analyses of Environmental Conditions conducted by or which are in the possession of Hercules, GES or HDES in relation to the HAC Facilities which have not been made available to Alliant for review or as to which the material information contained therein has not been conveyed to Alliant prior to the date of this Environmental Agreement.

         (h) Liens. Except as set forth in Schedule EA 4.1(h), no lien has attached to any of the HAC Facilities owned by Hercules, GES or HDES as a result of the expenditure of monies by any Environmental Authority or other third party to pay for Remedial Actions at the HAC Facilities.

         (i) Institutional Controls. Except as set forth in Schedule EA 4.1(i), to the Knowledge of Hercules, GES or HDES, no Institutional Control has been imposed or recorded in any public document with respect to any of the HAC Facilities.

         (j) Engineering Controls. Except as set forth in Schedule EA 4.1(j), to the Knowledge of Hercules, GES or HDES, no Engineering Control has been implemented or installed at any of the HAC Facilities.

         (k) No Other Representations. Alliant acknowledges that, except as specifically set forth in this Environmental Agreement, Hercules, GES or HDES have not made any representations or warranties of any kind or nature concerning environmental matters, including but not limited to, Environmental Conditions or compliance with Environmental Laws in connection with the HAC Business or the HAC Facilities.

         4.2     Alliant's Representations.

         Alliant represents and warrants to Hercules that:

         (a) Compliance with Environmental Laws. Except as set forth in Schedule EA 4.2(a), to its Knowledge, Alliant is in compliance in all material respects with Environmental Laws applicable to the business of Alliant.

         (b) Permits. Except as set forth in Schedule EA 4.2(b)(1), to the Knowledge of Alliant, all Environmental Permits necessary for the operation of the Alliant Facilities have been issued to Alliant and are in full force and effect. Except as set forth in Schedule EA 4.2(b)(2), Alliant is in compliance in all material respects with the Environmental Permits issued to Alliant.

         (c) Existing Claims. Except as set forth in Schedule EA 4.2(c), and except for Environmental Claims that have been fully and finally resolved, to Alliant's Knowledge, no

Environmental Claim has been asserted or threatened with respect to any: (i) alleged violation by Alliant of any Environmental Laws or the terms and conditions of any Environmental Permits issued to Alliant; (ii) alleged failure by Alliant to have any Environmental Permits; or (iii) generation, treatment, storage, recycling, transportation, disposal or Release of any Hazardous Substance generated by Alliant.

         (d) No Other Representations. Hercules acknowledges that, except as specifically set forth in this Article, Alliant has not made any representations or warranties of any kind or nature concerning environmental matters, including but not limited to, Environmental Conditions or compliance with Environmental Laws in connection with the business of Alliant or the Alliant Facilities.

         4.3     Materiality.

         For the sole purpose of this Article IV, a breach of a representation or warranty shall not be deemed to be "material" unless the total amount of the Environmental Claim that could be imposed on, incurred by or asserted against the Party making the representation in respect of the matters that were the subject of the representation or warranty exceeds $10,000.

                                  ARTICLE FIVE

5.       Transfer of Environmental Permits.

         Hercules shall reasonably cooperate with Alliant to facilitate the transfer to Alliant of the Environmental Permits issued to Hercules, GES and HDES with respect to the operation of the HAC Facilities and shall initiate and administer applications or notices for the transfer of any such Environmental Permit if Hercules, but not Alliant, has the legal authority to seek such transfer, provided however, that this provision shall not obligate Hercules to incur any cost or monetary obligation in connection with the transfer of such Environmental Permits, except such internal management or administrative costs as may reasonably be expected to be incurred in connection with the administration of an application or notice to transfer an Environmental Permit.

                                  ARTICLE SIX

6.       Government Responsibility Demands.

         6.1     Initiation and Administration of Government
                 Responsibility Demands.

         (a) Alliant shall initiate and administer those Government Responsibility Demands as to which there is a reasonable legal basis to assert that an Environmental Claim arising from a HAC Facility or HAC Business that forms or may form the basis of an Environmental Indemnification Claim by Alliant against Hercules is a Federal Environmental Responsibility,





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
as follows: (i) following the Closing, Alliant shall initiate and administer Government Responsibility Demands which Alliant has legal standing to enforce pursuant to Government Contract Law or Government Contracts to which Alliant is a party and shall use diligent efforts to secure reimbursement for the underlying Environmental Claim; and (ii) Alliant shall assume the administration of any Government Responsibility Demand initiated by Hercules prior to Closing and shall use diligent efforts to secure reimbursement for the underlying Environmental Claim.

         (b) Alliant shall have no obligation to continue to administer a Government Responsibility Demand with respect to Environmental Claims arising from a HAC Facility or a HAC Business located on Non-Federal Land after two years from the date of the first assertion by the United States or the Third Party Government Contractor as to its position on whether the Environmental Claim underlying the Government Responsibility Demand constitutes a Federal Environmental Responsibility (the "Two Year Period"). Notwithstanding the foregoing, Alliant shall continue to administer a Government Responsibility Demand following the expiration of a Two Year Period if: (i) the United States or the Third Party Government Contractor has determined that the Environmental Claim underlying the Government Responsibility Demand is a Federal Environmental Responsibility; (ii) the United States or or the Third Party Government Contractor is paying reimbursement to Alliant pursuant to the Government Responsibility Demand; or (iii) Hercules agrees in writing to pay Alliant for reasonable costs incurred by Alliant in connection therewith, including but not limited to, reasonable attorneys' fees, experts' and consultant fees and other reasonable expenses, and to pay a reasonable hourly fee for time spent by Alliant personnel in administering such Government Responsibility Demand.

         (c) Alliant shall have no obligation to continue to administer any Government Responsibility Demand with respect to an Environmental Claim arising from a HAC Facility or HAC Business located on Federal Land from the date a decision is rendered that the Environmental Claim underlying the Government Responsibility Demand is not a Federal Environmental Responsibility by either the United States Armed Services Board of Contract Appeals or the United States
Court of Claims (the "Negative Decision").   Notwithstanding the foregoing,
Alliant shall continue to administer such Government Responsibility Demand following the issuance of a Negative Decision if Hercules agrees in writing to pay Alliant for reasonable costs incurred by Alliant in connection therewith, including but not limited to, reasonable attorneys' fees, experts' and consultant fees and other reasonable expenses, and to pay a reasonable hourly fee for time spent by Alliant personnel in administering such Government Responsibility Demand.

         (d) Hercules shall reimburse Alliant for any Environmental Claim subject to such Government Responsibility Demand, in the manner provided by
Article IX of this Agreement, notwithstanding any contention by Hercules that such Environmental Claim is a Federal Environmental Responsibility upon: (x) with respect to a Government Responsibility Demand arising from a HAC Facility or HAC Business located on Non-Federal Land, the expiration of a Two Year Period, provided however, that Hercules shall have no obligation to reimburse Alliant to the extent the United States or a third party is paying reimbursement to Alliant with respect to the Environmental Claim pursuant to a Government Responsibility Demand; and (y) with respect to a Government Responsibility Demand arising from a HAC Facility or HAC Business located on Federal Land, the issuance of a Negative Decision. Notwithstanding the foregoing, Hercules shall reimburse Alliant for an Environmental Claim pursuant to this Section 6.1(d) only to the extent the Environmental Claim would otherwise be subject to Hercules' obligation to indemnify Alliant under Article VIII of this Agreement and provided that Alliant shall reimburse Hercules to the extent of any subsequent allowance of, or other consideration or payment received by Alliant with respect to, the Government Responsibility Demand.

         (e) Notwithstanding this Section 6.1, Hercules shall pay for the performance of Remedial Actions with respect to the Clearwater Facility and the Kenvil Facility in accordance with Article XII.

         6.2     Negotiation of Government Contracts.

         With respect to the negotiation of Government Contracts to which Alliant is a party, Alliant shall use reasonable efforts to secure reasonably obtainable consents and other authorizations to facilitate addressing Environmental Conditions at HAC Facilities in a cost effective manner.

         6.3     Status of Government Responsibility Demands.

         Following the Closing, on the first business day of February and August of every year, until the termination date for this requirement, Alliant shall deliver to Hercules a report summarizing the status of each Government Responsibility Demand administered by Alliant.

         6.4     When No Government Responsibility Demand Is Made.

         If Alliant does not file a Government Responsibility Demand pursuant to this Article VI with respect to an Environmental Claim as to which Alliant seeks indemnification from Hercules pursuant to this Environmental Agreement, any dispute with respect to whether the Environmental Claim constitutes a Federal Environmental Responsibility shall be determined under the dispute resolution procedures established by Article XIV of the Principal Agreement, either in connection with a Reimbursement Request by Alliant or at such other time as either Party shall elect to submit the matter for dispute resolution.

                                 ARTICLE SEVEN

7.       Alliant's Assumption of Liabilities.

         Except as specifically provided in Articles VIII and XII of this Environmental Agreement, following the Closing, Alliant shall assume liability for all Environmental Claims associated with the HAC Business or the ownership, operation, use, management or control of the HAC Facilities, including but not limited to, all Environmental Claims associated with

Environmental Conditions at the HAC Facilities or Environmental Claims associated with achieving compliance with Environmental Laws and with all Environmental Permits with respect to the operation of the HAC Facilities and the HAC Business. The foregoing notwithstanding, Alliant shall not assume liability for any and all Third-Party Claims arising from or relating to Off-Site Environmental Conditions resulting from the operation of the HAC Business prior to the Closing (i) at Federal Land, but only if such Third-Party Claims are first asserted against Alliant or Hercules after the tenth (10th) anniversary of the Closing; and (ii) at Non-Federal Land, but only if such Third-Party Claims are first asserted against Alliant or Hercules after the fifth (5th) anniversary of the Closing.

                                 ARTICLE EIGHT

8.       Indemnification.

         8.1     Hercules' Indemnification of Alliant.

         Subject to Section 8.2 of this Environmental Agreement and the limitation on indemnification established by Section 13.5 of the Principal Agreement, Hercules shall defend, indemnify and hold harmless Alliant from and against the following:

         (a) Any and all Environmental Claims imposed on, incurred by or asserted against Alliant, or for which Alliant may be liable or obligated, arising from or relating to Environmental Conditions at a HAC Facility to the extent such Environmental Conditions result from or relate to the Release of Hazardous Substances from, under, into or onto the HAC Facility prior to the Closing;

         (b) Any and all Environmental Claims imposed on, incurred by or asserted against Alliant, or for which Alliant may be liable or obligated, resulting from or relating in any way to the treatment, storage, disposal or Release (or arrangement for the same), prior to the Closing, at any location other than a HAC Facility of a Hazardous Substance used, generated or handled in connection with the HAC Facilities or the HAC Business by Hercules, GES or HDES or by any entity to which any of them is or may be deemed a successor or assignee;

         (c) Any and all fines and penalties (including civil monetary penalties or settlement payments in lieu of penalties) imposed on, incurred by or asserted against Alliant, or for which Alliant may be liable or obligated, arising out of non-compliance with Environmental Laws or Environmental Permits by Hercules, GES or HDES, or any entity to which any of them is or may be deemed a successor or assignee, in connection with the HAC Business or the operation of the HAC Facilities to the extent such non-compliance occurred prior to the Closing or after the Closing in connection with the performance of a Remedial Action at the Kenvil or Clearwater Facilities; and

         (d) Any and all Environmental Claims imposed on, incurred by or asserted against Alliant, or for which Alliant may be liable or obligated, arising from or relating to Hercules' breach of any of the representations and warranties set forth in Article IV of this Environmental Agreement or from Hercules' breach of any other obligations of Hercules set forth in this Environmental Agreement.

Notwithstanding anything in this Environmental Agreement to the contrary, the provisions of Section 13.5 of the Principal Agreement shall not apply to amounts incurred by Hercules in connection with the performance of Remedial Actions at the Clearwater Facility or in connection with its obligation pursuant to Article XI of this Environmental Agreement to achieve Compliance with ISRA at the Kenvil Facility.

         8.2     Limitations on Hercules' Indemnification of Alliant.

         Notwithstanding anything in the Environmental Agreement to the contrary, Hercules shall have no obligation to indemnify Alliant with respect to the following:

         (a) Any and all Environmental Claims as to which Alliant has not given notice in accordance with Section 9.2 of this Environmental Agreement with respect to: (i) Environmental Claims arising from Environmental Conditions on, at, under or from Federal Land, prior to the tenth (10th) anniversary of the date of the Closing; and (ii) all other Environmental Claims, prior to the fifth (5th) anniversary of the date of the Closing.

         (b) Any and all Environmental Claims otherwise subject to indemnification pursuant to this Environmental Agreement to the extent that such Environmental Claims are determined to be a Federal Environmental Responsibility pursuant to the provisions of Article VI of this Environmental Agreement;

         (c) Any and all Environmental Claims arising out of or relating to an Area of Environmental Concern if a Response to Environmental Conditions has already been implemented after the Closing, provided however, that this limitation shall not apply as to any Area of Environmental Concern in respect of which the implemented Response to Environmental Conditions consisted of no action;

         (d) Any and all Environmental Claims arising out of or relating to Environmental Conditions on, at or from: (i) Federal Land resulting from the Release of materials that were not first regulated as Hazardous Substances prior to the tenth (10th) anniversary of the date of the Closing; and (ii) Non-Federal Land resulting from the Release of materials that were not first regulated as Hazardous Substances prior to the fifth (5th) anniversary of the date of the Closing;

         (e) Any and all Environmental Claims to the extent Alliant receives a Recovery with respect to such Environmental Claims; and

         (f) Any and all Environmental Claims that are subject to Alliant's obligation to indemnify Hercules.

         8.3     Alliant's Indemnification of Hercules.

         Subject to Section 8.4 of this Environmental Agreement, Alliant shall defend, indemnify and hold harmless Hercules from and against the following:

         (a) Any and all Environmental Claims imposed on, incurred by or asserted against Hercules, or for which Hercules may be liable or obligated, arising from or relating to a Release of a Hazardous Substance at the HAC Facilities occurring after the Closing.

         (b) Any and all Environmental Claims imposed on, incurred by or asserted against Hercules, or for which Hercules may be liable or obligated, resulting from or relating in any way to the treatment, storage, disposal or Release (or arrangement for the same) at any location other than the HAC Facilities of a Hazardous Substance used, generated or handled by Alliant in connection with the HAC Business or the ownership, operation, management, use or control of the HAC Facilities after the Closing, but only to the extent such Environmental Claims do not result from or relate to the use, generation, treatment, storage, disposal or Release (or arrangement for the same) of the Hazardous Substance prior to the Closing;

         (c) Any and all Environmental Claims imposed on, incurred by or asserted against Hercules, or for which Hercules may be liable or obligated, arising out of or relating to an Area of Environmental Concern as to which a Response to Environmental Conditions has been implemented at a HAC Facility after the Closing, provided however, that Alliant shall not have any obligation to indemnify Hercules pursuant to this Section 8.3(c) as to any such Area of Environmental Concern in respect of which the implemented Response to Environmental Conditions consisted of no action;

         (d) Any and all fines and penalties (including civil monetary penalties or settlement payments in lieu of penalties) imposed on, incurred by or asserted against Hercules, or for which Hercules may be liable or obligated, arising out of non-compliance with Environmental Laws or Environmental Permits at the HAC Facilities after the Closing, provided however, that such non-compliance is not attributable to the Release of Hazardous Substance prior to the Closing; and further provided that Alliant shall not have any obligation to indemnify or hold harmless Hercules from and against any fines or penalties related to non-compliance by Hercules (or consultants, contractors or subcontractors of Hercules) occurring after the Closing in the performance of a Remedial Action at the Kenvil Facility or the Clearwater Facility;

         (e) Any and all Environmental Claims imposed on, incurred by or asserted against Hercules, or for which Hercules may be liable or obligated, arising from or relating in any way to the cost of addressing an Area of Environmental Concern at a HAC Facility to the extent exceeding the cost of the Lowest Cost Response; and

         (f) Any and all Environmental Claims imposed on, incurred by or asserted against Hercules, or for which Hercules may be liable or obligated, arising from or relating to Alliant's

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breach of any of the representations and warranties set forth in Article IV of this Environmental Agreement or from Alliant's breach of its obligations under this Environmental Agreement, including but not limited to, its obligations pursuant to Article VI hereof.

         8.4     Limitations on Alliant's Indemnification of Hercules.

                 Notwithstanding anything in the Environmental Agreement to the contrary, Alliant shall have no obligation to indemnify Hercules with respect to the following:

         (a) Any and all Environmental Claims to the extent Hercules receives a Recovery with respect to such Environmental Claims.

         (b) Any and all Environmental Claims arising from the obligation to perform Remedial Actions with respect to non-sudden and recurring Releases occurring after the Closing at the Clearwater Facility or the Kenvil Facility, but with respect to the Kenvil Facility only to the extent any such Release occurs before the third (3rd) anniversary of the Closing Date. "Non-Sudden" for purposes of this Section 8.4(b) shall have a temporal meaning.

                                  ARTICLE NINE

9.       Procedures for Environmental Indemnification Claims.

         9.1     Environmental Conditions Identified At or Prior to
                 Closing.

                 Alliant shall not be required to provide notice to Hercules of any Environmental Condition identified in the BEA or any Schedule attached to this Environmental Agreement.

         9.2     Environmental Conditions Not Identified Before Closing.

         (a) With respect to any Environmental Condition not identified in the BEA or any Schedule attached to this Environmental Agreement as to which Alliant is seeking or may seek indemnification from Hercules pursuant to this Environmental Agreement, Alliant shall promptly provide to Hercules a Notice of Environmental Conditions upon receiving Knowledge of the Environmental Condition. In any event, Alliant shall provide such Notice of Environmental Conditions within ninety (90) days from the day upon which Alliant receives Knowledge of such Environmental Condition. The Notice of Environmental Conditions shall set forth, to the extent Known by Alliant, the nature and the location of the Environmental Condition, the source and cause of the Environmental Condition, the identity and estimated quantity of the Hazardous Substance present and any response taken or planned to be taken by Alliant to address the Environmental Condition.

         (b) Alliant's failure to notify Hercules of an Environmental Condition in accordance with Section 9.2(a) of this Environmental Agreement shall relieve Hercules of its obligation





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
under the Environmental Indemnity as it pertains to any matter which should have been the subject of the notification to the extent, but only to the extent, as a direct and proximate result of such failure, there is a material adverse effect upon Hercules' rights under this Environmental Agreement.

         9.3     Third-Party Claims.

         The procedures for indemnification with respect to Third- Party Claims shall be governed by Article XIII of the Principal Agreement; provided however, that in the event any Party is required by any Enforcement Notice or any judgment, order, settlement, agreement or other resolution of any Third-Party Claim to perform a Remedial Action, the performance of such Remedial Action shall be governed by this Environmental Agreement.

         9.4     Reimbursement Procedures.

         (a) A party shall submit requests for reimbursement of Environmental Claims to which it claims a right of indemnification pursuant
Article VIII of this Environmental Agreement or of payment pursuant to Section 6.1(d) of this Environmental Agreement ("Reimbursement Request"), as provided herein:

                 (1) With respect to any Environmental Claim subject to Alliant's obligation to initiate and administer a Government Responsibility Demand under Article VI of this Environmental Agreement, Alliant shall not present a Reimbursement Request before the time provided by Section 6.1(d); and

                 (2) With respect to any Environmental Claim that is not subject to Alliant's obligation to initiate and administer a Government Responsibility Demand under Article VI of this Environmental Agreement, a Party may seek reimbursement of an Environmental Claim beginning on the first business day of January, April, July or September of each year following the Closing or as the Parties shall otherwise agree in writing.

         (b) The Reimbursement Request shall identify or include the following as appropriate: (i) each Area of Environmental Concern to which the Reimbursement Request relates; (ii) any Enforcement Notice to which the Reimbursement Request relates; (iii) the Work Plan or Submission, if any, to which the Environmental Indemnification Claim or Reimbursement Request relates;
(iv) the name of the contractor, consultant or other third party which received or will receive the monies related to the Reimbursement Request; (v) copies of all invoices (or other written requests for or evidence of payment) relating to the Reimbursement Request; (vi) a description of the work performed in connection with the Reimbursement Request; (vii) copies of any judgment, order, agreement, settlement or other document reflecting the resolution of a Third-Party Claim for which the Reimbursement Request is made; or (viii) any other factual basis for the Reimbursement Request.

         (c) Any Party making a Reimbursement Request shall supply any non-privileged information or access to a HAC Facility reasonably requested by the other Party in order to investigate the Reimbursement Request.

         (d) Within twenty (20) days of receiving a Reimbursement Request, a Party shall provide to the other Party a written response to the Reimbursement Request. Together with the response, the Party shall pay the undisputed amount of any Reimbursement Request.

         (e) The Parties shall confer in good faith to resolve any dispute with respect to a Reimbursement Request.

         (f) In the event a Party disputes a Reimbursement Request and the Parties, after conferring pursuant to Section 9.4(e) of this Environmental Agreement, are unable to resolve the dispute within ninety (90) days after delivery of the Reimbursement Request, either Party may initiate the dispute resolution procedure established by Article XIV of the Principal Agreement.

                                  ARTICLE TEN

10.      Remedial Actions Under this Agreement.

         10.1    Management of Remedial Actions.

         Except with respect to the Kenvil Facility and the Clearwater Facility, all material Remedial Actions at a HAC Facility subject or potentially subject to an Environmental Indemnification Claim under this Environmental Agreement shall be subject to the following requirements:

         (a) At the Closing, Hercules shall designate a representative to receive information and consult with Alliant concerning Remedial Actions to be conducted by Alliant at the HAC Facilities (the "Hercules Environmental Representative"). From time to time, Hercules may designate a substitute Hercules Environmental Representative and alternate Hercules Environmental Representatives to serve if the primary Environmental Representative is unavailable. Alliant shall make its environmental personnel with responsibility for addressing Environmental Conditions at a HAC Facility reasonably available to the Hercules Environmental Representative to discuss Environmental Conditions at the HAC Facility that require or may require the performance of Remedial Actions subject to this Environmental Agreement.

         (b) If requested by the Hercules Environmental Representative, Alliant shall provide to the Hercules Environmental Representative reasonable access to the HAC Facilities and copies of non-privileged information reasonably necessary to evaluate the Remedial Actions to be taken with respect to a HAC Facility and the selection of consultants and contractors to implement such Remedial Activities, including but not limited to reports, analytical data, correspondence, directives, orders, documents submitted by Alliant to, or received by Alliant from, any applicable Environmental Authority in connection with a Remedial Action, and other non-privileged documents created or received by or on behalf of Alliant in connection with the Remedial Action. Alliant shall provide to the Hercules Environmental Representative reasonable prior notice of the initiation of any material Remedial Action and an opportunity to observe all such Remedial Actions performed.

         (c)     Alliant shall afford the Hercules Environmental
Representatives a reasonable opportunity to confer with consultants and contractors retained to perform Remedial Actions.

         (d) Upon Hercules' request, Alliant shall provide to the Hercules Facility Representative a copy of any work plan describing how a Remedial Action shall be conducted ("Work Plan") or any submission to be made to an Environmental Authority in connection with any Remedial Action ("Submission") as long as is reasonably practicable before the date that the Work Plan is scheduled to be implemented or the Submission is required to be submitted to any Environmental Authority, provided that Alliant shall have no obligation to provide drafts of such Work Plans and Submissions.

         (e) In the event that the Hercules Environmental Representative provides comments to Alliant with respect to the performance of any Remedial Action, including but not limited to, the contents of any Work Plan or Submission, the Parties shall diligently confer in good faith to attempt to reach agreement on the subject matter of Hercules' comments. In the event agreement cannot be reached by the Hercules Environmental Representative and the Alliant personnel with responsibility for the matter, either Party may demand that any issue with respect to the Remedial Action be submitted to the Environmental Review Committee by written notice to each member of the Environmental Review Committee. Any such demand shall include a concise written statement of the issue to be considered by the Environmental Review Committee. The members of the Environmental Review Committee shall personally confer with respect to this issue as soon as is reasonably practicable, but in any event within thirty (30) days of receipt of the written demand. Decisions of the Environmental Review Committee shall require the agreement of both Parties and shall be final. If the Environmental Review Committee is unable to reach a decision, either Party may submit the issue for dispute resolution in accordance with Article XIV of the Principal Agreement, provided however, that if Alliant is unable, after good faith efforts, to obtain from the Environmental Authority an extension of the deadline, if any, to make a Submission or to implement a Work Plan or other Remedial Action and the issue is not resolved pursuant to this Section 10.1(e) by the expiration of such deadline, Alliant shall determine the action to be taken without prejudice to all rights of Hercules to contend that such action is not in accordance with this Environmental Agreement.

         (f) Nothing in this Section 10.1 shall limit the right of Alliant to propose or implement a Remedial Action: (i) for which it shall not seek indemnification in accordance with this Environmental Agreement; or (ii) to take an emergent action that is necessary to address an imminent threat to human health or the Environment.

         10.2    Performance of Remedial Action Under this Agreement.

         Any Remedial Action, or any part thereof, subject or potentially subject to an Environmental Indemnification Claim under this Environmental Agreement, shall be performed in a workmanlike manner, consistent with all applicable professional standards and in a cost effective manner not exceeding industry cost standards for comparable work. Without limiting the generality of the foregoing, the Party performing such a Remedial Action shall: (i) be responsible for the proper and lawful disposition of all wastes, including but not limited to, soils and groundwater, generated in any Remedial Action; and
(ii) obtain, maintain in full force and effect, and achieve material compliance with all Environmental Permits that are necessary for the performance of any Remedial Actions.

         10.3    Maintenance of Engineering or Institutional Controls.

         As long as Alliant owns or operates a HAC Facility, Alliant shall properly maintain any Institutional Controls or Engineering Controls installed or employed at a HAC Facility in connection with any Remedial Action undertaken by Alliant, subject or potentially subject to an Environmental Indemnification Claim under this Environmental Agreement. The out-of-pocket fees, costs and expenses incurred by Alliant pursuant to this Section 10.3 shall be subject to Alliant's right of indemnification pursuant to Section 8.1(a) of this Environmental Agreement. The foregoing notwithstanding, Alliant may remove or discontinue any Institutional or Engineering Controls imposed on the HAC Facility at any time in its sole discretion, provided that Alliant at its sole expense complies with any conditions imposed by the Environmental Authority or required in compliance with Environmental Laws in connection with such removal or discontinuance (including the performance of any additional Remedial Action).

                                 ARTICLE ELEVEN

11.      Alliant New Jersey Facilities and ISRA.

         As to any Alliant New Jersey Facility as to which Alliant shall not have achieved Compliance with ISRA prior to the Closing, Alliant shall: (i) take all actions that are necessary to achieve Compliance with ISRA, (ii) establish and maintain in full force and effect any remediation funding source required under ISRA; and (iii) pay all fees, costs and expenses necessary or required to achieve Compliance with ISRA.

                                 ARTICLE TWELVE

12.      Kenvil and Clearwater Facilities.

         12.1    Leases for Kenvil and Clearwater Facilities.

         The Parties specifically acknowledge that, in connection with the Transaction, Alliant shall execute leases for the Kenvil and Clearwater Facilities. The term of such leases shall be one year. Alliant shall have options to extend the leases for up to five additional one year terms. Should Alliant elect to extend its lease at the Kenvil Facility into a fourth year, Hercules and Alliant shall negotiate in good faith concerning a method by which Alliant will share in Environmental Claims incurred by Hercules arising from Releases, if any, occurring at the Kenvil Facility during Alliant's entire tenancy.

         12.2    Compliance with ISRA -- Kenvil Facility.

         (a) ISRA Compliance Matter Arising from this Transaction. In connection with the ISRA Compliance Matter arising from the Transaction with respect to the Kenvil Facility, Hercules shall: (i) take all actions required to achieve Compliance with ISRA and the Remediation Agreement; (ii) establish and maintain in full force and effect any remediation funding source required under ISRA or the Remediation Agreement; and (iii) pay all fees, costs and expenses necessary or required to achieve Compliance with ISRA or the Remediation Agreement. Notwithstanding any provision of this Agreement to the contrary, Hercules shall have the sole and exclusive right and authority to propose, negotiate with the NJDEP concerning, and implement Remedial Actions at the Kenvil Facility required to achieve Compliance with ISRA or the Remediation Agreement, provided that Hercules shall implement Remedial Actions at such times, in such a manner and with such advance notice to Alliant as not to unreasonably interfere with Alliant's day to day operations at the Kenvil Facility.

         (b) Future ISRA Compliance. In the event Alliant takes any action during its occupancy of the Kenvil Facility that requires the initiation of an ISRA Compliance Matter, including but not limited to, any closing of operations (as such term is defined under ISRA) by Alliant at the Kenvil Facility, Alliant shall pay all filing fees and other costs of an administrative nature to achieve Compliance with ISRA. Subject to Alliant's obligation to indemnify Hercules pursuant to Article VIII of this Environmental Agreement for post-Closing Releases, as such obligation shall be modified by any agreement of the Parties described in Section 12.1 of this Environmental Agreement, Hercules shall take all actions and pay all other fees, costs and expenses to achieve Compliance with ISRA in connection with such ISRA Compliance Matter.

                                ARTICLE THIRTEEN

13.      Miscellaneous.

         13.1    Exclusive Remedy.

         Hercules and Alliant acknowledge and agree that, if the Closing occurs, the indemnification given by the Parties under this Agreement shall be the Parties' sole and exclusive remedies following Closing, each against the other: (i) with respect to Environmental Claims or arising out of Environmental Laws relating to: the HAC Business; the ownership, operation, management, use or control of HAC Facilities; Environmental Conditions at the HAC Facilities; the ownership, operation, management, use or control of Alliant Facilities; Environmental Conditions at the Alliant Facilities; and Compliance with ISRA; and (ii) with respect to any other subject matter of this Environmental Agreement. The Parties hereby waive and release any other rights, remedies, causes of action or claims as to which this Environmental Agreement sets forth the exclusive remedy. The foregoing notwithstanding, this Section 13.1 shall not apply to any and all Third-Party Claims arising from or relating to Off-Site Environmental Conditions resulting from the operation of the HAC Business (i) at Federal Land, but only if such Third-Party Claims are first asserted against Alliant or Hercules after the tenth (10th) anniversary of the Closing; and (ii) at Non-Federal Land, but only if such Third-Party Claims are first asserted against Alliant or Hercules after the fifth (5th) anniversary of the Closing. Solely as to the claims described in the preceding sentence, each Party shall retain against the other all rights, remedies, causes of action or claims they have or may have under Environmental Laws or otherwise.

         13.2    Third Party Actions.

         Either Party may, but shall have no obligation to, institute an action against any third party, at any time and at its sole expense, with respect to Environmental Claims for which that Party is, or may be, entitled to indemnification pursuant to this Environmental Agreement, provided however, that with respect to all such Environmental Claims as to which Alliant is seeking recovery or reimbursement as a Federal Environmental Responsibility pursuant to Article VI of this Environmental Agreement, Hercules shall not institute any action against the United States without Alliant's prior written consent, which consent shall not be unreasonably withheld.

         13.3    Incorporation of Terms of Principal Agreement.

         (a) The provisions of Articles XIII, XIV, XV of the Principal Agreement are incorporated herein and made a part hereof.

         (b) Except as specifically set forth in this Environmental Agreement, this Environmental Agreement shall constitute the entire agreement of the Parties with respect to environmental matters of any kind or nature arising from or relating in any way to the HAC Business, the business of Alliant or the ownership, operation, use, management or control of the HAC Facilities or the Alliant Facilities.

         (c) In the event of any conflict between the terms and conditions of this Environmental Agreement and the Principal Agreement, this Environmental Agreement will control with respect to environmental matters.

         13.4    Schedules to Environmental Agreement.

         The Parties acknowledge and agree that they are entering into this Environmental Agreement prior to the preparation and delivery of the Schedules referenced herein and that these Schedules shall be delivered prior to the Closing.

         13.5    Notices.

         All notices, demands and other communications given by or on behalf of a Party pursuant to this Environmental Agreement shall be given in accordance with the Principal Agreement, except that such notices shall be addressed to the Parties as follows:

         As to Alliant:

                 Vice President of Administration
                 Alliant Techsystems Inc.
                 600 Second Street, N.W.
                 Hopkins, MN  55343-8384

         With a copy to:

                 General Counsel
                 Alliant Techsystems Inc.
                 600 Second Street, N.W.
                 Hopkins, MN  55343-8384

         As to Hercules:

                 Vice President of Health and Environment
                 Hercules Incorporated
                 Hercules Plaza
                 Wilmington, DE  19894

         With a copy to:

                 General Counsel
                 Hercules Incorporated
                 Hercules Plaza
                 Wilmington, DE  19894

         IN WITNESS WHEREOF, Hercules and Alliant, each by its duly authorized representative, have executed this Environmental Agreement on the dates inserted below.

                                                   ALLIANT TECHSYSTEMS INC.



DATE:  October __, 1994                    By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------
ATTESTED TO

- -----------------------
Corporate Seal

                                                   HERCULES INCORPORATED



DATE:  October __, 1994                    By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------
ATTESTED TO

- -----------------------
Corporate Seal

               IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized officer on its behalf as of the date first above written.

Attested:                                   HERCULES INCORPORATED

By:                                         By: /s/
   ---------------------------                 -----------------------------

Name and Title:                             Name and Title:
               ---------------                             -----------------



Attested:                                   ALLIANT TECHSYSTEMS, INC.

By:                                         By: /s/
   ---------------------------                 -----------------------------

Name and Title:                             Name and Title:
               ---------------                             -----------------

                                  EXHIBIT H

                          HUMAN RESOURCES AGREEMENT

         This Human Resources Agreement ("HR Agreement"), dated as of October 28, 1994, between Hercules Incorporated ("Hercules") and Alliant Techsystems Inc. ("Alliant") is entered in connection with the Purchase and Sale Agreement dated as of October 28, 1994, between Hercules and Alliant (the "Purchase and Sale Agreement"). This HR Agreement is part of the Definitive Agreements referred to in the Purchase and Sale Agreement.

Section 1 - Definitions
         Terms defined in the Purchase and Sale Agreement shall have the same meanings when used in this HR Agreement. In addition, when used in this HR Agreement, the following terms shall have the following meanings:

         A. "HAC Employees" - means all employees of Hercules or any of the Subsidiaries who are employed solely in connection with the HAC Business except those employees listed in Schedule HR1 who are not actively at work thirty (30) calendar days prior to the Closing Date due to a medical disability or short-term leave of absence who are not reasonably anticipated to return to work within five (5) months following the Closing Date; and the term "HAC Employee" shall mean any of the

                 HAC Employees. The term HAC Employees shall exclude any individual who on the Closing Date is not a HAC Employee.

         B. "Alliant New Employee" - means a HAC Employee, a GOCO Employee (defined below), an employee listed in Schedule HR1 who is hired by Alliant or a subsidiary thereof within five (5) months after the Closing Date or a Legal Hire (defined below) who is hired by Alliant pursuant to Section 2A or B of this HR Agreement.

         C. "Transferred Participant" - includes all Alliant New Employees, and former employees of the HAC Business who (a) retired directly from active employment with the HAC Business and (b) who as a participant of the Hercules Pension Plan retired under the applicable Normal, Early, Reduced Early, Disability or Delayed Pension provision as defined in the Hercules Pension Plan or their designated beneficiaries (but does not include vested terminated former Hercules employees, whether in current payment or deferred status).

         D. "GOCO Employee" - means all employees of Hercules or any of the Subsidiaries who as of the Closing Date are employed at Sunflower, Kansas, or Radford, Virginia, pursuant to the government-owned contractor-operated contract between Hercules and the United States Government.

         E. "Transferred GOCO Participants" - All GOCO Employees and any former Hercules employee who is receiving or will receive pension benefits pursuant to the terms of the Hercules GOCO Plans (defined below) or any beneficiary thereof.

         F. "Alliant Employee Benefit Plan" - Shall mean any Employee Benefit Plan as defined in ERISA Section 3(3) provided by Alliant to its employees.

         G. "Hercules Employee Benefit Plan" - Shall mean any Employee Benefit Plan as defined in ERISA Section 3(3) provided to HAC Employees prior to the Closing Date.

Section 2 - Employment of HAC Employees

         A. As of the Closing Date, Alliant or a subsidiary thereof will offer to transfer employment on an at-will basis to all HAC Employees on terms and conditions that, in the reasonable judgment of Alliant after due inquiry, are in the aggregate comparable to those applicable to such HAC Employees on the Closing Date, subject to the terms of this HR

                 Agreement.   This provision shall not apply to named
                 "Specified Employees" listed in Schedule HR2 whose terms and conditions of employment shall be determined in accordance with agreements reached between Alliant and such Specified
                 Employee prior to the Closing Date. In the event an agreement is not reached between any such Specified Employee and Alliant prior to the Closing Date and such Specified Employee is terminated by Hercules, such Specified Employee shall pursuant to the Hercules Dismissal Salary Plan be considered to have resigned and shall not be eligible for benefits thereunder. Hercules will cooperate and use all reasonable efforts to assist Alliant in obtaining the continued employment of HAC Employees and the Specified Employees. Provided, however, nothing contained in this HR Agreement nor the Purchase and Sale Agreement prohibits, nor shall it be construed to prohibit, Alliant or any subsidiary thereof from terminating, discharging, laying off or otherwise changing the terms and conditions of employment of Alliant New Employees at any time after the Closing Date.

         B. Alliant will offer to transfer employment on an at-will basis to all employees listed in Schedule HR1 who are ready, able and willing to return to work within five (5) months following the Closing Date, or all other employees which it or Hercules is required by law to hire at the end of such employee's leave of absence or layoff ("Legal Hire(s)"). If, within such five (5) month period after the Closing Date, Alliant or a subsidiary thereof employs any individual who is listed in Schedule HR1, or Alliant or a subsidiary thereof hires a Legal Hire, then such individual will be treated as an Alliant New Employee as of his or her date of hire by Alliant or a subsidiary thereof and the provisions of this HR Agreement shall apply to such individual with his or her date of hire being substituted for the Closing Date.

         C. Plant Closing and Layoffs. Hercules agrees that it shall not at any time during the 90-day period preceding the Closing Date effectuate (1) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 ("the
                 WARN Act") affecting any site of employment of the HAC Business, or (2) take any action to precipitate a "mass layoff" as defined in the WARN Act affecting any site of employment of the HAC Business, except, in either case, in a manner consistent with complying fully with the notice and other requirements of the WARN Act. Hercules and Alliant agree to indemnify and hold each other harmless from and against any and all losses which they may incur in connection with any claim of violation of the WARN Act based on actions taken or not taken by the other party with regard to the HAC Business or breach of the provisions of this Section 2.C.

Section 3 - Benefit Plans

         Effective on the Closing Date, Alliant shall provide Alliant New Employees with employee benefit plans or programs as determined in Alliant's sole discretion subject to the terms of this HR Agreement. Without limiting the generality of this provision, it is further agreed:

         A.      Credited Service

                 Effective on the Closing Date, or for purposes of the employees listed in Schedule HR1 on their date of hire within the five (5) month period following the Closing Date and a Legal Hire on their date of hire, all Alliant New
                 Employees shall be immediately credited by Alliant with credited service for purposes of participation, vesting, eligibility for benefits, benefit calculation and benefit accrual under the Alliant Employee Benefit Plans established pursuant to this Section 3 equal to the credited service recognized for such purposes by Hercules prior to the Closing Date (including service for Alliant New Employees eligible for future reinstatement under Hercules Rules of Service for which pension assets have been transferred pursuant to Section 3B(1) of this HR Agreement). Notwithstanding the forgoing, if a HAC Employee retires under a Hercules Employee Benefit Plan on or before the Closing Date,

                 Alliant shall not grant credited service to such HAC
                 Employee for any pre-retirement service with Hercules or any of the Subsidiaries and Alliant shall not grant credited service for service recognized by Hercules to any person hired by Alliant after the Closing Date who is not an Alliant New Employee as defined herein.

         B.      Qualified Defined Benefit Plans
                 (1)      Hercules Pension Plan

                          (a) Effective as of the Closing Date, Alliant shall, or shall cause a subsidiary to, establish a defined benefit plan and trust (collectively the "Alliant New Pension Plan") to assume the benefit liability for the Agreed Transfer Amount (defined below) and to receive and hold assets equal to the value of the Agreed Transfer Amount. As soon as practicable after the Closing Date, Alliant or a subsidiary thereof shall submit such Alliant New Pension Plan to the Internal Revenue Service for a determination of its qualified status under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 ("Code").

                          (b) Hercules shall cause the actuary for the Hercules Pension Plan ("Hercules Actuary") to determine, as of the Closing

                                  Date, the present value of the
                                  projected benefit obligations of the
                                  Transferred Participants within the meaning of FASB 87 based on all actuarial assumptions which underlie the calculation of the projected benefit obligation which was disclosed in the Hercules 1993 Annual Report to Stockholders less the amount of Five Million and 00/100 Dollars ($5,000,000) in accordance with the minimum requirements of
                                  Section 414(l) of the Code and Treasury
                                  Regulations ("Treas. Reg.") Section
                                  1.414(1)-l and Section 208 of the Employee
                                  Retirement Income Security Act of 1974
                                  ("ERISA") (such present value shall be the "Proposed Transfer Amount"). The Proposed Transfer Amount will be adjusted to reflect actual change in any participant data prior to the Closing Date as a result of termination of employment, retirement or death of any Transferred Participant.

                                  Any applicable pension surplus (on a
                                  projected benefit obligation basis) as
                                  specifically calculated for the HAC Business by the Hercules Actuary, as of the Closing Date, shall also be transferred to Alliant ("Pension Surplus Amount"). This amount shall be calculated on a basis consistent with that used to determine
                                  HAC pension deficiencies (projected benefit obligation in excess of plan assets) as of December 31, 1993, and December 31, 1992, which were the basis for determining a pension liability/asset in the HAC audited financial statement as of those respective dates. It is the intent that this transaction shall be an asset/liability transfer between two qualified plans and not a partial termination of the Hercules Pension Plan. The assumptions used for such calculation shall be consistent with the assumptions used in the HAC audited financial statements as of December 31, 1993.

                                  The computation and the information
                                  used in the computation of the Proposed
                                  Transfer Amount and the Pension Surplus
                                  Amount shall be submitted to any actuary selected by Alliant ("Alliant Actuary") no later than sixty (60) days prior to the Closing Date. In the event that the Alliant Actuary shall dispute in a written notice to Hercules the determination of the Proposed Transfer Amount, compliance with the minimum requirements of Section 414(l) and the Treasury Regulations thereunder, or the determination of the Pension Surplus Amount, the Hercules the Pension Surplus Amount no later than forty-five (45) days prior to the Closing Date. In the event the Hercules Actuary and the Alliant Actuary shall meet to resolve such dispute and agree on the Proposed Transfer Amount and the Pension Surplus Amount no later than forty-five (45) days prior to the Closing Date. In the event the Hercules Actuary and the Alliant Actuary are unable to resolve such dispute within ten
                                  (10) calendar days from the date such written notice is given, representatives from Alliant and Hercules shall meet within ten (10) calendar days to resolve such issue. Should the parties' representatives fail to reach an agreement within ten (10) calendar days, the dispute resolution procedure set forth in the Purchase and Sale Agreement shall apply. The amount agreed to by the Hercules Actuary and the Alliant Actuary or the amount determined by the parties' representatives shall herein be referred to as the "Agreed Transfer Amount".

                         (c)      Effective on the Closing Date, Hercules
                                  shall cause the trustee of the Hercules
                                  Pension Plan to divide each investment
                                  category of assets of the Hercules Pension
                                  Plan on a pro rata basis determined by
                                  multiplying each investment category in the Hercules Pension Plan Master Trust by a fraction, the numerator of which is the Agreed Transfer Amount and the denominator of which is the total market value of the assets in the Hercules Pension Plan

                                  Master Trust as of the Closing Date.
                                  The constituency of the assets included in the Agreed Transferred Amount will be representative of the asset categories of the Hercules Pension Plan Master Trust as of the Closing Date.

                         (d) As soon as practicable on or after the Closing Date and after the Alliant New Pension Plan has received a favorable determination letter from the Internal Revenue Service or upon written opinion of Alliant counsel that the Alliant New Pension Plan will be qualified, Hercules shall, effective as of the Closing Date, cause the trustee of the Hercules Pension Plan to transfer, convey, grant and assign to Alliant and the Alliant New Pension Plan without further act or deed all of its right, title and interest in and to such Pension assets (as determined under Section 3(c) above) equal to the Agreed Transfer Amount. The Alliant New Pension Plan shall receive a pro rata share of each investment category of assets from the Hercules Pension Plan as determined above. The retention of transferred assets and appropriate liabilities by the Alliant New Pension Plan shall be contingent upon the Alliant New Pension

                                  Plan's initial qualification pursuant
                                  to Code Sections 401(a) and 501(a) within one
                                  (1) year following the Closing Date.

                                  In the event that the assets cannot be
                                  transferred from the Hercules Pension Plan to the Alliant New Pension Plan on the Closing Date, Hercules shall cause the trustee of the Hercules Pension Plan to create a separate or sub trust in the Hercules Pension Plan Master Trust and shall cause the trustee to transfer to such separate or sub trust on the Closing Date assets sufficient to fulfill the Agreed Transfer Amount as determined under the formula contained in Subsection 3B(1)(c) above. As soon as administratively feasible after the Closing Date, the assets in the separate or sub trust shall be transferred to the separate trust of the Alliant New Pension Plan. Benefits payable to Transferred Participants and plan expenses incurred, after the Closing Date and before the assets are transferred to the separate trust of the Alliant New Pension Plan, shall be paid out of the separate or sub trust. The Agreed Transfer Amount will be adjusted by gains and losses experienced by the investments.

                         (e) In consideration for the transfer of the Agreed Transfer Amount to the separate or sub trust in the Hercules Pension Plan Master Trust or to the separate trust established for the Alliant New Pension Plan, whichever occurs first, the Alliant New Pension Plan shall, effective as of the date of such transfer, assume all of the liabilities for accrued benefits in respect of the Transferred Participants. No later than thirty (30) calendar days prior to the transfer, Hercules and Alliant shall cooperate in filing all necessary forms with the Internal Revenue Service to effectuate the transfer.

                         (f) Hercules shall take appropriate steps to assure that, effective on the Closing Date, the Transferred Participants shall receive no further accruals under the Hercules Pension Plan.

                         (g) In the event an employee listed in Schedule HR1 or a Legal Hire becomes an Alliant
                                  New Employee pursuant to Section 2A and B hereof, effective on the first anniversary of the Closing Date, the Hercules Actuary and the Alliant Actuary shall perform the process set forth in Section 3B1(b) hereof

                                  (except that the actuarial assumptions
                                  used to calculate the projected benefit
                                  obligation in the most recent Hercules Annual Report to Stockholders shall be used) to determine the present value of the projected benefit obligation for such employee(s) as of their date of hire by Alliant and the Hercules Pension Plan shall transfer such present value to the Alliant New Pension Plan and the Alliant New Pension Plan shall accept liability therefor.

                    (2)      GOCO Pension Plans

                          (a) Effective as of the Closing Date, Alliant shall, or shall cause a subsidiary to, establish two defined benefit plans and related trusts (collectively the "Alliant GOCO Plans") that are identical to the Hercules Pension Plan Government-Owned Hercules-Operated and the Hercules Retirement Income Plan Government-Owned
                                  Hercules-Operated applicable to employees of the government owned, company-operated facilities of the HAC Business (collectively "Hercules GOCO Plans") to assume the liability for the Hercules GOCO Plans and to receive and hold assets equal to the assets held in the Hercules GOCO Plans' trust. As soon as practicable after the Closing Date,

                                  Alliant or a subsidiary thereof shall
                                  submit such Alliant GOCO Plans to the
                                  Internal Revenue Service for a determination of its qualified status under Sections 401(a) and 501(a) of the Code.

                          (b) As soon as practicable on or after the Closing Date and after the Alliant GOCO
                                  Plans have received a favorable
                                  determination letter from the IRS or written opinion of Alliant counsel that the Alliant GOCO Plans will be qualified, each of the two Hercules GOCO Plans with their appropriate trust assets shall be merged, effective as of the Closing Date, into the corresponding Alliant GOCO Plan. It is the intent of both Hercules and Alliant that this transaction shall be a merger of qualified plans and not a plan termination for purposes of ERISA.

                          (c) In consideration for the merger of the Hercules GOCO Plans and the Alliant
                                  GOCO Plans, the Alliant GOCO Plans shall, effective as of the date of such merger, assume all of the liabilities for accrued benefits in respect of the Transferred GOCO Participants. No later than thirty (30) days prior to the merger, Hercules and Alliant shall cooperate in filing all necessary forms with the Internal Revenue Service to effectuate the transfer.

         C.      Qualified Defined Contribution Plans

                 (1) Effective as of the Closing Date, Alliant shall, or cause a subsidiary to, establish one or more defined contribution plans and related trusts (collectively "Alliant Savings Plans") to assume the liability for the payment of benefits for the Transferred Participants who on the Closing Date are participants in the Hercules Savings and Investment Plan, the Hercules Savings Plan or the G.E.S. Savings Plan (collectively "Hercules Savings Plans") and to receive and hold assets equal to the value of the account balances of the Transferred Participants in said plans. As soon as practicable after the Closing Date, Alliant shall submit to the Internal Revenue Service the Alliant Savings Plans for a determination of said plans' qualified status under Section 401(a), 401(k) and 501(a) of the Code as appropriate.

                 (2) The value of said account balances shall be determined as of the last Valuation Date of each Hercules Savings Plan that occurs on or immediately precedes the transfer. Such valuation of assets shall comply with the minimum requirements of Section 414(l) of the Code, Treas. Reg. Section 1.414(l)-l(n) and (o), and Section 208 of ERISA.

                 (3) As soon as practicable on or after the Closing Date and after the Alliant Savings Plans have received a favorable determination letter from the Internal Revenue Service or upon written opinion of Alliant Counsel that the Alliant Savings Plans will be qualified, Hercules shall, effective as of the Closing Date, cause the trustee of the Hercules Savings Plans to transfer, convey, grant and assign to Alliant and the Alliant Savings Plans without further act or deed, all of its right, title and interest in and to assets in the form of cash, cloned GIC contracts as listed in Schedule HR3, and common stock of Hercules Incorporated with a value equal to the account balances of the Transferred Participants in the Hercules Savings Plans. The retention of transferred assets and appropriate liabilities by the Alliant Savings Plans shall be contingent upon such plans initial qualification pursuant to Code Sections 401(a), 401(k) and 501(a) within one (1) year following the Closing Date.

                 (4) In consideration for the transfer of assets equal to the account balances of the Transferred Participants, effective on the Closing

                          Date, the Alliant Savings Plans shall assume all of the liabilities for account balances in respect of the Transferred Participants.

                (5) As of the Closing Date, the Transferred Participants shall no longer be eligible to participate in or to receive contributions under the Hercules Savings Plans.

         D.      Disclaimer
                 Nothing in this HR Agreement or the Purchase and Sale Agreement shall be construed to prohibit Alliant from modifying or terminating any "employee pension benefit plan," as defined in Section 3(2) of ERISA, provided to Transferred Participants or Transferred GOCO Participants subsequent to the Closing Date.

Section 4 - Non-Qualified Supplemental Retirement Plans

         A. Effective as of the Closing Date, Alliant shall, or cause a subsidiary to, establish one or more nonqualified supplemental retirement plan(s) (SERP) to assume the liability for payment of benefits to Transferred Participants or Transferred GOCO Participants who on the Closing Date are participants in the Hercules Employee Pension Restoration Plan (or the Hercules Deferred Compensation Plan for purposes of nonqualified restorative defined contribution plan benefits).

         B. The value of the SERP liability as of the Closing Date or the date of hire, if later, (calculated in accordance with Section 3B and 3C of this HR Agreement as appropriate) shall be set forth in Schedule HR4. This SERP liability shall not include a benefit that any Transferred Participant or Transferred GOCO Participant exchanged for Hercules common stock prior to the Closing Date.

         C. For purposes of determining Hercules' obligation hereunder, see Section 10.9 of this HR Agreement.

Section  5 - Health and Welfare Plans
         A.      Pre-existing condition

                 With respect to all Transferred Participants and Transferred GOCO Participants who are eligible and elect to become participants in the Alliant Employee Benefit Plans providing medical, dental, life or long-term disability ("LTD") insurance, Alliant shall waive any pre-existing condition exclusions and waiting periods under the applicable Alliant Employee Benefit Plan, provided such Transferred Participants and Transferred GOCO Participants were not subject to a pre-existing condition exclusion or waiting period under the respective Hercules Employee Benefit Plan on the Closing Date. In those cases where a Transferred Participant or

                 Transferred GOCO Participant is subject to such pre-existing condition exclusion or waiting period under a Hercules Employee Benefit Plan, Alliant shall amend its respective plan's pre-existing condition provision to reflect the remaining pre-existing condition exclusion or waiting period, which shall be no greater than that which was remaining under the respective Hercules medical, dental, life or LTD plan.

         B.      Pre-Closing Claims

                 Hercules, subject to the procedure outlined in Section
                 10.9 of this HR Agreement, shall retain all liabilities and obligations for medical, dental, life and LTD insurance, and other welfare plan benefits in respect of Alliant New Employees and their dependents arising out of claims incurred on or prior to their date of hire by Alliant. Alliant shall be responsible for claims incurred after such Alliant New Employees' date of hire to the extent covered under an Alliant Employee Benefit Plan.

                 A claim shall be deemed to have been incurred upon the incurrence of a qualified expense for which reimbursement or payment is sought; provided however, a claim for a hospitalization stay (and medical treatment during such stay) which begins on or prior to their date of hire and which ends after their date of hire shall be deemed to have incurred prior to their date of hire.

                 Hercules shall retain all liabilities and obligations for all health and welfare benefits with respect to any Alliant New Employee who on the Closing Date is hospitalized or an Alliant New Employee's dependent who is hospitalized on the Closing Date, whether arising out of claims incurred before or on or after the Closing Date (applicable to the reason for such hospitalization) and shall continue such benefits and be liable for claims applicable to such hospital confinement and related medical treatment until such individual has been discharged from the hospital and becomes employed by Alliant pursuant to Section 2.A or B of this HR Agreement.

         C.      Post-Retirement Benefits
                 Effective on the Closing Date, Alliant shall assume all liabilities and obligations of Hercules, if any, to provide post-retirement medical and life insurance to Transferred Participants or Transferred GOCO Participants who retired prior to the Closing Date and who immediately prior to the Closing Date are being provided, or are otherwise eligible for, such benefits by Hercules by virtue of their retirement status with Hercules.

         D.      Spending Accounts
                 The parties agree to cooperate to effect an orderly transition for Alliant New Employees from the Hercules spending accounts to the Alliant

                 Health Care Reimbursement Account and Dependent Daycare Reimbursement Account as appropriate.

         E.      Disclaimer

                 Nothing in this HR Agreement nor the Purchase and Sale Agreement shall be construed to prohibit Alliant from modifying or terminating any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, provided to Transferred Participants or Transferred GOCO Participants subsequent to the Closing Date.

Section 6 - Severance

         Effective as of the Closing Date, the severance benefits, if any, to be provided to any Alliant New Employee who is terminated by Alliant on or after the Closing Date shall be determined in accordance with Alliant's applicable severance policy as in effect from time to time. Hercules shall indemnify and hold Alliant harmless from and against any losses which may be incurred or suffered as a result of any claim or claims for payment under any Hercules severance plan by an Alliant New Employee because of the purchase and sale of the HAC Business.

Section 7 - Vacation


         As of the Closing Date, Alliant will assume all liabilities of Hercules relating to pre-closing accrued and unused vacation days for Alliant New Employees, provided, however, that Hercules shall, subject to its obligations under Section 10.9 hereof, promptly, upon request, reimburse Alliant for repayment of such vacation days to any Alliant New Employee who voluntarily resigns his or her employment with Alliant within three months after the Closing Date. For purposes of determining Hercules' obligations hereunder, see Section 10.9 of this HR Agreement.


Section 8 - Employee Representatives


         As indicated in Schedule 1.17, Hercules currently recognizes various unions at HAC Business locations as the collective bargaining representatives for employees and are signatory to certain Collective Bargaining Agreements. Alliant and Hercules agree not to interfere with each other with respect to such Collective Bargaining Agreements and collective bargaining representatives on matters relating to this transaction. Prior to the Closing Date, Alliant and Hercules agree to consult with each other concerning the subject matter of such recognition and Collective Bargaining Agreements before any meeting with such union representatives which relate to this transaction. Nothing in this provision shall prevent either party from taking actions that are lawful and consistent with their obligations under the Collective Bargaining Agreement(s) and the National Labor Relations Act.

Section 9 - Workers' Compensation

         Responsibility for workers' compensation claims related to the HAC Business arising out of conditions having a date of injury (or, in the case of a claim relating to occupational disease, the last significant exposure) on or before the Closing Date shall remain with Hercules to the extent such liability exceeds the FAS 112 Accrual as set forth in the HAC Business Financial Statement. Alliant shall have responsibility for Hercules' claims up to the stated FAS 112 Accrual and such claims having a date of injury (or, in the case of a claim relating to occupational disease, the last significant exposure) after the Closing Date.

Section 10 - Hercules Representations and Warranties Applicable to Human
             Resource Issues

     10.1. Except as set forth in Schedule HR5, there are no other written or unwritten labor contracts or agreements or benefit plans (ERISA or non-ERISA) binding upon Hercules applicable to any employee group, employee or former employee of the HAC Business where the cost to Hercules to provide benefits under any such contract, agreement, or plan exceeds $25,000 a year including pension, health, medical expense reimbursement, dental, life insurance, short-term or long-term disability, profit-sharing, stock purchase, stock option, bonus, deferred compensation, severance, supplemental retirement or any other such Hercules-maintained employee benefit plan, other than any social insurance or government-mandated program. Schedule HR5 also identifies any insurance contracts in force on or before the Closing Date used to fund the obligation of such plans, contracts, or agreements.

     10.2 Except as set forth in Schedule HR6, there are no employment agreements, consulting agreements, executive compensation agreements, special executive pension arrangements or other special perquisites applicable to employees functioning in the capacity of executive or manager or similar employee classification or former employees in force as of the Closing Date, nor are there any unfunded pension or similar deferred benefit obligations for termination (or like indemnities) with respect to the HAC Business or any employees thereof.

     10.3 Except as listed in Schedule HR7, to the best of Hercules' knowledge, there are no labor strikes or litigation or administrative proceedings related to employment, labor or benefit plan matters pending, other than ERISA claims for benefits or appeals of denied claims (such appeals shall be listed separately on Schedule HR7), nor to the best of Hercules' knowledge, threatened against Hercules related to the HAC Business. Subject to the materiality standard set forth in the Purchase and Sale Agreement, to the best of Hercules' knowledge, Hercules is in material compliance with respect to the HAC Business with all federal and state wage laws, benefit laws, and other employment-related statutes, laws, rules, regulations, and has not engaged in any unfair labor practices.

     10.4    Except as listed in Schedule HR8, all Hercules Employee
             Benefit Plans have been maintained in accordance with their terms and are in full compliance with all requirements of ERISA, the Code and other applicable law, except where failure to do so individually or in the aggregate does not and could not reasonably be expected to have a material impact on Hercules. To the best of Hercules' knowledge, there has been no "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any such plan. All such employee pension benefit plans (as defined in Section 3(2) of ERISA) and their respective Trusts, which are to be qualified under Section 401(a) and Section 501(a) of the Code, have, except as listed under Schedule HR8, received favorable determination letters from the IRS and since such determination letter, no event has occurred which would disqualify the plan. Hercules has made all required contributions and distributions when due.

     10.5 Except as listed in Schedule HR9, neither Hercules nor any ERISA Affiliate is a participant in, nor has been a participant in a "multi-employer plan" (as defined in Section 3(37) of ERISA) for the past six (6) years.

     10.6 Hercules has not incurred nor, to the best of Hercules' knowledge, will it incur any unpaid liability under Title IV of ERISA nor has any Hercules Employee Benefit Plan been subject to an accumulated funding deficiency, as defined in Section 412 of the IRS Code, or reportable event, within the meaning of Section 4043(b) of ERISA, which could or would result in a material liability to Hercules. The Pension Benefit Guaranty Corporation has not instituted or threatened in writing to institute a proceeding to terminate any such Hercules Employee Benefit Plan covered under Title IV of ERISA.

             (i) Hercules has previously delivered to Alliant with respect to each Hercules Employee Benefit Plan, true and correct copies of (a) each Hercules Employee Benefit Plan and any trust agreements related thereto; (b) the most recent annual report (Form 5500 Series); and (c) the most recent summary plan description, as described in Section 102(a)(1) of ERISA. The annual reports (Form 5500 Series) with respect to each Hercules Employee Benefit Plan have been properly filed, including the payment in full of any late fees, interest and penalties, if, and to the extent, applicable.

           (ii) There are no pending actions which have been asserted in writing or instituted (other than in respect of benefits due in the ordinary course which, in the aggregate, are not material) against the assets of any of the Hercules Employee Benefit Plans or against Hercules or any ERISA Affiliate or any fiduciary of the Hercules Employee Benefit Plans with respect to the Hercules Employee Benefit Plans.

           (iii) Except as required by Section 4980B of the Code as set forth on Schedule HR10, no Hercules Employee
                    Benefit Plan or other arrangements provides medical or death benefits (whether or not insured) with respect to current or former employees of Hercules or any ERISA Affiliate beyond their retirement or other termination of employment. Any continuation coverage provided under any Hercules welfare benefit plan complies with Section 4980B of the

                    Code and, except as forth on Schedule HR10, is at the expense of the participant or beneficiary.

           (iv)     Schedule HR10 sets forth each Controlled Group Plan
                    (other than a multi-employer plan) that is subject to Title IV of ERISA (a "Title IV Plan"). No accumulated funding deficiency or unpaid required installments within the meaning of Section 412 of the Code exists, nor has there been issued a waiver or variance of the minimum funding standards imposed by the Code with respect to any Title IV Plan, nor has any lien been created under Section 302(f) of ERISA or security been required under Section 307 of ERISA, nor are any excise taxes due or hereafter to become due under Section 4971 or 4972 of the Code with respect to the funding of any such plan for any plan year or other fiscal period ending on or before the Closing Date.

   10.7 To the best of Hercules' knowledge, except as listed in Schedule HR11, there are no substantive grievance or arbitration proceedings applicable to the HAC Business including discrimination complaints or unfair labor practices which have or could have a material adverse impact on the HAC Business.

            10.8 Except as set forth in Schedule HR12, which sets forth the respective amounts of money, shares or other consideration which reasonably would be expected to be paid or distributed or transferred or otherwise provided pursuant to this HR Agreement, no Hercules Employee Benefit Plan or agreement will require any payment, transfer or distribution of money, property or shares on account of or in connection with the transaction contemplated in the Purchase and Sale Agreement.

            10.9 The Employee Benefit Accrual (as set forth in the HAC Business Financial Statement) transferred to Alliant pursuant to this HR Agreement shall be sufficient to cover Hercules' liabilities pursuant to Section 5 hereunder covering health and dental care claims incurred and reported but not yet paid on the Closing Date, and those liabilities incurred by Alliant in connection with Section 4 (vacation) and Section 7 related to non-qualified supplemental retirement benefits for Alliant New Employees (and Transferred Participants and Transferred GOCO Participants to the extent they are eligible to receive a SERP benefit). Hercules and Alliant shall agree to a method under which Alliant shall reimburse Hercules for any Hercules expenses incurred for the payment of incurred and reported medical and dental claims up to the limits provided for in this Section 10.9. To the extent that there is a deficiency in the Employee Benefit Accrual, said deficiency shall be handled in accordance with the

                    Net Book Value Adjustment Protocol as attached to the Purchase and Sale Agreement. To the extent any medical or dental claims cannot be reconciled by the end of the sixty
                    (60) day period (required in such Protocol) following the Closing Date, Hercules shall be responsible for payment of such incurred but unreported claims.

            10.10 To the best of Hercules' knowledge, except as listed in Schedule HR13, Hercules warrants that each HAC Business Unit has an adequate number of employees for the conduct of the businesses in which it participates and that based on each HAC Business Unit's current business level, the number of surplus employees, if any, are minimal in number.

            10.11 Hercules agrees to indemnify, defend and hold Alliant and its affiliates, and any of their successors and permitted assigns, harmless from and against any and all claims, damages, losses, expenses and other liabilities whatsoever (including, without limitation, attorney's fees, court costs and costs of investigation) arising on or before the Closing Date and resulting from or arising out of any and all requirements that Hercules perform or satisfy obligations relating to Hercules Employee Benefit Plans pursuant to this HR Agreement.

Section 11 - Alliant Representations and Warranties Applicable to Human
             Resource Issues

     11.1    Alliant warrants that, pursuant to Tres. Reg. Section
             1.411(d)-4 (or successor section thereto), protected benefits under any qualified plan of Hercules or its affiliates that are transferred to a plan established and maintained by Alliant or a subsidiary thereof will not be reduced or eliminated, except as may be permitted pursuant to such regulation (or successor section thereto).

     11.2    Alliant warrants that (i) any existing Alliant Employee
             Benefit Plan that receives assets and/or liabilities from a Hercules qualified plan is qualified under Section 401(a) of the Code as of the date of the transfer, or will be amended (or other curative action taken) to cause its qualification, retroactive to the transfer date; and (ii) any Alliant Employee Benefit Plan created for the purpose of this HR Agreement has been or will be submitted to the Internal Revenue Service for a determination regarding its qualified status.

     11.3 Alliant agrees to indemnify, defend and hold Hercules and its affiliates, the Hercules Pension Plan, the Hercules Retirement Income Plan Government-Owned Hercules-Operated, the Hercules Pension Plan

             Government-Owned Hercules-Operated, the Hercules Savings and Investment Plan, the Hercules Savings Plan and the G.E.S. Savings Plan and any of their successors and permitted assigns, harmless from and against any and all claims, damages, losses, expenses and other liabilities whatsoever (including, without limitation, attorney's fees, court costs and costs of investigation) arising after the Closing Date and resulting from or arising out of any and all requirements that Alliant perform or satisfy obligations relating to Alliant Employee Benefit Plans pursuant to this HR Agreement.

Section 12 - Subrogation

     A. To the extent that an indemnifying party shall make payment to the indemnified party pursuant to this Agreement, the indemnifying party shall be subrogated to any and all rights which the indemnified party may have against third parties with respect to such indemnifiable loss; provided, however, that if any such amount shall be paid to the indemnifying party on account of any subrogation rights while the indemnified party has outstanding any claim for an indemnifiable loss, such amount shall be received in trust for the benefit of the indemnified party and shall forthwith be applied to the satisfaction of such indemnifiable losses.

Section 13 - Hercules Conduct Prior To and After Closing

     A. Hercules agrees that during the period from the date of this Agreement until the Closing Date, except as set forth in Schedule HR14 or as Alliant may otherwise consent to in writing (which consent shall not be unreasonably withheld), Hercules shall not:

                 (1) grant to any employee any increase in compensation in any form (other than pursuant to existing employment agreements and except for increases made in the ordinary course of business and consistent with existing policy and past practice) or enter into or vary the terms of any employment, consulting or severance agreement with any employee;

                 (2) make any change in compensation policy or contribute or make any commitment to, or make any representations that it will contribute, any amounts to any Hercules Employee Benefit Plan or arrangement or otherwise adopt or amend in any respect or terminate any Hercules Employee Benefit Plan or arrangement or the funding thereof, except as required by (i) law, (ii) the terms of any Hercules Employee Benefit Plan or arrangement in effect on the date hereof or (iii) as provided by the terms of this HR

                          Agreement, and except to the extent such change or amendment applies to Hercules employees generally.

     B. Hercules agrees that neither Hercules nor any of its Affiliates under its control during the period from the Closing Date until the second anniversary of the Closing Date, except as Alliant may otherwise consent to in writing (which consent shall not be unreasonably withheld), shall not directly or indirectly solicit any former employee of Hercules or any of the Subsidiaries who is employed by Alliant solely in connection with the HAC Business at any time on or after the Closing Date to terminate his or her relationship with Alliant; provided, however, that the foregoing shall not apply to persons hired by Hercules as a result of the use of an independent employment agency (so long as the agency was not directed to solicit any such person or Alliant employees generally) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to such employees.

     C. Hercules agrees to use reasonable efforts to enforce its existing Secrecy Agreements between Hercules Incorporated and employees and former employees of Hercules Incorporated as the subject matter of such agreements may be impacted by the transaction contemplated herein. In the event Hercules determines a violation of such an agreement has occurred concerning proprietary information transferred with the HAC Business as provided herein, Hercules shall take all reasonable steps necessary to notify all affected parties of the violation and take reasonable steps to protect Alliant's interest pursuant to such violation.

Section 14 - Miscellaneous

    A. Except as otherwise provided herein, the indemnification provisions of Article XIII of the Purchase and Sale Agreement are incorporated herein by reference; provided, however, that as to the indemnification provisions of this HR Agreement and those of said Article XIII, (i) they shall be construed to give effect to both sets of provisions to the greatest extent legally practicable; (ii) if there is conflict as to a substantive Human Resources matter (which includes Section 13 of this HR Agreement), this HR Agreement shall control; (iii) if there is a conflict as to any other indemnification matter, whether substantive or procedural, the provisions of Article XIII shall control and (iv) notwithstanding the forgoing, any liabilities assumed by Hercules pursuant to the terms of this HR Agreement are not subject to the Limitation on Indemnifications in Article XIII of the Purchase and Sale Agreement.

     B. Except as otherwise provided herein, this Agreement shall be covered and governed by the provisions of the Purchase and Sale Agreement to the same extent as if such provisions in their entirely were set forth in this Agreement.

           IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized officer on its behalf as of the date first above written.

Attested:                                   HERCULES INCORPORATED

By:                                         By: /s/
    -------------------------                   ------------------------
Name and Title:                             Name and Title:
                -------------                               ------------


Attested:                                   ALLIANT TECHSYSTEMS INC.

By:                                         By: /s/
    -------------------------                   ------------------------
Name and Title:                             Name and Title:
                -------------                               ------------

                                  EXHIBIT I

                              INDUSTRIAL LEASE





                             HERCULES INCORPORATED
                                   (LANDLORD)

                 _____________________________________________


                                      AND




                            ALLIANT TECHSYSTEMS INC.
                                    (TENANT)

                 _____________________________________________





                               KENVIL, NEW JERSEY

                              TABLE OF CONTENTS

SECTION 1 - BASIC LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.01             Date and Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.02             Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.03             Use of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.04             Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.05             Acceptance of Premises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.06             Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 2 - RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

2.01             Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
2.02             Conditions of Rent Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 3 - AFFIRMATIVE OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

3.01             Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
3.02             Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
3.03             Repairs and Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
3.04             Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
3.05             Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

SECTION 4 - NEGATIVE OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

4.01             Initial Tenant Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
4.02             Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
4.03             Assignment and Subleasing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 5 - INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

5.01             Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
5.02             Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

SECTION 6 - LOSS OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

6.01             Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.02             Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.03             Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 7 - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

7.01             Tenant's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
7.02             Landlord's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
7.03             Landlord's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16





                                                                  i

7.04             Exception to Cure Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
7.05             Self-Help  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
7.06             Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 8 - SUBORDINATION, ATTORNMENT, NON-DISTURBANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

8.01             Subordination/Attornment/Non-Disturbance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
8.02             Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
8.03             Quiet Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 9 - LANDLORD'S RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

9.01             Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
9.02             Mechanic's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
9.03             Right to Enter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
9.04             Holdover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
9.05             Signs and Advertisements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
9.06             Mortgage and Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

SECTION 10 - OTHER LEASES AND ACCESS TO PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

10.01            Third Party Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
10.02            Landlord Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 11 - DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 12 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

12.01            Broker's Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
12.02            Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
12.03            Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
12.04            Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
12.05            Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
12.06            Deletions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
12.07            Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
12.08            Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
12.10            Survival of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
12.11            Authority of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
12.12            Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
12.13            Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
12.14            Definition of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

EXECUTION PAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

EXHIBIT A
EXHIBIT B
EXHIBIT C

SECTION 1 - BASIC LEASE PROVISIONS

1.01     DATE AND PARTIES.

This lease ("Lease") is made this ___ day of ______________, 1994 between HERCULES INCORPORATED ("Landlord") and ALLIANT TECHSYSTEMS INC, ("Tenant"). Landlord is a Corporation organized under the laws of Delaware, with principal offices at 1313 North Market Street, Wilmington, DE 19894. Tenant is a Corporation organized under the laws of Delaware, with principal offices at 600 2nd Street, N.E., Hopkins, MN 55343.

1.02     PREMISES

Upon the terms and conditions hereinafter set forth, Landlord does hereby grant, demise and lease and Tenant does hereby take and hire from Landlord, all of the land and buildings, fixtures and any other improvements located at ___________________________________ _______ ("Premises"), and matching the description as shown in Exhibit A.

1.03     USE OF PREMISES

Tenant shall use and occupy the Premises solely for Offices, Propellant Manufacturing and Assembly and other such uses incidental to Tenant's business, as previously used by Tenant's predecessor, prior to the transfer of assets to the Tenant under the purchase and Sale Agreement by and between Alliant Techsystems Inc. and Hercules Incorporated dated _____________________ including annexes, schedules and exhibits thereto ("Purchase and Sale Agreement"), and all ancillary Agreements referenced herein, specifically the environmental agreement (the "Environmental Agreement") unless Landlord gives its advance written consent to another use to the extent permitted by law and Landlord consents to the same in its sole discretion. Tenant shall not create a nuisance nor use the Premises for any immoral or illegal purposes.

1.04     TERM

1.04(a) The basic term of this Lease shall commence on ___________________ _________________("Beginning Date"), and expire on the first anniversary of such Beginning Date ("Ending Date") unless earlier terminated under the terms of this Lease, without further notice or demand.

1.04(b) Provided that Tenant is not in default of any material term or obligation under this Lease, and that all sums payable or due from Tenant to Landlord have been fully paid prior to the Ending Date, or any additional one
(1) year term, then Tenant shall have the option of extending the basic term of this Lease for five (5) additional one (1) year terms for the same Rent and under the same provisions of this Lease. Such option(s) shall be exercised no later than three (3) months prior to the end of the basic term or any successive option year.

1.05 ACCEPTANCE OF PREMISES

1.05(a) Except as otherwise expressly and specifically provided for, Tenant acknowledges and agrees that it is accepting the Premises in its "as is" condition without any representations or warranties by or from Landlord. All representations, warranties, covenants and other provisions of the Purchase and Sale Agreement and the Environmental Agreement are made a part hereof and shall remain in full force and effect with respect to this Lease.


1.06     LICENSES AND PERMITS

1.06(a) Subject to the terms and conditions of the Purchase and Sale Agreement and the Environmental Agreement as specifically referenced in the applicable Schedules therein, Landlord represents and warrants that to the knowledge of Landlord, and upon its due diligence review it has not received any notice from any federal, state or local agency that Landlord is in violation of any building code or federal, state or local laws, regulations and ordinances pertaining to the Premises. Landlord, based on its inspection of the Premises, is not aware of any facts which, if disclosed to any federal, state or local agency, would result in penal or remedial action by such agency. If Landlord receives notice form any federal, state or local agency that Landlord is in violation of any federal, state or local laws pertaining to the Premises which relate to matters and conditions pertaining to the Premises prior to this Lease, then Landlord shall indemnify and hold Tenant harmless from any requirements to remediate or renovate the Premises.

1.06(b) Tenant shall apply for or obtain and maintain at all times during the Lease term licenses and permits required to conduct or operate the permitted uses as specified hereinabove in and upon the Premises, which are required by any applicable governmental body or agency having jurisdiction over the Premises and shall pay the fee or charge imposed for issuance of such license or permits. Tenant shall renew any such licenses and permits in accordance with the rules, codes, statutes or ordinances requiring such licenses or permits. Tenant agrees to conduct and operate at all times during the Lease term only the business for which it is licensed and in the event of a change in the nature of its business or operation, to obtain any necessary new or additional licenses or permits. Tenant, at its expense, shall comply with all applicable federal, state and local laws, ordinances and regulations and requirements and shall perform all necessary action required under such rules, codes, statutes or ordinances for the issuance and continuance of any permits or license issued thereunder.

1.06(c) The Landlord shall at its sole expense obtain and maintain at all times during the Lease term all licenses and permits required to meet the obligations and responsibilities retained by Landlord with regard to the Environmental Agreement. Landlord shall renew any such licenses and permits in accordance with the rules, codes, statutes or ordinances requiring such licenses or permits. Landlord, at its expense, shall comply with all requirements and perform all necessary action required under such rules, codes, statutes or ordinances for the issuance and continuance of such permits or licenses.

SECTION 2 - RENT

2.01     RENT

Tenant shall pay to Landlord during the term of this Lease the Depreciation as rent for the Premises ("Rent") as set forth below:

         (a) Depreciation: Tenant shall pay the Landlord during the term of this Lease and any successive lease extension, the total annualized depreciation expense of Landlord for the Premises amortized over twelve (12) equally monthly installments as reasonably determined and allowed according to Generally Accepted Accounting Principles (GAAP) consistently and reasonably applied ("Depreciation"), as more fully set forth on Exhibit "C" attached hereto and made a part hereof.

2.02     CONDITIONS OF RENT PAYMENT

Except as otherwise allowed under this Section 2, Rent shall be paid:

         (a) Monthly in advance in installments equal to one-twelfth (1/12) of the annual Rent due;

         (b)     Without advance notice, demand, offset or deduction;

         (c)     By the first day of each month during the term; and

         (d)     To Landlord:     Hercules Incorporated
                                  1313 N. Market St.
                                  Wilmington, DE  19894
                                  Attn:
                                       ------------------------


If the term does not begin on the first day or end on the last day of the month, the Rent for that partial month shall be prorated by multiplying the monthly Rent by a fraction, the numerator of which is the number of days of the partial month included in the term and the denominator of which is the total number of days in the full calendar month.

If the Tenant fails to pay part or all of the Rent within fifteen (15) days after it is due, the Tenant shall also pay a late charge equal to one percent (1%) of the unpaid Rent which is past due.

SECTION 3 - AFFIRMATIVE OBLIGATIONS

3.01 COMPLIANCE WITH LAWS

The parties covenant and agree to comply with all applicable federal, state, county and local laws, ordinances and regulations with respect to their respective duties and obligations under this

Lease.   The parties also covenant and agree to comply with any and all environmental obligations as more fully set forth in the Environmental
Agreement.

3.02  UTILITIES

3.02(a) Tenant shall pay all charges and fees for all utilities used or consumed by Tenant on the Premises, including but not limited to, gas, electricity, light, heat, all public charges for sanitary sewer discharged from the Premises and for water consumed on the Premises, power and all other utilities and telephone or other communication services used, rendered or supplied upon or in connection with the Premises. Landlord shall have no obligation or liability to provide any or all of the foregoing utilities and services to Tenant.

3.02(b) INTERRUPTION OF SERVICES: Landlord does not warrant that any services Landlord supplies shall not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or for any reason beyond the reasonable control of landlord. Except as noted below, any interruption shall not:

         (i) Be considered an eviction or disturbance of Tenant's use and possession of the Premises;

         (ii)    Make Landlord liable to Tenant for damages;

         (iii)   Abate Rent; or

         (iv)    Relieve Tenant from performing Tenant's Lease obligations.

3.03     REPAIRS AND MAINTENANCE

3.03(a) Tenant's Care of Occupied Premises : The parties acknowledge and agree that Tenant shall and does accept the Premises in its present condition existing as of the date of this Lease (the "Existing Condition") and, notwithstanding anything contained in this paragraph to the contrary, neither party shall have any obligation or duty to make any repairs, replacements or maintenance to the Premises which exceed in quality, scope, degree, kind, or manner the Existing Condition. During the Lease Term and any successive term and subject to the obligations of the Landlord as stated in paragraph 3.03(b) herein, Tenant, at Tenant's expense, shall keep in good order, condition and repair, ordinary wear and tear excepted, including but not limited to, the repair (and replacement where necessary) and maintenance of the roof and structural portions of the Premises, together with all interior plumbing, mechanical, heating, ventilating and air conditioning systems serving the Premises, electrical and lighting, pipes, ducts, conduits and equipment in, upon or serving the Premises, fixtures,interior walls, interior surfaces of exterior walls, ceiling, windows, doors, glass and skylights in the Premises. Tenant shall take good care of the Premises and keep the Premises free from filth, overloading, danger of fire or any pest or nuisance, and repair any damage or breakage done by Tenant or Tenant's agents, employees or invitees, including damage done to the building by Tenant's equipment or installations. Tenant shall furnish and pay for the upkeep, maintenance and periodic servicing of the heating, ventilating and air conditioning equipment servicing the Premises; provided however, Tenant shall have no obligation to replace any such systems. At the end of the Lease, or any renewal thereof, Tenant shall quit and surrender the Premises in as good condition as when received by Tenant, normal wear and tear excepted.

         (i) With respect to any portion of the Premises which Tenant does not occupy in connection with its permitted uses, Tenant shall have no obligation to repair, replace or maintain any such buildings or other improvements, except as required by all applicable building, safety and fire codes, regulations, rules, and ordinances. After written notice from Tenant to Landlord regarding any election not to repair, replace or maintain any such buildings or other improvements, the parties covenant and agree to negotiate in good faith the demolition, abandonment or other disposition together with the cost and expense of any such action taken with respect to any such buildings or improvements.

3.03(b) LANDLORD'S REPAIRS: Notwithstanding anything contained herein to the contrary, Tenant shall notify Landlord if any repairs or maintenance are required for the roof and structural portions of the Premises. If the cost of such repair or maintenance for any one occurrence is less than $10,000.00 then Tenant shall be responsible. If the cost exceeds $10,000.00, then Landlord shall either (i) repair or maintain or (ii) replace the roof or structural portions of the Premises with the first $10,000.00, of the cost paid by Tenant, and Landlord shall pay the balance. Under no circumstance, however, shall Tenant's aggregate obligations under this Section exceed $30,000.00 during the term of this Lease or any renewal thereof. The parties agree that, if as a result of the emergency nature of certain repairs Landlord should be required to enter the Premises and make such repairs and if Tenant is otherwise obligated to perform such repairs under this Section 3.03 and has failed to perform same, then and in such event Tenant shall reimburse Landlord within fifteen (15) days for the actual reasonable costs of such repairs to the extent of its obligation therefor, and Tenant agrees that Landlord's entry upon the Premises without its consent in such emergency shall be permitted under the terms hereof.

3.03(c)  TIME FOR REPAIRS: (intentionally left blank)

3.03(d) SURRENDERING THE PREMISES: Upon the Ending Date, or the date of the last extension term, if any, whichever is later, Tenant shall surrender the Premises to Landlord in the same condition that the Premises were in on the Beginning Date except for:

         (i)     Ordinary wear and tear;

         (ii) Damage by the elements, fire and other casualty unless Tenant would be required to repair under paragraph 3.03(a);

         (iii)   Condemnation; and

         (iv) Damage arising from any cause not required to be repaired or replaced by Tenant.

On surrender, Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed under Section 4 (unless Landlord agreed that such alterations need not be removed) and repair any substantial damage to the Premises caused by the removal. Any items not removed by Tenant within thirty (30) days as required above shall




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
be considered abandoned and Landlord may dispose of abandoned items as Landlord chooses without liability and bill Tenant for the reasonable cost of their disposal. Tenant covenants and agrees to indemnify and hold Landlord harmless from and against any and all liability, claims, damages, causes of action and all other fees, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by Tenant or any third party related to or in connection with any such abandoned property.

3.04  OPERATING EXPENSES

Notwithstanding anything contained herein to the contrary, Tenant covenants and agrees to be solely responsible for obtaining and paying for all Operating Expenses associated with or attributable to Tenant's occupancy, operation and use of the Premises.

"Operating Expenses" shall mean any and all costs and expenses which pertain to the maintenance and use of the Premises, except as otherwise expressly excluded hereinbelow, it being the intent of the Landlord and Tenant that the Rent payable hereunder shall when received by Landlord be absolutely net to it and that all other costs, charges, expenses and assessments and obligations of every kind relating to the maintenance and use of the Premises which may arise or become due during the term of this Lease or any successive lease extensions shall be paid by Tenant and that Landlord shall be indemnified and held harmless by Tenant from and against same. Operating Expenses shall also include any insurance applicable to the Premises.

Notwithstanding the foregoing, there shall be excluded from Operating Expenses, the following:

         (i) All expenses of any nature incurred to lease, market, sell and finance the Premises;

         (ii) All expenses of any nature associated with the Pre-existing Environmental Conditions, as addressed in the Environmental Agreement;

         (iii) Costs or repairs or restoration to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

         (iv) Capital expenditures which under generally accepted accounting principles are not regarded as operating or maintenance expenses.

3.05     TAXES

Tenant shall pay to Landlord during the term of this Lease and any successive lease extension, all Taxes it being understood that this is a triple net lease.

                 "Taxes" shall mean all federal, state or local taxes, fees and charges including but not limited to real estate taxes; general and special assessments; sewer and water rents; transit taxes; personal property taxes imposed upon the fixtures, machinery, equipment, furniture and other personal property used in connection with the




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
                 Premises, which Landlord shall pay during any calendar year and which portion occurs during the basic term or any renewal term of this Lease. Notwithstanding the foregoing, there shall be excluded from Taxes (i) all excess profits, taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes and other taxes to the extent applicable to Landlord's general or net income and (ii) all taxes, assessments and fees that may be charged with regard to the Pre-Existing Environmental Conditions of the Property.

                 Tenant shall pay the Taxes as set forth above within fifteen
                 (15) days following receipt from Landlord of a statement of its calculations supported by copies of the actual billings rendered to Landlord.


SECTION 4 - NEGATIVE OBLIGATIONS

4.01     INITIAL TENANT IMPROVEMENTS

4.01(a)  IMPROVEMENT ALLOWANCE:  (Intentionally left blank.)

4.01(b)  LANDLORD IMPROVEMENTS:  (Intentionally left blank.)

4.01(c)  FEES AND EXPENSES:  (Intentionally left blank.)

4.01(d)  CONSTRUCTION APPROVAL:  (Intentionally left blank.)

4.02     ALTERATIONS

4.02(a) DEFINITIONS: "Alterations" shall mean additions, substitutions, installations, changes and improvements to the Premises.

4.02(b) CONSENT: Tenant shall not make any structural Alterations without the Landlord's advance written consent, which consent shall not be unreasonably withheld or unduly delayed. Tenant shall have the right to install from time to time its trade fixtures in and upon the Premises and to make non-material non-structural interior modifications to the arrangement of its offices and manufacturing space without the prior written consent of Landlord. For the purposes of this paragraph, the term "non-material" shall mean any Alterations which does not affect the structure of the building(s) (including building systems) located on the Premises or other improvements located on or about the Premises and which do not cost more than $10,000.00.

4.02(c) CONDITIONS OF CONSENT: Landlord's consent in paragraph 4.02(b) shall be subject to and conditioned upon all of the following:

         (i) Tenant shall furnish Landlord with reasonably detailed plans and specifications of the Alterations;




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
         (ii)    The Alterations shall be performed and completed as follows:

                 (A) In accordance with the submitted plans and specifications;

                 (B)      In a workmanlike manner;

                 (C) In compliance with all applicable laws, regulations, rules, ordinances and other requirements of governmental authorities;

                 (D) Using new materials and installations at least equal in quality to the existing building materials and installations;

                 (E) By not disturbing the quiet possession of the other tenants (if applicable);

                 (F) By not interfering with the construction, operation or maintenance of the building; and

                 (G)      With due diligence.

         (iii) Tenant's contractors shall carry builder's risk insurance in an amount then customarily carried by prudent contractors and workers' compensation insurance for its employees in statutory limits;

         (iv) Tenant's workers or contractors shall work in harmony and not unreasonably interfere with Landlord's workers or contractors or other tenants and their workers or contractors;

         (v) Tenant shall give Landlord at least fifteen (15) days advance notice before beginning any Alterations so that Landlord may post or record notice of non-responsibility;

         (vi) Upon demand, Tenant shall give Landlord evidence that it complied with any condition set by Landlord;


4.02(d) PAYMENT AND OWNERSHIP OF THE ALTERATIONS: Alterations made under this Paragraph 4.02 shall be at Tenant's expense. The Alterations shall belong to Landlord when this Lease and the extension term, if any, ends except for those Alterations required to be removed by Tenant. Nevertheless, Tenant may remove its trade fixtures, furniture, equipment and other personal property if Tenant promptly repairs any substantial damage caused by their removal.

4.03     ASSIGNMENT AND SUBLEASING

           Except as expressly provided hereinbelow, neither this Lease nor any interest of Tenant therein shall be assigned, mortgaged, pledged, encumbered or in any manner transferred by Tenant without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord. In the event of any such assignment or subletting with




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
consent, Tenant shall remain liable for the performance of Tenant's obligations during the term hereof and provided further that any rental received by Tenant in excess of the rent reserved under this Lease or any payment made to Tenant in consideration of such assignment or subletting shall be paid over to Landlord as additional rent.

                 (i) Tenant may, however, without such consent from Landlord, assign or sublet this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to a purchase of substantially all of Tenant's assets if the assignee or subtenant executes an agreement assuming Tenant's obligations hereunder. The acceptance of any assignment of this Lease or subletting of the Premises or any part thereof by any firm, person or corporation shall be construed as a promise on the part of such assignee or subtenant to be bound by and perform all the terms, conditions and covenants by which Tenant is bound.

                 (ii) The use of the Premises by a proposed subtenant or assignee must not violate or create any potential violation of any laws or violate any other agreements affecting the Premises, Landlord or other tenants. Landlord's consent to one (1) assignment, subletting or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting or use by another person.

                 (iii) Tenant's request for consent for any assignment or sublease shall be in writing and contain the name, address, and the description of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, the intended use of the Premises, the terms and conditions of the proposed Assignment or subletting and, in the case of any subletting, the amount of the proposed subrents.

                 (iv) Any attempted assignment or subletting without Landlord's consent shall be void and shall, at the option of Landlord, constitute an event of default and entitle Landlord to terminate this Lease and/or exercise any other right or remedy Landlord may have under Section 7.02.

SECTION 5 - INSURANCE

5.01     INSURANCE

5.01(a) TENANT'S INSURANCE: Tenant shall obtain and keep in good force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, including rental value insurance for the full replacement value of the buildings, as the value may exist from time to time, provided protection against all perils included within the classification so called all risks, such as fire, lightning, windstorm, tornado, hail, explosion, riots, civil commotion, aircraft, vehicles, smoke and extended coverage endorsement of the kind required by an institutional lender to repair and restore the building, and shall include coverage for Landlord as loss payee.

5.01(b) PROPERTY INSURANCE: Tenant shall keep its personal property and trade fixtures on the Premises and in the buildings insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Tenant shall also keep any non-building-standard improvements made to the Premises at tenant's request insured to the same degree as Tenant's personal property.

5.01(c)  ADDITIONAL INSURANCE REQUIREMENTS:

                 (i) Minimum Coverage. Tenant shall, until the expiration or earlier termination of this Lease, procure and maintain insurance of the type and with the minimum limits hereinafter set forth:

                 1.       WORKER'S COMPENSATION - Including coverage for
                          ---------------------   Occupational Disease.



                                 MINIMUM LIMITS
                                 --------------

                                 Worker's Compensation     Statutory Benefits
                                 Employer's Liability      $100,000.00


                 2. COMPREHENSIVE GENERAL LIABILITY - Including coverage for Contractual Liability assumed by Tenant and coverage for Premises - Operations, coverage for Independent Contractors, coverage for explosion, collapse and underground property damage hazards ("XCU").

                                     MINIMUM LIMITS
                                     --------------

                                  Bodily Injury      $2,000,000 each occurrence
                                                     $2,000,000 annual aggregate

                                  Property Damage    $2,000,000 each occurrence
                                                     $2,000,000 annual aggregate

         The policy(ies) providing this coverage shall include Landlord as an additional insured with respect to any claims arising out of Tenant's occupancy of the Premises.

                 3. COMPREHENSIVE AUTOMOBILE LIABILITY - Including coverage for Owned, Hired and Non-Owned Automobiles.

                                         MINIMUM LIMITS
                                         --------------

                                  Bodily Injury     $1,000,000 each person
                                                    $1,000,000 each accident

                                  Property Damage   $1,000,000 each accident

                 4. UMBRELLA LIABILITY - Providing limits which, in addition to the primary limits described in subparagraphs 2 and 3 above, shall total, for each such coverage respectively, a minimum of Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars

($10,000,000) annual aggregate. This umbrella coverage may be subject to a retained limit of Ten Thousand Dollars ($10,000) per occurrence for those losses it covers which are not covered by the policies obtained in accordance with subparagraphs 1,2 and 3 above. The policy(ies) providing this coverage shall include Landlord as additional insureds with respect to any claims arising out of Tenant's occupancy and use of the Premises, provided, however, any claims asserted by Landlord as an additional insured hereunder shall be limited to Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) annual aggregate irrespective of the actual policy limits obtained by Tenant.

                 5. CERTIFICATE OF INSURANCE. Tenant shall furnish, before commencement of the term of this Lease, Certificates of Insurance indicating (a) types and amounts of insurance as required by the above provisions; (b) insurance company or companies carrying said coverage; (c) effective and/or expiration dates of polices; (d) that Landlord is an additional insured under the Comprehensive General Liability and Umbrella Liability policies with respect to any claims arising out of Tenant's occupancy and use of the Premises; and are added as loss payee under the "All Risk" Property policy with respect to any loss or damage to the Premises; and (e) that thirty (30) days advance written notice will be given to Landlord of any material change or cancellation. Throughout the term of this Lease, Tenant shall supplement such Certificate as needed and provide current Certificates of Insurance complying with this Section which certify that the insurance required by this Section is being renewed seasonably and maintained in force.

                 6. LIMITATION OF COVERAGE. The provisions of this Section and the insurance coverages provided therein shall only apply to activities of Tenant on the Premises which occur after the occupancy of the Premises by Tenant and not to the practices or activities which occurred or conditions which existed at or on the Premises or as a result of the operation of business activities at the Premises which occurred prior to Tenant's occupancy of the Premises.

5.01(d) WAIVER OF SUBROGATION: Tenant expressly waives any right of recovery against Landlord for damage to or loss of the Premises, including, but not limited to buildings, land or improvements thereon, including Tenant's personal property and trade fixtures. Tenant agrees that all policies of insurance required to be obtained shall contain provisions in which the rights of subrogation against Landlord are waived by the insurance company or carriers insuring the Premises including, but not limited to buildings, land or improvements thereon, including Tenant's personal property and trade fixtures.

5.02     INDEMNIFICATION

5.02(a) TENANT'S INDEMNITY: Landlord and Landlord's agents, servants and employees shall not be liable for, and Tenant hereby agrees to indemnify and hold Landlord and Landlord's agents, servants, and employees harmless from, all claims for damage to person or property sustained by Tenant, or any and all third persons, including but not limited to Tenant's employees, workmen, trespassers, licensees and agents, arising from Tenant's occupation, operation and use of the Premises or from any act of negligence of Tenant, its agents, servants, employees or invitees in or about the Premises, except to the extent the same shall be caused by the joint or concurrent negligence of the Landlord, in which case the damage shall be respectively shared.

5.02(b) LANDLORD'S INDEMNITY: Landlord indemnifies, defends and holds Tenant harmless from claims:

         (i) Caused by the negligence of Landlord, its agents, employees or invitees with respect to the Premises; and

         (ii)    Pursuant to the Environmental Agreement.

SECTION 6 - LOSS OF PREMISES

6.01     DAMAGES

6.01(a) DAMAGES: If the Premises are damaged in part or in whole by Tenant, Tenant, at its sole cost and expense shall have the right to repair or replace such damaged areas after consultation and agreement with Landlord. If Landlord elects not to require Tenant to repair or replace the Premises, any insurance proceeds received for such damage shall be paid to Landlord. If Tenant chooses to repair or replace the damaged Premises, Tenant may choose the extent of such repair or replacement, provided however, that if the extent of such repair is less than the replacement value, then Landlord will receive the difference. Such repair or replacements shall not interfere with the remediation activities of Landlord under the Environmental Agreement.

6.01(b) TENANT'S PROPERTY: Notwithstanding anything else in Section 6, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment or other personal property, or any Tenant improvements or alterations.

6.02     CONDEMNATION

6.02(a) DEFINITIONS: The terms "eminent domain", "condemnation", "taken" and the like in paragraph 6.02 include takings for public or quasi-public use and private purchase in place of condemnation by any authority authorized to exercise the power of eminent domain.

6.02(b) ENTIRE TAKING: If the entire Premises or the portions of the building required for reasonable access to, or the reasonable uses or, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of:

         (i)     The date title vests;

         (ii) The date the Tenant is dispossessed by the condemning authority.

6.02(c) PARTIAL TAKING: If the taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space, then Tenant may end this Lease on the earlier of:

         (i)     The date title vests; or

         (ii)    The date Tenant is dispossessed by the condemning authority.

If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equally reduced.

6.02(d) TERMINATION BY LANDLORD: If title to a part of the building other than the Premises is condemned and in the Landlord's reasonable opinion, the building should be restored in a manner that materially alters the Premises, Landlord may cancel this Lease by giving notice to the Tenant. Cancellation notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days, but not more than ninety (90) days, after the date notice is given.

6.02(e) RENT ADJUSTMENT: If the Lease is canceled as provided for in paragraphs 6.02(b), 6.02(c) or 6.02(d), then the Rent and other charges shall be payable up to the cancellation date; and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any unpaid, unaccrued Rent plus security deposit, if any, less any sum then owing by Tenant to Landlord.

6.02(f) REPAIR: If the Lease is not canceled as provided for in paragraphs 6.02(b), 6.02(c) or 6.02(d), then Landlord, at its expense, shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit, but to the extent of the:

         (i)     Condemnation award received for the damage; and

         (ii)    Building standard work.

6.02(g) AWARDS AND DAMAGES: Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Notwithstanding anything else in paragraph 6.02(g), Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited by paragraph 6.02(g), at its own expense and neither shall have any right to the award made to the other.

6.02(h) TEMPORARY CONDEMNATION: If part or all of the Premises are condemned for a limited period of time of less than twenty (20) days (Temporary Condemnation), this Lease shall remain in effect. The Rent and Tenant's obligations for the party of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation; however, Tenant shall have the right to pursue a claim against the condemning authority separately.

6.03 HAZARDOUS MATERIALS: The rights, duties, obligations and liabilities of the parties with respect to hazardous materials on or about the Premises are addressed in the Environmental Agreement attached hereto as Exhibit B.


SECTION 7 - DEFAULT

7.01     TENANT'S DEFAULT

Each of the following constitutes a default ("Default");

         (i) Tenant's failure to pay Rent within ten (10) days after Tenants received notice from Landlord of Tenant's failure to pay Rent;

         (ii) Tenant's failure to pay Rent by the due date, at any time during a calendar year in which the Tenant has already received two (2) notices of its failure to pay Rent by the due date;

         (iii) Tenant's failure to perform or observe any other Tenant obligation or duty after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it received notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

         (iv) Tenant's abandoning or vacating the Premises if Tenant fails to pay the Rent by the due date;

         (v)     The occurrence of any of the following events:

                 (A) The making by Tenant of any general arrangement or assignment for the benefit of creditors;

                 (B) The Tenant's becoming a "debtor" as defined in Chapter 11 U.S.C. Section 101 or any successor statute thereto (unless in the case of a petition filed against the Tenant the same is dismissed within ninety (90) days);

                 (C) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or

                 (D) The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

provided, however, in the event that any provision of this subparagraph 7.01(v) is contrary to any applicable law, such provision shall be of no force or effect and or affect the validity of the remaining provisions.

7.02     LANDLORD'S REMEDIES

If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within thirty (30) days after receipt of written notice to Tenant (or in the case of emergency, such lesser time that is prudent under the circumstances), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant's behalf, including but not limited to the obtaining of reasonable required bonds, insurance policies or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made under this Lease by Tenant to be made only by cashier's check.

In the event of a Default of this Lease by Tenant, as defined in paragraph 7.01, Landlord may, in addition to all other remedies given to Landlord by law or in equity, by written notice to Tenant, declare the present value of all installments of Rent for the remainder of the term of this Lease to be immediately due and payable (whereupon the same shall be immediately due and payable), and terminate this Lease or, without terminating this Lease, reenter the Premises pursuant to proper legal proceedings (for which cost Landlord shall be reimbursed if such re-entry is granted). In the event of such re-entry Landlord shall use its reasonable efforts to relet the Premises and in the event of such reletting shall apply the rent therefrom first to the payment of Landlord's expenses (including reasonable attorneys' fees) incurred by reason of Tenant's Default and the expense of reletting, including but not limited to repairs, renovation or alteration of the Premises, and then to the payment of Rent and all other sums due from Tenant hereunder.

All remedied available to Landlord under this lease, at law, or in equity, are cumulative and concurrent. No termination of this Lease nor any taking or recovering of possession of the Premises shall deprive Landlord of any of its remedies or actions against Tenant for past or future rent or other sums due hereunder, nor shall the bringing of any action for rent or other Default be construed as a waiver of the right to obtain possession of the Premises.

7.03     LANDLORD'S DEFAULT

Landlord's failure to perform or observe any of its Lease obligations after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant, is a Default. The notice shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). After Tenant receives notice of the third party's name and address and request for notice upon Landlord's Default, Tenant shall provide the notice required by this paragraph to any such third party at the same time Tenant gives notice to Landlord.

If Landlord commits a Default, Tenant may pursue any remedies given in this Lease or under the law.


7.04     EXCEPTION TO CURE PERIODS

The cure periods in paragraphs 7.01 and 7.03 do not apply to:

         (i)     Emergencies; or

         (ii)    Failure to maintain the insurance required in paragraph 5.01.

7.05     SELF-HELP

If either party ("Defaulting Party"), the other party ("Non-Defaulting Party") may, without being obligated and without waiving the Default, cure the Default. The Non-Defaulting Party may enter the Premises or building to cure the Default. The Defaulting Party shall pay the Non-Defaulting Party, upon written demand, all costs, expenses and disbursements incurred by t he Non-Defaulting Party to cure the Default.

7.06     SURVIVAL

The remedies permitted by Section 7, the parties' indemnities in paragraph 5.02 and Landlord's obligation to mitigate damages (as well as any other obligation or duty under this Lease which expressly provides that it shall survive the expiration or earlier termination of this Lease) shall survive the expiration or earlier termination of this Lease.

SECTION 8 - SUBORDINATION, ATTORNMENT, NON-DISTURBANCE

8.01     SUBORDINATION/ATTORNMENT/NON-DISTURBANCE

8.01(a) SUBORDINATION: This lease shall be subject and subordinate to any ground lease, mortgage, deed of trust or other hypothecation or security device (collectively "Security Device"), together with any easements, restrictions, agreements or covenants (collectively the

"Instruments") which do not materially interfere or preclude Tenant from using and occupying the Premises for it permitted uses and are now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewal, modifications, consolidations, replacements and extensions thereof. The recording of such Security Device or Instruments shall have preference, precedence and shall be superior and prior in lien to this Lease, irrespective of the date of recording. Tenant agrees that the lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this lease, but that in the event of Landlord's Default with respect to any such obligation, Tenant will give any lender whose name and address have been furnished Tenant in writing for such purposes notice of Landlord's Default notice of Landlord's Default and allow lender thirty (30) days following receipt of such notice for the cure of said Default before invoking any remedies Tenant may have by reason thereof. If any lender shall elect to have this lease superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recording thereof.

8.01(b) ATTORNMENT: Subject to the non-disturbance provisions of paragraph 8.01(c), Tenant agrees to attorn to a lender or any other party who acquires ownership of the Premises by any reason.

8.01(c) NON-DISTURBANCE: With respect to any Security Device entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a non-disturbance agreement) in a form reasonably acceptable to Tenant and Lender that Tenant's possession and this Lease including any options to extend the term thereof, will not be disturbed so long as Tenant is not in breach hereof and attorneys to the record owner of the Premises.

8.01(d) SELF-OPERATING: Paragraph 8.01 is self-operating. However, Tenant shall promptly execute and deliver any documents needed to confirm this arrangement.

8.02     ESTOPPEL CERTIFICATE

8:02(a) OBLIGATION: Either party ("Answering Party") shall from time to time, within thirty (30) days after receiving a written request by the other party ("Asking Party"), execute and deliver to the Asking Party a written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing and shall certify:

                 (i)      The accuracy of the Lease document;

                 (ii)     The Beginning and Ending date of the Lease;

                 (iii) That the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

                 (iv) Whether to the Answering Party's knowledge the Asking Party is in Default under this Lease or whether the Answering Party has any claims or demands against the Asking Party and, if so, specifying the Default, claim or demand; and

                 (v) To otherwise and reasonably ascertainable facts or information that are covered by or contained in the Lease terms.

8.02(b) REMEDY: The Answering Party's failure to comply with its obligation in paragraph 8.02(a) shall be a Default. Notwithstanding subparagraphs 7.01(i), 7.01(ii), 7.01(v) and paragraph 7.03, the cure period for this Default shall be thirty (30) business days after the Answering Party receives notice of the Default.

8.03     QUIET POSSESSION

Landlord covenants that, upon the payment of rent and observance and performance by Tenant of all the terms, covenants and conditions of this Lease on tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises, subject nevertheless, to the terms and conditions of this Lease.

Landlord warrants that it owns the premises free and clear of all encumbrances, except as detailed in Schedule 28, captioned Permitted Encumbrances as attached to the Purchase and Sale Agreement referenced herein.


SECTION 9 - LANDLORD'S RIGHTS

9.01     RULES

(Intentionally left blank.)

9.02     MECHANIC'S LIENS

9.02(a) DISCHARGE LIEN: Tenant shall, within thirty (30) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request, except for work contracted by Landlord:

         (i)     Discharge the Lien; or

         (ii) Post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend and hold Landlord harmless from losses incurred from these liens.

9.02(b) LANDLORD'S DISCHARGE: If Tenant does not discharge the lien or post the bond within the thirty (30) days period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord.

9.02(c) CONSENT NOT IMPLIED: Paragraph 9.02 is not a consent to subject Landlord's property to these liens.

9.03     RIGHT TO ENTER

9.03(a) PERMITTED ENTRIES: Landlord and its agents, servants and employees may enter the Premises (except restricted areas as designated by Tenant's Security Officer) at reasonable times, with twenty-four (24) hours notice to the Tenant (seven (7) days notice to make repairs, alterations, improvements or additions), without charge, liability or abatement of Rent to:

         (i)     Examine the Premises;

         (ii) Make repairs, alterations, improvements and additions required by the Lease;

         (iii)   Comply with Applicable Laws under paragraph 3.01;

         (iv) Show the Premises to prospective lenders or purchasers and, during the six (6) months immediately before this Lease ends, to prospective tenants if accompanied by an employee of Tenant (if so requested);

         (v)     Post notices of non-responsibility;

         (vi) Remove any Alterations made by Tenant in violation of paragraph 4.02; and

         (vii) Post "For Sale" signs and, during the nine (9) months immediately before this Lease ends, post "For Lease" signs.

9.03(b) ENTRY CONDITIONS: Notwithstanding paragraph 9.03(a), entry is conditioned upon Landlord;

         (i) Giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

         (ii) At the Tenant's option, to have an employee of Tenant accompany the Landlord, its employees or agents at all times while on the Premises;

         (iii)   Promptly finishing any work for which it entered; and

         (iv)    Causing the lease practical interference to Tenant's business.

9.03(c)  INTERFERENCE WITH TENANT:  Notwithstanding paragraph 9.03(a) and (b):

         (i) If Landlord's entry materially and substantially interferes with the conduct of the Tenant's business (and the entry is not needed because of Tenant's gross negligence or willful misconduct), then Tenant shall notify Landlord of the interference and shall reimburse Tenant for business interference associated with same.

         (ii) If the Landlord causes damage to Tenant's property, Landlord shall be liable for any damages to the extent the damage is not covered by Tenant's insurance or insurance Tenant is required to carry under Section 5, whichever is greater.

9.04     HOLDOVER

9.04 (a) HOLDOVER STATUS: If, at the expiration or termination of this Lease, Tenant shall, with the express consent of Landlord, hold over for any reasons, the tenancy of Tenant thereafter shall be on a month-to-month basis only at 1.5 times the Rent with each party retaining the right to terminate the Lease by providing thirty (30) days advance notice to the other party.

9.04(b) HOLDOVER TERMS: The Holdover period shall, in the absence of a written agreement tot the contrary, be subject to all other terms and conditions of the Lease except:

         (i)     The term (paragraph 1.04);

         (ii)    Rent (paragraph 2.01); and

         (iii)   The extension term shall not apply (paragraph 1.04(b)).

9.05     SIGNS AND ADVERTISEMENTS

Landlord shall reasonably consent to the placement of signs on the property by the Tenant at Tenant's cost. At Landlord's option, Tenant shall remove all such signs at the expiration of the term or earlier termination of this Lease. Any and all signs shall comply with all applicable federal, state or local laws, ordinances, regulations or rules of any such governmental agencies.

9.06     MORTGAGE AND TRANSFER

Landlord shall have the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the rights now or hereafter existing and all Rent payable to Landlord under the provisions hereof, subject to Tenant's right to indemnification by the Landlord for the Pre-Existing Environmental Conditions, as set forth in the Environmental Agreement referenced herein.

SECTION 10 - OTHER LEASES AND ACCESS TO PREMISES

10.01    THIRD PARTY LEASES

(Intentionally left blank.)

10.02    LANDLORD ACCESS

[See Environmental Agreement]


SECTION 11 - DISPUTES

Except as otherwise expressly provided herein, any disputes arising under this Lease shall be resolved in accordance with the Purchase and Sale Agreement.

SECTION 12 - MISCELLANEOUS

12.01    BROKER'S WARRANTY

The parties warrant that no broker was dealt with on this Lease. The party who breaches this warranty shall defend, hold harmless and indemnify the non-breaching party from any claims or liability arising from the breach.

12.02    ATTORNEY'S FEES

In any litigation between the parties regarding this Lease, the non prevailing party shall pay to the prevailing party all reasonable expenses and court costs including reasonable attorney's fees incurred by the prevailing party. A party shall be considered the prevailing party if it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial or judgment.


12.03    NOTICES

Unless a Lease provision expressly authorizes verbal notice, all notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, as follows:

                 To Tenant:


                          ---------------------------------------

                          ---------------------------------------

                          ---------------------------------------

                 Copy to:


                          ---------------------------------------

                          ---------------------------------------

                          ---------------------------------------

                 To Landlord:


                          ---------------------------------------

                          ---------------------------------------

                          ---------------------------------------

                 Copy to:


                          ---------------------------------------

                          ---------------------------------------

                          ---------------------------------------


Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address. Notice shall be considered given and received on the latest original delivery or attempted delivery date as indicated on the postage receipt(s) of all persons and addresses to which notice is to be given.

12.04    PARTIAL INVALIDITY

If any Lease provision is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

12.05    WAIVER

The failure of either part to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

12.06    DELETIONS

If the parties delete any provision or part of a provision, the Lease shall be interpreted as if the deleted language were never part of the Lease.

12.07    GOVERNING LAW

This Lease shall be governed by the laws of the state of New Jersey.

12.08    RECORDING

Recording of this Lease is prohibited except as allowed in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating the Lease's Term, its Beginning and Ending Dates and other information the parties agree to include.

12.10    SURVIVAL OF REMEDIES

The parties' remedies shall survive the ending of this Lease when the ending is caused by the Default of other party.

12.11    AUTHORITY OF PARTIES

Landlord warrants that it owns the property free and clear of all mortgages, liens and encumbrances. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease and that no other signatures are necessary.

12.12    DAYS

Days shall mean Monday through Sunday inclusive, excluding holidays. Throughout this Lease, wherever "days" are used, the term shall refer to calendar days.

12.13    ENTIRE AGREEMENT

While this Lease is meant to contain the entire agreement between the parties for the occupancy and use of the Premises, it is expressly acknowledged by both parties that this Lease is entered into pursuant to the Purchase and Sale Agreement and the Environmental Agreement. If it is found that the Lease and the Purchase and Sale Agreement and/or the Environmental Agreement conflict on material matters (such as representations, warranties, indemnities and survivability), the Purchase and Sale Agreement and/or the Environmental Agreement shall prevail.

12.14    DEFINITION OF LEASE

This Lease consists of the following:

         (i)     Title Page;

         (ii)    Table of Contents

         (iii)   Sections 1 through 12;

         (iv)    Signature Page; and

         (v)     Exhibit A

         (vi)    Exhibit B

         (vii)   Exhibit C

         IN WITNESS WHEREOF, the parties have set their hands and seals on the date first mentioned above.

LANDLORD:                                                   TENANT:

By:                                                         By:
   --------------------------------------------------          --------------------------------------------------

Name:                                                       Name:
     ----------------------------------------------              ----------------------------------------------

Title:                                                      Title:
      ------------------------------------------------            ------------------------------------------------


ATTEST:                                                     ATTEST:

Name:                                                       Name:
     ----------------------------------------------              ----------------------------------------------

Title:                                                      Title:
      ------------------------------------------------            ------------------------------------------------


                          [CORPORATE SEAL]                                                  [CORPORATE SEAL]

                                   EXHIBIT A


                              [LEGAL DESCRIPTION]

                                  EXHIBIT A



                                  KENVIL, NJ



                                 KENVIL WORKS
                               100 HOWARD BLVD.
                            KENVIL, NJ 07847-9773




    Consisting of a 1025 acre plant site with a total of 200,300 square feet of buildings.

                                   EXHIBIT B


                           [ENVIRONMENTAL AGREEMENT]

                                   EXHIBIT C


                                   KENVIL, NJ


                    ANNUAL DEPRECIATION IS $208,000 PER YEAR

                                  EXHIBIT J

                               LICENSE AGREEMENT



  HERCULES grants to ALLIANT a nonexclusive, royalty-free license to practice throughout the world any "Necessary HAC Intellectual Property", i.e., any technical information used by HAC in the Ordinary Course of the HAC Business and which is necessary for conduct of such business and which technical information is owned or controlled by HERCULES but is not HAC Intellectual Property to which title will transfer to ALLIANT and described on Schedule 5.9.

  ALLIANT shall request disclosure of any Necessary HAC Intellectual Property by identifying to HERCULES the technical information for disclosure. HERCULES shall promptly determine in good faith if such requested technical information is Necessary HAC Intellectual Property and shall promptly disclose technical information responsive to such request in support of the license granted herein.

                                  EXHIBIT L

                           STOCKHOLDER'S AGREEMENT





                                               Part Of The Definitive Agreements
                                                              Referred To In The
                                                     Purchase And Sale Agreement
                                                    Between Hercules And Alliant

                               TABLE OF CONTENTS

                            STOCKHOLDER'S AGREEMENT


  Section                                                                                                        Page
  -------                                                                                                        ----
     1.     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1
     2.     Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3
     3.     Board Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3
     4.     Voting and Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4
     5.     Acquisition of Voting Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5
     6.     Certain Prohibited Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5
     7.     Disposition of Voting Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6
     8.     Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11
     9.     Legend on Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            19
    10.     Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            20
    11.     Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            20
    12.     Amendment and Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            20
    13.     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21
    14.     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22
    15.     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22
    16.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
    17.     Jurisdiction and Venue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
    18.     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
    19.     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
    20.     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
    21.     Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23

                            STOCKHOLDER'S AGREEMENT


          STOCKHOLDER'S AGREEMENT, dated ____________, 199_ (the "Agreement"), between ALLIANT TECHSYSTEMS INC., a Delaware corporation (the "Company"), and HERCULES INCORPORATED, a Delaware corporation (the "Stockholder").

          WHEREAS, simultaneously with the execution of this Agreement, pursuant to a Purchase and Sale Agreement, dated as of October 28, 1994 (the "Transaction Agreement"), between the Company and the Stockholder, (i) the Stockholder is selling to the Company, and the Company is purchasing from the Stockholder, the HAC Business (as defined in the Transaction Agreement) and
(ii) in consideration therefor, the Company is delivering to the Stockholder the Cash Portion of the Purchase Price (as defined in the Transaction Agreement) and is issuing to the Stockholder 3,862,069 shares of the Company's common stock, par value $.01 per share (the "Common Stock"); and

          WHEREAS, the Company and the Stockholder desire to establish in this Agreement certain terms and conditions of the Stockholder's relationship with the Company.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Transaction Agreement, the parties hereto agree as follows:

          1.        Representations and Warranties.

                    (a) The Company represents and warrants to the Stockholder as follows:

                           (i)      The Company has full power and authority to
execute, deliver and perform this Agreement;

                           (ii)     This Agreement has been duly and validly
authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (x) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (z) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                           (iii)    The execution, delivery and performance of
this Agreement by the Company do not violate or conflict with or constitute a default under the Company's certificate of incorporation, by-laws or any material agreement to which it is a party or by which it or its property is bound;

                           (iv)     As of the date hereof, no other party is
entitled to any registration or similar right with respect to any securities of the Company; and

                           (v)      The Company is not aware of any voting
trust, voting agreement or arrangement with respect to any of its voting securities.

                    (b) The Stockholder represents and warrants to the Company as follows:

                           (i)      The Stockholder has full power and
authority to execute, deliver and perform this Agreement;

                           (ii)     This Agreement has been duly and validly
authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (x) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (z) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                           (iii)    The execution, delivery and performance of
this Agreement by the Stockholder do not violate or conflict with or constitute a default under the Stockholder's certificate of incorporation, by-laws or any material agreement to which it is a party or by which it or its property is bound;

                           (iv)     As of the date hereof, neither the
Stockholder, nor any of its "controlled affiliates" (as defined below), beneficially own any shares of Common Stock (or any options, warrants, rights or other securities exercisable for, exchangeable for or convertible into shares of Common Stock, whether immediately or after the passage of time (collectively, "Conversion Securities")) other than shares issued pursuant to the Transaction Agreement and shares owned by the trustee of any Exempt Plan (as defined below); and

                           (v)      The Stockholder is acquiring the shares of
Common Stock pursuant to the Transaction Agreement for investment purposes only and not with a view to the distribution thereof in violation of any applicable state or federal securities laws.

                    (c) As used in this Agreement, the term "controlled affiliate" means any corporation, partnership or other entity that is "controlled by", "controlling" or "under common control with" (as such terms are defined under Rule 405 under the Securities Act of 1933 (the "Securities Act") the applicable party, and for purposes hereof, when such term is used with respect to the Stockholder, shall include all directors of the Stockholder who are also officers of the Stockholder.

          2. Term of Agreement. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue until the earlier to occur of (i) the fifth anniversary of the Closing Date and (ii) the date on which the Voting Power of the Voting Securities beneficially owned by the Stockholder and its controlled affiliates shall represent less than five percent (5%) of the Total Voting Power; provided, however, that the provisions of Section 8 hereof shall survive any termination of this Agreement other than pursuant to the preceding clause (ii). For the purposes of this Agreement, (i) the term "Voting Securities" shall mean all securities of the Company entitled to vote generally in the election of directors of the Company, (ii) any reference to the Stockholder's and its controlled affiliates' beneficial ownership of Voting Securities shall exclude all Voting Securities held by any pension, savings or employee benefit plan of the Stockholder, the trustee(s) of which make the investment decisions with respect to the plan funds and the decisions with respect to the voting of shares of stock purchased with plan funds independently of the Stockholder and the Stockholder's controlled affiliates (for purposes of this Agreement, any such pension, savings or employee benefit plan shall be referred to as an "Exempt Plan"), (iii) the term "Voting Power" shall mean voting power in the general election of directors of the Company, and (iv) the term "Total Voting Power" shall mean the total combined Voting Power of all the Voting Securities then outstanding.

          3.        Board Representation.

                    (a) During the Term, the Board of Directors of the Company (the "Board") shall consist of ten members, of which: (i) until August 1, 1996, four members (or such fewer number as may be agreed to by Capstay Partners, L.P. ("Capstay") and, thereafter, three members (or such fewer number as may be agreed to by Capstay)), shall be designees of Capstay; (ii) no more than two members shall be employees of the Company or its subsidiaries, one of whom shall be the chief executive officer of the Company; and (iii) two members shall be designees of the Stockholder. During the Term, the Company shall use its best efforts and shall exercise all authority under applicable law to cause to be elected or appointed, as the case may be, (x) as directors of the Company a slate of directors consisting of individuals meeting the requirements of the previous sentence, (y) (I) as chairman of the Executive/Finance Committee of the Board, the Chairman of the Board, (II) as chairman of the Personnel and Compensation Committee of the Board, a designee of Capstay, and (III) as chairman of the Nominating Committee of the Board, a designee of the Stockholder and (z) as members of such Nominating Committee (in addition to the chairman), a designee of Capstay and a director of the Company that is not a designee of the Stockholder or Capstay or an employee of the Company. Any nominees, and any alternate or successor nominees, designated by the Stockholder must be reasonably satisfactory to the directors of the Company who are neither employees of the Company nor affiliates or designees of the Stockholder; provided, however, that nominees who are executive officers or directors of the Stockholder shall not be subject to the foregoing requirement unless and until either (i) the Stockholder becomes a party to any business combination transaction and is not the surviving corporation thereof, or (ii) any "person" or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner of Voting Securities of the Stockholder representing more than fifty percent (50%) of the total combined Voting Power of all then outstanding Voting Securities of the Stockholder.

                    (b) Notwithstanding the provisions of Section 3(a), the Stockholder shall not be entitled to designate any person as a nominee for election to the Board if the election of such person would result in any violation of applicable law or order of any Authority, or render the Company unable in any material respect to conduct its business.

                    (c) Any director who has been designated by the Stockholder shall not be entitled to vote in respect of any action taken by the Board or the Company relating to any business transaction between the Company and the Stockholder or relating to this Agreement or any of the other Definitive Agreements, or any amendment, modification or waiver hereof or thereof.

                    (d) In the event that the nominees designated by the Stockholder are not nominated to serve on the Board as set forth above, other than through the fault of the Stockholder, the provisions of Sections 3, 4, 5, 6 and 7 of this Agreement shall automatically terminate and be of no further force or effect.

          4. Voting and Other. (a) Each of the Stockholder and Capstay agree that, during the Term (i) it will, and will cause their respective controlled affiliates to, be present, in person or represented by proxy, at all stockholder meetings of the Company for the election of directors, so that all Voting Securities beneficially owned by it and its controlled affiliates shall be counted for the purpose of determining the presence of a quorum for the election of directors at such meetings, and (ii) it will, and will cause its controlled affiliates to, vote, or act by consent with respect to, all Voting Securities beneficially owned by it and its controlled affiliates for the election of the nominees for the Board nominated by the nominating committee of the Board, so long as such nominees consist of individuals meeting the requirements of the first sentence of Section 3(a) hereof. Other than the foregoing, there shall be no restrictions on the Stockholder's or its controlled affiliates' or Capstay or its controlled affiliates' ability to vote any Voting Securities.

                    (b) Neither the Stockholder or its controlled affiliates, nor Capstay or its controlled affiliates shall participate in the Closing Repurchase (as defined herein).

          5. Acquisition of Voting Securities. During the Term, the Stockholder will not, and will cause each of its controlled affiliates not to, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, any Voting Securities or Conversion Securities; provided, however, that the Stockholder and its controlled affiliates may acquire Voting Securities and/or Conversion Securities pursuant to this Agreement: (a) as provided in the Transaction Agreement, (b) by way of stock dividends, stock splits, reorganization, recapitalization, merger, consolidation or other similar transactions made available to holders of Common Stock generally, or
(c) in open market or privately negotiated transactions which do not violate the federal securities laws if, after giving effect to such transactions, the Stockholder and its controlled affiliates would not beneficially own more than 40% of the Total Voting Power. If, at any time during the Term, the Stockholder and its controlled affiliates shall become the beneficial owners of more than 40% of the Total Voting Power as a result of purchases of Common Stock by the Company, recapitalizations or other comparable actions by the Company, the Stockholder and/or its controlled affiliates will promptly, and in any event within 60 days after becoming aware of such fact, sell such number of Voting Securities or Conversion Securities as shall be necessary to reduce the beneficial ownership interest of the Stockholder and its controlled affiliates to 40% or less of the Total Voting Power in compliance with the provisions of this Agreement (other than Section 7(a) or (b) below).

          Notwithstanding any other provision of this Agreement (i) any Voting Securities acquired by the Stockholder or its controlled affiliates subsequent to the date hereof and within the Term shall be subject only to the provisions of Sections 4, 5 and 6 of this Agreement and shall not be subject to any other provision of this Agreement and
(ii) purchases of Voting Securities or Conversion Securities made by the trustees of any Exempt Plan shall not be construed as purchases by the Stockholder or its controlled affiliates.

          6. Certain Prohibited Actions. During the Term, without the prior written consent of the Company duly authorized by the Board, the Stockholder will not, and will cause each of its controlled affiliates not to, singly or as part of a "group", directly or indirectly, through one or more intermediaries (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to the Voting Securities (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or seek to advise or influence any person or entity with respect to the voting of any Voting Securities; (ii) initiate, propose, or participate in the solicitation of stockholders for the approval of, one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act or induce any other individual or entity to initiate any stockholder proposal relating to the Company; (iii) form, join, influence or participate in a "group", act in concert with any other person or entity or otherwise become a "person", for the purpose of acquiring, holding, voting or disposing of any Voting Securities or taking any other actions prohibited under this Section 6;
(iv) make any proposal or, except as may be required by law, any public announcement relating to a tender or exchange offer for any Voting Securities, or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or its material assets; (v) act, alone or in concert with others (including by providing financing for another party), to seek or offer to control the Company (provided that actions of the Stockholder's nominees on the Board pursuant to Section 3(a) shall not be deemed a violation of the foregoing); (vi) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof; (vii) disclose any intention, plan or arrangement inconsistent with the foregoing prohibitions or advise or assist any other person in connection with the foregoing prohibitions; or (viii) seek, request or propose any waiver, modification, amendment or termination of any provision of Section 5 or Section 6 of this Agreement (other than any request or proposal made or solicited by the Company or a request by the Stockholder to the Company to obtain clarification of any provision of this Agreement);

provided, however, that nothing contained herein shall prohibit the Company from publicly announcing its position with respect to any matter concerning the Company.

          7.        Disposition of Voting Securities.

                    (a) Except as specifically provided in Section 5 hereof, until the first anniversary of the date hereof and subject to the provisions of Sections 7(d), (e) and (f) below, the Stockholder shall not, and shall cause its controlled affiliates not to, transfer any Voting Securities, whether by sale, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, without the prior written consent of the Company in each instance.

                    (b) Except as specifically required in Section 5 or 8 hereof, from and after the first anniversary of the date hereof, the Stockholder and its controlled affiliates may freely sell or transfer Voting Securities, subject to (i) compliance with federal and state securities laws and (ii) the provisions of this Section 7(b) and Section 7(c) below. In the case of any proposed sale or transfer pursuant to this Section 7(b), the Stockholder shall, and shall cause its controlled affiliates to, comply with the following provisions:

                           (i)      Promptly upon receipt of a bona fide offer
or the finalization of the terms of a proposed sale or transfer of Voting Securities to a third party, the Stockholder or its controlled affiliate shall notify the Company in writing of its intention to sell, transfer or dispose of such Voting Securities, specifying the number of Voting Securities proposed to be sold or transferred, the identity or identities of the prospective purchaser or purchasers thereof, the proposed purchase price therefor, the manner of sale and the material terms of any agreement relating thereto. Such notification shall hereinafter be referred to as the "Stockholder Notice".

                           (ii)     The Company shall have the right,
exercisable by written notice of exercise given to the Stockholder or its controlled affiliate within 5 business days following receipt by the Company of the Stockholder Notice to purchase (or to cause a person or persons designated by the Company to purchase) all, but not less than all, of the Voting Securities specified in such Stockholder Notice at the price, in the manner and on the terms specified therein. If the purchase price specified in the Stockholder Notice includes any property other than cash, the purchase price at which the Company (or its designee) shall be entitled to purchase shall be (x) the amount of cash, if any, specified in such Stockholder Notice plus (y) cash
in an amount equal to the value of the property specified therein.   In
the event that the purchase price specified in the Stockholder Notice includes property other than cash, and the Company notifies the Stockholder of its irrevocable determination to exercise its right to purchase all of the Voting Securities specified in the Stockholder Notice so long as the value of such property does not exceed an amount specified in the Company's notice, which represents the Company's good faith estimate of the value of such property (the "Company's Valuation"), and the Stockholder or its controlled affiliate does not agree with such value, the value of such property shall be determined by two independent financial advisors, one such financial advisor to be selected by the Company and another to be selected by the Stockholder or its controlled affiliate, in each case, within 5 days after notice is given from the Stockholder or its controlled affiliate, to the other party, to the effect that they are unable to agree as to such value. If, within 5 days after being selected, the two financial advisors have not agreed as to such value, a third financial advisor shall be selected within 5 days thereafter by the mutual consent of the first two financial advisors, or, if such first two financial advisors shall fail to agree upon the selection of a third financial advisor in such time, such selection shall be made as promptly as practicable by the American Arbitration Association. Within 5 days of its selection, the third financial advisor shall determine the value of such property, which determination shall be final and binding on all parties hereto. The Company and the Stockholder or its controlled affiliate shall each bear the costs incurred in connection with the retention of the respective financial advisor selected by them. All costs incurred as a result of the retention of a third financial advisor (including any costs incurred in connection with the assistance provided by American Arbitration Association) shall be borne equally between the Company, on the one hand, and the Stockholder or its controlled affiliate, on the other hand. In the event that the value of such property as determined pursuant to the preceding sentence is (a) less than or equal to the Company's Valuation, the Company shall be deemed to have exercised its right to purchase all of the Voting Securities specified in such Stockholder Notice as of the date that the purchase price was determined pursuant to this clause (ii) and (b) greater than the Company's Valuation, the Company shall have five business days from such date to determine whether to purchase the Voting Securities specified in such Stockholder's Notice at the purchase price determined pursuant to this clause (ii).


                           (iii)    If the Company exercises its option to
purchase all, but not less than all, of the Voting Securities being offered (including by designation of another purchaser or purchasers), the closing of the purchase of such Voting Securities shall take place as promptly as practicable, but (unless extended as provided herein) in no event shall such closing take place more than 5 business days after the later of (a) the date the Company gives notice of such exercise; and (b) the date the purchase price for such Voting Securities was determined pursuant to clause (ii) above; provided that, if any governmental or regulatory approval is required for the closing of such purchase, the Company and the Stockholder shall each use their respective best efforts to obtain such approval as promptly as practicable and such closing shall occur not later than 5 days after such approval is obtained.

                           (iv)     Notwithstanding anything contained herein,
the Company shall not have the right to transfer its right of first refusal contained herein to any purchaser or purchasers, if the nature or identity of such purchaser or purchasers is reasonably likely to delay the closing of such purchase for a longer period of time than if the Company were the purchaser.

                           (v)      If the Company elects not to exercise, or
fails to exercise within the time specified for such exercise, its option provided herein in respect of any particular Stockholder Notice, the Stockholder or its controlled affiliate shall be free, during the period of 90 calendar days following the last day of the period during which the Company was permitted to exercise such option (or any earlier date on which the Company gives notice of an election not to exercise such option), or such period longer than 90 days as may be reasonably necessary for the Stockholder to obtain all requisite governmental approvals, to sell the Voting Securities specified in the Stockholder Notice in the manner, to the purchasers and on the terms and for not less than the consideration specified in such Stockholder Notice. Any proposed transfer by the Stockholder or its controlled affiliate of Voting Securities other than in accordance with the provision hereof or after the expiration of the applicable 90-calendar day period referred to in this clause
(v) will give rise to a separate right of first refusal of the Company pursuant to the provisions of this Section 7(b).

                           (vi)     Notwithstanding the foregoing provisions of
this Section 7(b), following the second anniversary of the date hereof, the Stockholder may, from time to time, sell pursuant to Rule 144 under the Securities Act (or any successor provision) the number of Voting Securities then permitted under Rule 144 (or any successor provision) without compliance with the foregoing provisions of this Section 7(b).

                    (c) The Stockholder shall not, and shall cause its controlled affiliates not to, at any time during the Term, knowingly sell or transfer Voting Securities to (x) any person (including that person's controlled affiliates and any group in which that person or its controlled affiliates shall be a member if the Stockholder knows of the existence of such a group or affiliates), other than an underwriter in connection with a public offering of Voting Securities, which would, after giving effect to such sale or transfer, beneficially own in the aggregate Voting Securities representing in excess of 10% of the Total Voting Power, or (y) any Foreign Person. For purposes of this Agreement, the term "Foreign Person" shall have the meaning given to it under the Regulations Pertaining to Mergers, Acquisitions, and Takeovers by Foreign Persons, 56 Fed. Reg. 58,774 et seq. (November 21, 1993) (31 C.F.R. Part 800).

                    (d) Notwithstanding anything to the contrary in this Agreement, the Stockholder and its controlled affiliates shall be free without any restrictions at all times during the Term to sell or transfer Voting Securities (i) if a third party makes a bona fide offer to purchase Voting Securities which represent more than fifty percent (50%) of the Total Voting Power of the outstanding Voting Securities, which offer is approved and recommended by the Board (if such recommendation shall not have been withdrawn or adversely modified prior thereto), (ii) if a third party acquires beneficial ownership of Voting Securities which represent 30% or more of the Total Voting Power of the outstanding Voting Securities, (iii) to the Company pursuant to any offer made by the Company to repurchase Voting Securities made to all stockholders generally (other than the repurchase, by tender offer, open market purchase, recapitalization or otherwise, of up to 1.5 million shares of Common Stock to be consummated within six months of the date hereof (the "Closing Repurchase")), or (iv) at any time after the first anniversary of the date hereof on the New York Stock Exchange (or any other national securities exchange on which the Common Stock is then listed), in the event that the Company publicly announces or continues to effect a stock repurchase program.

                    (e) Notwithstanding anything to the contrary in this Agreement, the Stockholder may from time to time sell or transfer free of any restriction other than as set forth below (the "Permitted Disposition") to selected individuals who are directors, officers or employees of the Stockholder up to a maximum of 350,000 shares of Voting Securities, in the aggregate, during the Term. Any shares disposed of pursuant to the Permitted Disposition will be included in calculating the Stockholder's ownership of Voting Securities for the purposes of Section 5 above. The Stockholder agrees to take all action necessary to ensure that such shares are not sold prior to the first anniversary of the date hereof and remain subject to Section 7(c) above.

                    (f) The Stockholder agrees to notify the Company promptly if the Stockholder receives written or oral notice that any United States government agency is alleging that the Stockholder is under "foreign ownership, control or influence" within the meaning of the Department of Defense Industrial Security Manual (as defined in the Transaction Agreement). Upon the Company's receipt of either (a) such notice from the Stockholder or
(b) notice from any United States government agency that the United States government considers the Company to be under such "foreign ownership, control or influence" due to the Stockholder's ownership of the Company's securities, the Stockholder shall cooperate with the Company in the development of a plan of action to insure continuation of the Company's facilities security clearances. The Stockholder agrees that it shall either (x) agree to all such arrangements as the United States government may require to nullify or negate the effects of the foreign ownership, control or influence on the Company and thereby enable the Company to retain its eligibility for facilities security clearances or (y) if arrangements satisfactory to the United States government are not in effect within 90 days from the date of the Company's receipt of the aforesaid notice (or such shorter period as may be prescribed by the United States government), then the Stockholder shall (i) immediately cease to have any rights to designate any person to the Board and (ii) sell, and cause each of its controlled affiliates to sell, all of its Voting Securities (or so much thereof as shall be necessary to nullify or negate the aforesaid effects) in compliance with (x) clauses (i), (ii), (iii) and (iv) of paragraph (b) and paragraph (c) of Section 7 above or (y) paragraph 8 below, as soon as practicable, but in any event within 120 days after the end of such 90-day period (or such shorter period). In order to effectuate such sale, the Stockholder shall be entitled to request the registration of the Voting Securities owned by it pursuant to the provisions of Section 8(a) below. Such 120-day period shall be extended for the period of any postponement by the Company under the provisions of Section 8.

          8.        Registration Rights.

                    (a)    (i)      At any time commencing 270 days after the
date hereof and continuing thereafter until the date on which the Stockholder and its controlled affiliates own Voting Securities representing less than 5% of the Total Voting Power, the Stockholder shall have the right to make written demand upon the Company (each, a "Stockholder Demand"), on not more than three separate occasions (subject to the provisions of this Section 8), to register under the Securities Act all or any portion of the shares of Voting Securities issued to it pursuant to the Transaction Agreement and owned by the Stockholder or its controlled affiliates (the shares subject to such demand hereunder being referred to as the "Subject

Stock"), which Stockholder Demand shall specify the intended method or methods of disposition of such Subject Stock and the Company shall use its best efforts to cause such shares to be registered under the Securities Act as soon as reasonably practicable so as to permit promptly the disposition thereof in accordance with the intended method or methods of disposition stated in the Stockholder Demand (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (a "Rule 415 Offering") if the Company is then eligible to register such Subject Stock on Form S-3 (or a successor form); so long as at the time of the Stockholder Demand relating to such Rule 415 Offering, the Stockholder represents to the Company that it has a present intention to sell all of the Subject Stock included in such Stockholder Demand); provided, however, that each such demand shall cover at least 750,000 shares of Subject Stock (subject to adjustment for stock splits, reverse stock splits and stock dividends after the date hereof). In connection therewith, the Company shall prepare, and as promptly as practicable (and in any event within 60 days of the receipt of the request), file, on Form S-3 if permitted or otherwise on the appropriate form, a registration statement under the Securities Act to effect such registration. The Stockholder agrees to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Securities Act and the Securities and Exchange Commission (the "Commission") and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriters shall be a nationally recognized investment banking organization selected by the Stockholder and be subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed), and the Company, the Stockholder and such underwriters shall enter into an underwriting agreement containing customary terms and conditions.

                           (ii)     Notwithstanding the foregoing, the Company
(w) shall not be obligated to cause a registration statement pursuant to this
Section 8(a) to become effective prior to the first anniversary of the date hereof, (x) shall not be obligated to prepare or file more than one registration statement pursuant to this Section 8(a) during any twelve-month period, (y) shall not be obligated to cause any special audit to be undertaken in connection with any such registration and (z) shall be entitled to postpone for a reasonable period of time, but not in excess of 90 days, the filing of any registration statement otherwise required to be prepared and filed by the Company if (1) the Company is, at such time, conducting or about to conduct an underwritten public offering of securities and is advised by its managing underwriter or underwriters that such offering would in its or their opinion be materially adversely affected by the registration so requested (any postponement pursuant to this clause (1) shall be referred to as a "Company delay") or (2) the Company determines in its reasonable judgment and in good faith that the registration and distribution of the shares of Subject Stock would interfere with any pending or imminent material financing (other than an underwritten public offering), acquisition, disposition, corporate reorganization or other material transaction or development involving the Company. In no event shall the Company invoke a Company delay more than once in any twelve-month period. In the event of any Company delay, the Stockholder shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall be ignored for purposes of determining the number of registrations to which the Stockholder is entitled pursuant to this Section 8(a)) and following any such delay, the Company will not file any registration statement (other than for purposes of a stock option or other employee benefit plan) without providing the Stockholder (x) with notice that the Company delay is no longer in effect and (y) an opportunity for 30 days to exercise its rights to a demand registration statement.

                           (iii)    In the event that, at any time while any
Rule 415 Offering remains effective, the Company determines in its reasonable judgment and in good faith that the sale of Subject Stock would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or that the Company is unable to comply with SEC requirements, the Stockholder shall, upon written notice of such good faith determination, suspend sales of Subject Stock for a period (a "Blackout Period") beginning on the date of receipt of such notice and expiring on the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material or the Company is able to comply with SEC requirements, as the case may be, and (y) 45 days after the receipt of such notice from the Company.

                           (iv)     The Company shall agree not to effect any
public sale or distribution of any Voting Securities within 15 days before and 90 days (or such shorter period as may be agreed by the parties hereto) after, the effective date of any registration statement filed pursuant to Section 8(a) (except as part of such underwritten registration or pursuant to registration of securities to be issued pursuant to a stock option or other employee benefit or similar plan or securities to be proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation).

                           (v)      The Company and any other stockholder
having "piggyback" registration rights shall be entitled to register securities on any registration statement filed pursuant to Section 8(a), provided that if the offering pursuant to such registration statement is to be made by or through underwriters, the Company and/or any such stockholder agree to offer its stock by or through the underwriters selected by the Stockholder and execute an underwriting agreement in customary form; provided, further, that if the underwriter managing the offering advises the Stockholder in writing that in the underwriter's opinion the inclusion of such stock (or any portion thereof) would materially adversely affect such offering, the Company and the other stockholders shall reduce or eliminate the shares they propose to register (among them as they may agree), to the extent required to eliminate such material adverse effect. If the Company or any other Stockholder has been permitted to participate in a proposed offering pursuant to this Section 8(a), the Stockholder may determine not to consummate the sale of such Subject Stock, in which event, it will have no liability to the Company or such other Stockholder and, in the event that the Company or such other person(s) determine to go forward with the registration, such registration statement will be ignored for purposes of determining the number of registrations to which the Stockholder is entitled pursuant to Section 8(a).

                    (b) If, at any time commencing after the first anniversary of the date of this Agreement and continuing thereafter until the Stockholder and its controlled affiliates own Voting Securities representing less than 5% of the Total Voting Power, the Company proposes to register any Voting Securities under the Securities Act (other than (i) pursuant to Section 8(a) above, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, or (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation), the Company shall, as promptly as practicable, give written notice to the Stockholder of the Company's intention to effect such registration. If, within 15 days after receipt of such notice, the Stockholder submits a written request to the Company (a "Stockholder Request") specifying the amount of Subject Stock that it proposes to sell or otherwise dispose of in accordance with this Section 8(b), the Company shall use its best efforts to include the shares specified in the Stockholder's request in such registration. Notwithstanding the foregoing, if the offering pursuant to such registration statement is to be made by or through underwriters, the Company shall not be required to include Subject Stock therein if either (A) the Stockholder does not agree to offer its stock by or through the underwriters selected by the Company for the registration of the shares of Voting Securities and execute an underwriting agreement in customary form or (B) the underwriter managing the offering advises the Stockholder in writing that in the underwriter's opinion the inclusion of such stock (or any portion thereof) would materially adversely affect such offering; provided, however, that (x) in the case of a registration statement to effectuate the sale of securities for the account of the Company, the Stockholder shall, after inclusion of the Company shares, be treated on a pro rata basis with any other stockholder included in such registration, based on the number of shares proposed to be registered by each such stockholder and
(y) in the case of a registration statement filed at the request or demand of another stockholder, shall be treated on a similar pro rata basis with all other selling stockholders after giving priority to the stockholder making such request or demand. No registration effected under this Section 8(b) shall relieve the Company of its obligation to effect any registration upon request under Section 8(a). If the Stockholder has been permitted to participate in a proposed offering pursuant to this Section 8(b), the Company thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder other than the expenses referred to in Section 8(e).

                    (c) The Stockholder, and any underwriters participating in such offering, shall use all reasonable efforts to effect as wide a distribution of the Stockholder's shares offered pursuant to the registration statement as is reasonably practicable, and in no event shall any sale (other than a sale to underwriters making such a distribution) of shares of Subject Stock be made knowingly to (i) any person (including its affiliates and any group in which that person or its affiliates shall be a member if the Stockholder or underwriters know of the existence of such a group or affiliate) that, after giving effect to such sale, would beneficially own Voting Securities representing 10% or more of the Total Voting Power or (ii) any Foreign Person. The Stockholder shall secure the agreement of the underwriters, in connection with any underwritten offering of its Subject Stock pursuant to Section 8(a), to comply with the foregoing.

                    (d) In connection with any offering of shares of Subject Stock registered pursuant to Section 8(a) or (b), the Company shall (i) furnish to the Stockholder such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; (ii)(A) use its best efforts to register or qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as the Stockholder shall reasonably request and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 8(d); (iii) use its best efforts to cause all shares of Subject Stock covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Company to enable the Stockholder to consummate the disposition of such shares of Subject Stock; (iv) notify the Stockholder, at any time when a prospectus relating to the registration of its Subject Stock is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading and (subject to the good faith determination of the Board as to whether to permit sales under such registration statement), at the request of the Stockholder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; (v) comply with all applicable rules and regulations of the Commission; (vi) use its best efforts to list, if required by the rules of the applicable securities exchange or, if securities of the same class are then so listed, the Subject Stock covered by such registration statement on the New York Stock Exchange or on any other securities exchange on which the Subject Stock is then listed; (vii) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to the Stockholder and its counsel copies of such documents; the Company shall not file any such document which contains statements referring to the Stockholder to which the Stockholder shall reasonably object; and (viii) reasonably cooperate with the Stockholder in effecting any underwritten offering, including causing its officers and employees to participate in any "road shows" or similar presentations relating thereto. In connection with any offering of Subject Stock registered pursuant to this Section 8, the Company shall (x) furnish to the underwriter, if any, or the Stockholder unlegended certificates representing ownership of the Subject Stock being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to Section 8(a), the Company shall use its best efforts to keep such registration statement current and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Stock for a period of 90 days (or 180 days, if the Company is eligible to use a Form S-3, or successor form), plus in either case, with respect to a Rule 415 Offering, a period of time equal to any Blackout Period, or such shorter period as shall be necessary to effect the distribution of the Subject Stock.

          The Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (iv) of this Section 8(d), it will forthwith discontinue its disposition of Subject Stock pursuant to the registration statement relating to such Subject Stock until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (iv) of this Section 8(d) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies then in its possession of the prospectus relating to such Subject Stock current at the time of receipt of such notice. If the Stockholder's disposition of Subject Stock is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Subject Stock by the Stockholder for an aggregate of 90 days (or 180 days, if the Company is eligible to use a Form S-3, or successor form), plus in either case, with respect to a Rule 415 Offering, a period of time equal to any Blackout Period, whether or not consecutive, the registration statement shall be ignored for purposes of determining the number of registrations to which the Stockholder is entitled pursuant to Section 8(a).

                    (e)    In connection with any registration pursuant to
Section 8(a) or (b): (i) the Stockholder shall only be responsible for applicable agent fees, transfer taxes, discounts and commissions and underwriting discounts and commissions related to shares of Subject Stock being sold by the Stockholder and (ii) the Company shall pay all other fees and expenses in connection with any registration statement under this Agreement, including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of the Company's counsel and accountants and any disbursements of underwriters customarily paid by issuers in secondary offerings and the fees and disbursements of only one Stockholder's counsel.

                    (f) In the case of any offering registered pursuant to this Section 8, the Company agrees to indemnify and hold the Stockholder, each underwriter, if any, of the Subject Stock under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock (as amended if the Company shall have filed with the Commission any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Stock (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 8(f) shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Stockholder or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

                    (g) In the case of each offering registered pursuant to this Section 8, the Stockholder and each underwriter, if any, participating therein shall agree, substantially in the same manner and to the same extent as set forth in paragraph (f) of this Section 8, severally to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and officers of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Stockholder or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

                    (h) Each party indemnified under paragraph (f) or (g) of this Section 8 shall, promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in paragraph (f) or (g) of this Section 8, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under paragraph (f) or (g) of this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel).

                    (i) If the indemnification provided for in this Section 8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party could have been indemnified for such expenses if the indemnification provided for in this
Section 8 was available to such party.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(i) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (j) The Parties acknowledge and agree that the indemnification provisions set forth in this Section 8 shall not be subject in any manner to any indemnification provisions contained in the Transaction Agreement.

                    (k) Notwithstanding any provision of Section 7 hereof, the Stockholder and its controlled affiliates shall be free to sell Subject Stock that is subject to a registration pursuant to Section 8(a) or (b), free of any right of first refusal on the part of the Company; provided, however, that upon receipt by the Company of a Stockholder Demand or a Stockholder Request, the Company shall have the right, exercisable by written notice of exercise given to the Stockholder or its controlled affiliate within five business days following receipt by the Company of the Stockholder Demand or Stockholder Request, as the case may be, to purchase all, but not less than all of the Voting Securities specified in such Stockholder Demand or Stockholder Request, as the case may be, at a price per share equal to 98.5% of the quotient of (a) the sum of the closing prices of the Common Stock on the NYSE for each of the five business days immediately preceding the date of the Stockholder Demand or Stockholder Request, as the case may be, divided by (b) five. In the event that the Company exercises its option to purchase all, but not less than all, of the Voting Securities subject to the Stockholder Demand or Stockholder Request, as the case may be, the closing of the purchase of such Voting Securities shall take place as promptly as practicable, but in no event shall such closing take place more than five business days after the date the Company gives notice of such exercise.

          9.        Legend on Certificates.

                    (a) The Stockholder hereby acknowledges and agrees that, during the Term, each of the certificates representing Voting Securities received or acquired by the Stockholder or any controlled affiliate in accordance with this Agreement shall be subject to stop transfer instructions and shall include the following legend, to the extent applicable:

                           The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The shares represented by this certificate may not be transferred whether by sale, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, and Alliant Techsystems Inc. ("Alliant Techsystems") will not register the transfer of such shares, except pursuant to and subject to that certain Stockholder's Agreement between Alliant Techsystems and Hercules Incorporated. A copy of such agreement is on file with the Secretary of Alliant Techsystems.

                    The Company agrees (i) to have such legend removed promptly upon the sale or other disposition of any Voting Securities pursuant to Section 7(b) (v) or Section 8 hereof and (ii) to have such legend (other than the first sentence thereof) removed promptly following any sale or other disposition of Voting Securities permitted by this Agreement or the expiration of the Term.

          10.       Rights Plan.    The Company agrees that, during the Term,
so long as the Stockholder is in compliance with its obligations under Sections 5 and 6 of this Agreement, the Company shall not declare the Stockholder to be an "Adverse Person" under the Rights Plan or take other action under the Rights Plan, or a successor plan, which would treat the Stockholder as an "Acquiring Person" or similar entity under the Rights Plan or a successor plan. For purposes of this Agreement, the term "Rights Plan" shall mean the Rights Agreement, dated as of September 28, 1990, between the Company and Manufacturers Hanover Trust Company, now operating under the name of Chemical Bank, as amended.

          11. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          12.       Amendment and Modification.  Subject to applicable law and
Section 6 hereof, this Agreement may be amended, modified and supplemented only by written agreement of the Company and the Stockholder; provided, however, that any amendment or modification of Section 3 (with respect to the number of Capstay designees on the Board only) or Section 4 hereof shall also require the consent of Capstay, so long as Capstay and its controlled affiliates own Voting Securities representing more than 2.5% of the Total Voting Power.

          13. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier or air courier guaranteeing overnight delivery:

                    (a)    If to the Company, to:

                                    Alliant Techsystems Inc.
                                    600 Second Street NE
                                    Hopkins, Minnesota 55343-8384
                                    Telecopier:  (612) 931-5920
                                    Attention:  Daryl L. Zimmer, Esq.

                           with a copy to:

                                    Schulte Roth & Zabel
                                    900 Third Avenue
                                    New York, New York  10022
                                    Telecopier:  (212) 593-5955
                                    Attention:  Marc Weingarten, Esq.

or to such other person or address as the Company shall furnish to the Stockholder and Capstay in writing;

              (b)    If to the Stockholder, to:

                              Hercules Incorporated
                              Hercules Plaza, Room 8410 NE
                              Wilmington, Delaware 19894-0001
                              Telecopier:  (302) 594-7252
                              Attention:  Michael B. Keehan, Esq.
                                          Vice President and General Counsel

                     with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              One Rodney Square
                              Box 636
                              Wilmington, Delaware  19899
                              Telecopier:  (302) 651-3001
                              Attention:    Robert B. Pincus, Esq.

or to such other person or address as the Stockholder shall furnish to the Company and Capstay in writing.

              (c)    If to Capstay, to:

                              Capstay Partners, L.P.
                              450 Park Avenue
                              Suite 1902
                              New York, New York 10022
                              Telecopier: (212) 319-4419
                              Attention:  Joel M. Greenblatt

or to such other person or address as Capstay shall furnish to the Company and the Stockholder in writing.

          All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if sent by registered first-class mail; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          14. Severability. In the event that any provision(s) of this Agreement shall be held illegal, invalid or unenforceable under applicable law, then such illegality, invalidity or unenforceability shall not affect any other provisions(s) hereof and this Agreement shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of this Agreement; provided, however, (i) if the deletion of any provision of this Agreement frustrates a material purpose or right of the Company or the Stockholder, then such Company or Stockholder may terminate this Agreement forthwith and without further liability or obligation and (ii) absent such frustration and to the extent legally possible, the Company and the Stockholder shall seek in good faith alternate provisions or arrangements to achieve the same purposes as such provision.

          15. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors (including any successor by merger, reorganization, consolidation or other business combination) and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

          16. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

          17. Jurisdiction and Venue. The Company, the Stockholder and Capstay hereby agree that any suit, claim, action or proceeding relating to or arising under this Agreement shall be brought exclusively in a state court of Delaware (a "Delaware Court"). Each of the Company, the Stockholder and Capstay hereby consents to personal jurisdiction in any such action brought in any such Delaware Court, consents to service of process upon it and waives any objection it may have to venue in any such Delaware Court or to any claim that any such Delaware Court is an inconvenient forum. The Company, the Stockholder and Capstay hereby waive trial by jury in any suit, claim, action or proceeding in any court relating to or arising under this Agreement. The Company, the Stockholder and Capstay confirm that the foregoing waiver is informed and freely made.

          18. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          19. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          20. Entire Agreement. This Agreement and the Transaction Agreement set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. Capitalized terms used in this Agreement which are not defined herein have the respective meanings set forth in the Transaction Agreement.

          21. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto (including Capstay Partners, L.P.) and their successors or assigns, any rights or remedies under or by reason of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.




ALLIANT TECHSYSTEMS INC.            HERCULES INCORPORATED

By                                  By
   -----------------------------      -----------------------------

- --------------------------------      -----------------------------
Name and Title                        Name and Title


Agreed for purposes of Section 4 hereof only:

CAPSTAY PARTNERS, L.P.

By
  ------------------------------

- --------------------------------
Name and Title

                                  EXHIBIT M

                                 TAX AGREEMENT


         THIS TAX AGREEMENT (this "Agreement") dated as of __________, 19 ____ between HERCULES INCORPORATED and ALLIANT TECHSYSTEMS INC. is entered in connection with the Purchase and Sale Agreement, dated an even date herewith, between such Parties (the "Purchase and Sale Agreement"). This Tax Agreement is part of the Definitive Agreements referred to in the Purchase and Sale Agreement. Except as otherwise provided in this Agreement, terms used in this Agreement and defined in the Purchase and Sale Agreement shall have the meanings ascribed to such terms in the Purchase and Sale Agreement.

I.       DEFINITIONS

         A.      "Code"  means the Internal Revenue Code of 1986, as amended.

         B. "Income Taxes" means all federal, state, local and foreign income or franchise Taxes including interest, penalties and additions to Tax relating thereto.

         C. "Taxes" shall mean Taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise Taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, windfall profits, transfer and gains Taxes or governmental Taxes imposed or payable to any Authority, and in each instance such term shall include any interest, penalties or additions to Taxes.

         D. "Tax Returns" means all Tax returns, statements, reports, estimates, declarations and forms.

II.      REPRESENTATIONS AND WARRANTIES

         Hercules represents and warrants that, except as set forth on Schedule T-1:

         A. All Tax Returns required to be filed by Hercules (with respect to the HAC Business) and the Subsidiaries on or before the Closing Date have been or will be filed when due in accordance with applicable laws.

         B. All such Tax Returns were or will be correct and complete in all material respects and all Taxes required to be reported on such Returns have been or will be paid in a timely fashion.

         C. With respect to the HAC Business, there are no claims by any Authority in jurisdictions where Tax Returns are not filed that such Business may be subject to taxation by that jurisdiction.

         D. With respect to the HAC Business, Hercules and the Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid and owing to any employee, creditor, independent contractor or third party.

         E. There is no individual dispute or Claim (RAR or state equivalent) in excess of $150,000 concerning any Tax liability relating to the HAC Business either (1) claimed or raised by any Authority in writing or (2) as to which any of the directors and officers (and employees responsible for Tax matters) of Hercules and the Subsidiaries has knowledge.

         F. Schedule T-1 lists all federal, state, local, and foreign Tax Returns filed or to be filed with respect to the Subsidiaries, those returns that are the subject of an audit and those years which are closed to audit.

         G. With respect to the HAC Business, neither Hercules nor the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         H. There is no basis for any Tax deficiency or Claim against Hercules or the Subsidiaries which would result in any material Tax liability being imposed against the HAC Business (other than the Tax liability of the Subsidiaries as a member of the Hercules consolidated group for federal income Tax purposes).


III. CERTAIN TAX MATTERS

         A.      Transfer Taxes and Recording Expenses.

                 1. Hercules will pay all Taxes (including sales, use, transfer, value added, excise, stamp and similar Taxes) imposed by any taxing jurisdiction, recording or filing fees, notarial fees and other similar costs of closing with respect to the transfer of the HAC Business. At the Closing Date, Alliant will provide Hercules with such duly executed Resale Exemption Certificates as it shall have received with respect to those jurisdictions where the transfer of inventory would otherwise be taxable and Hercules has requested in writing that those certificates be obtained.

                 2. As of the Closing Date, any real and personal property Taxes in respect of the HAC Business shall be apportioned (on a pro rata basis based on the number of days in the relevant taxable period) between Alliant and Hercules. Hercules shall be responsible for all such Taxes relating (as determined under applicable state law) to pre-closing periods and Alliant shall be responsible for all such Taxes relating to post-closing periods. Any payments or reimbursements of such Taxes required to be made by Hercules to Alliant or by Alliant to Hercules pursuant to this provision (after giving effect to the amounts reflected in Purchased Assets and Assumed Liabilities) shall be paid by Hercules or Alliant within the later of five days of a request by the party who is entitled to payment or five days prior to the date on which Hercules or Alliant is required to pay or cause to be paid the related Tax liability.

         B.      Tax Returns

                 1. Hercules shall cause the Subsidiaries to join, for all taxable periods of the Subsidiaries ending on or before the Closing Date for which the Subsidiaries are eligible to do so, in Hercules' consolidated federal income Tax Return, and in any consolidated, combined or unitary state, local or foreign income and franchise Tax returns which include Hercules in accordance with Hercules' prior practice with respect to the Subsidiaries. Hercules shall cause to be prepared and filed all such consolidated, combined or unitary Tax Returns. Hercules shall treat (and shall cause the Subsidiaries to treat), to the extent permitted, the Closing Date as the last date of the Subsidiaries' taxable period in which the closing occurs. Hercules shall pay all Taxes to which such Tax Returns relate for all periods covered by such Tax Returns.

                 2. Hercules shall be responsible for all income and franchise Taxes for the period ending on the Closing Date and Alliant shall be responsible for such Taxes for the period after the Closing Date. Hercules shall cause to be timely prepared and filed all required state and local income and franchise Tax Returns and foreign income Tax Returns of the Subsidiaries for any period which ends on or before the Closing Date for which Tax Returns have not been filed as of the Closing Date. To the extent permitted by applicable state or local law, Hercules shall treat (and shall cause the Subsidiaries to treat) the Closing Date as the last day of the taxable period in which the closing occurs. All other Tax Returns shall be prepared and filed by Alliant in a timely manner.
                          Any amount owed by Hercules to Alliant pursuant to this paragraph (based on the principles of Section
                          C, as adjusted to reflect estimated Taxes paid by Hercules), shall be paid by Hercules within the later of five days of Alliant's request thereof or five days prior to the date on which Alliant is required to pay or cause to be paid the related Tax Liability, provided in the event of a dispute with respect to the amount to be paid by Hercules which has not been resolved 5 days prior to the date
                          Alliant is required to pay such Tax liability, Hercules shall immediately pay such liability and the dispute shall be resolved thereafter in accordance with this Agreement. To the extent that such disputed amount is ultimately resolved in Hercules' favor, it shall be refunded along with interest at Prime plus 2%. In the event Hercules' estimated payments exceed its Tax liability, such excess shall be paid to Hercules by Alliant within the later of five days of Hercules' request thereof or five days prior to the date on which Alliant is required to pay or cause to be paid the related Tax Liabilities and filed by Alliant in a timely manner.

         C.      Allocation of Certain Income-Based Taxes

                 For the purposes of this Agreement (and any state and local income Tax laws), if a taxable period begins before the Closing Date and ends after the Closing Date and the terms of this Agreement contemplate that the responsibilities of the parties be divided as of the Closing Date, then (1) the Closing Date shall be treated as the last day of a short taxable period, (2) the day following the Closing Date shall be treated as the first day of a short taxable period, and (3) the amount of Taxes attributable to each such period shall be based upon, where relevant, the actual operations of the relevant Subsidiary or Subsidiaries, through and including the Closing Date as shown on its or their permanent books and records, including workpapers.

         D.      Allocation of Purchase Price

                 The aggregate consideration prescribed by Article III, including the Assumed Liabilities will be allocated among the HAC Business and the non-competition covenant contained in Section 8.1 in accordance with Sections 338 and 1060 of the Code and the regulations promulgated thereunder. An allocation of the amounts specified in Sections 3.1 and 3.2 shall be set forth on a schedule which shall be prepared by Alliant and mutually agreed to by both Hercules and Alliant at least 30 days prior to the Closing Date. Such schedule will subsequently be adjusted pursuant to the Post Closing Adjustments prescribed in Section 3.3. The allocations set forth on such adjusted schedule shall be used by each party and their affiliates in preparing all relevant income and franchise Tax returns and forms (including the Section 338 Forms as defined below), subject to adjustment to reflect (a) Hercules' selling expenses as a reduction of sales proceeds, and (b) Alliant's acquisition expenses as an addition to purchase price.

         E.      Section 338 Elections and Forms

                 1. With respect to the sale and acquisition of the shares of the Subsidiaries, (a) Alliant shall properly make an election under Section 338(g) of the Code, and the regulations promulgated thereunder, and any applicable analogous provision of state or local law (the "Section 338(g) Elections") and (b) Hercules and Alliant shall jointly make an election under Section 338(h)(10) of the Code, and the regulations promulgated thereunder, and any applicable analogous provision of state or local law (the "Section 338(h)(10) Elections" and, collectively with the Section 338(g) Elections, the "Section 338 Elections"). Any Tax which is owed by Alliant or any of the Subsidiaries arising from the
                          Section 338 Elections shall be paid by Hercules to Alliant within the later of five days of Alliant's request thereof or five days prior to the date on which Alliant or any of the Subsidiaries is required to pay or cause to be paid such Tax liability.

                 2. Alliant shall be responsible for the preparation and timely filing of all returns (other than income and franchise Tax Returns the responsibility for the preparation and filing of which is governed by Section B), documents, statements and other forms required to be filed with any federal, state or local taxing authority in connection with the
                          Section 338 Elections (the "Section 338 Forms"). Hercules shall cooperate with Alliant to enable Alliant to prepare and file all Section 338 Forms and shall execute and deliver to Alliant such documents or forms as are required by the Code or the regulations promulgated thereunder (and any applicable analogous provision of state or local law) to properly complete the Section 338 Forms, provided that such material is completed and delivered by Alliant to Hercules for execution at least (30) days prior to the date Alliant wishes to file such material.

         F.      Indemnification

                 1. Tax Indemnification by Hercules. Except for Taxes described in Section F.2, Hercules shall be liable for, and agrees to indemnify and hold harmless the Alliant Indemnities against (a) any liability for Taxes assessed against the HAC Business for all taxable periods ending on or before the Closing Date;
                          (b) any liability for Taxes assessed against the HAC Business for all taxable periods beginning on or before and ending after the Closing Date to the extent such Taxes are attributable to taxable periods deemed to end on the Closing Date pursuant to Section C.; (c) any liability assessed against any Subsidiary with respect to any period ending on or before the last day of the taxable year of Hercules' consolidated group in which the Closing occurs by reason of any Subsidiary being severally liable for Income Taxes of Hercules or any of its Affiliates pursuant to Treasury Regulation Section 1.1502-6 or any analogous state or local provision;
                          (d) any liability for Taxes arising from the Section 338 Elections; and (e) additional Taxes resulting from Hercules failure to make the election referred to in Section K below if requested by Alliant.

                 2. Tax Indemnification by Alliant. Alliant shall be liable for, and agree to indemnify and hold harmless the Hercules Indemnities against (a) any liability for Taxes assessed any Subsidiary for all taxable periods beginning and ending after the Closing Date;
                          (b) any liability for Taxes assessed any Subsidiary for all taxable periods beginning on or before and ending after the Closing Date to the extent such Taxes are attributable to taxable periods deemed to begin after the Closing Date pursuant to Section C.;
                          (c) any liability for Taxes assessed any Subsidiary attributable to the acts or omissions of Alliant or the Subsidiaries not in the ordinary course of business (including, without limitation, any transfer or disposition of stock or assets, merger, combination, liquidation, winding up, recapitalization, reorganization, restructuring, dividend, distribution, assumption of liability, Tax election, sale or option contract, or similar act) after the Closing on the Closing Date; (d) any Tax liability assessed for all taxable periods beginning on or before the Closing Date to the extent such Taxes were considered Assumed Liabilities under
                          Section 3.1 of the Agreement.

         G.      Refunds

                 Any refunds of Income Tax received by Alliant or any Subsidiary attributable to Income Taxes paid by Hercules or its Affiliates (including the Subsidiaries) for any period ending on or before the Closing Date shall be for the benefit of Hercules. Alliant shall cause any such refund (net of any Tax liability resulting from such refund) to be paid to Hercules within five days of Alliant's or the Subsidiary's receipt thereof.

         H.      Termination of Tax Sharing Arrangements

                 Any Tax sharing agreement that may exist between the Subsidiaries and Hercules (and Affiliates of Hercules) shall terminate as to the Subsidiaries as of the Closing Date, and any obligation to make payments and any right to receive payments thereunder shall be canceled as of the Closing Date.


         I.      Tax Cooperation

                 Alliant and Hercules each agrees to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Subsidiaries, their properties and assets and their businesses generally, as is reasonably necessary for filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Alliant and Hercules shall cooperate with each other in the conduct of any other proceedings related to Taxes involving the Subsidiaries, their properties and assets and their businesses generally and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section H.

         J.      Audits

                 Each party hereto shall promptly notify the other in writing upon receipt of any notice of pending or threatened Tax audits or assessments which may affect the Tax liability of the Subsidiaries. Except to the extent such audit or assessment adversely affects the amount of Taxes to be paid by Alliant, in which case Alliant shall have the right to participate in an advisory capacity in any Tax audit or administrative or court proceeding in the manner it deems appropriate and Hercules shall notify Alliant before reaching a settlement with regard to such audit or assessment. Hercules shall have the sole right to represent the Subsidiaries' interest in any Tax audit or administrative or court proceedings relating to Income Taxes for which Hercules bears full indemnification liability pursuant to Section F.1.

         K.      Intangibles Election

                 Upon Alliant's request, Hercules shall make the election described in Section 197(f)(9)(B)(ii) of the Code in connection with the transaction described in this Agreement.

         IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized officer on its behalf as of the date first above written.

Attested:                                          HERCULES INCORPORATED

By:                                                By: /s/
   -----------------------------------                 -----------------------------------

Name and Title:                                    Name and Title:
                ----------------------                             ----------------------

Attested:                                          ALLIANT TECHSYSTEMS INC.

By:                                                By: /s/
    ----------------------------------                 ----------------------------------

Name and Title:                                    Name and Title:
                ----------------------                             ----------------------
